Dated 9 March 2023 (as amended and restated by the amendment and restatement agreement dated 10 May 2023)

AGREEMENT
relating to
US$69,000,000 LOAN NOTE FACILITY for BABYLON HOLDINGS LIMITED and BABYLON GROUP HOLDINGS LIMITED with
KROLL TRUSTEE SERVICES LIMITED as Trustee
and
KROLL TRUSTEE SERVICES LIMITED as Security Agent

KIRKLAND & ELLIS INTERNATIONAL LLP
30 St. Mary Axe
London EC3A 8AF
Tel: +44 (0)20 7469 2000
Fax: +44 (0)20 7469 2001
www.kirkland.com

TABLE OF CONTENTS
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Table of Contents (Cont.)
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THIS AGREEMENT is dated 9 March 2023 (as amended and restated by the amendment and restatement agreement dated 10 May 2023) and made:
BETWEEN:
(1)BABYLON HOLDINGS LIMITED, a public limited company incorporated and existing under the laws of Jersey registered at 13 Castle Street, St. Helier, JE1 1ES, Jersey under number 115471 (the “Issuer”);
(2)BABYLON GROUP HOLDINGS LIMITED, a limited liability company incorporated in the United Kingdom with company number 14707874 and with its registered office at 1 Knightsbridge Green, London, England, SW1X 7QA (“Issuer 2”);
(3)THE SUBSIDIARIES OF THE ISSUER listed in Schedule 1 (Original Parties) as original guarantors (in this capacity, together with the Issuer and Issuer 2 the “Original Guarantors”);
(4)KROLL TRUSTEE SERVICES LIMITED as trustee (in this capacity the “Trustee”); and
(5)KROLL TRUSTEE SERVICES LIMITED as security agent and trustee for the Secured Parties (as defined in the Intercreditor Agreement) (in this capacity the “Security Agent”).
IT IS AGREED as follows:
1INTERPRETATION
1.1Definitions
In this Agreement:
“Acceptable Bank” means;
(a)a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or Fitch or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or
(b)any other bank or financial institution approved by the Majority Bridge Noteholders.
“Acceptable Funding Sources” means the proceeds of:
(c)an issue of equity in the Issuer; or
(d)any Permitted Subordinated Debt.
“Accession Agreement” means a document, substantially in the form of Schedule 5 (Form of Accession Agreement) with such amendments as the Trustee and the Issuer may agree.
“Accounting Principles” means:
(e)in relation to the consolidated financial statements of the Group or the Issuer, US GAAP; and
(f)in relation to any other member of the Group, the generally accepted accounting principles, practices, policies and procedures in its jurisdiction of incorporation.
“Additional Guarantor” means a member of the Group which becomes a Guarantor after the date of this Agreement.

“Additional Bridge Notes” means any additional loan notes of the Issuer or Issuer 2 (other than the Original Bridge Notes and the New Bridge Notes) issued after the Amendment Date in accordance with Clause 2.7 (Additional Bridge Notes) or the principal amount issued and outstanding for the time being of such loan notes.
“Administrative Party” means the Security Agent or the Trustee.
“Affiliate” means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.
“Amendment and Restatement Agreement” means the amendment and restated agreement dated 10 May 2023 between, among others, the Issuer, Issuer 2, the Trustee and the Security Agent.
“Amendment Date” means the “Effective Date” as defined in the Amendment and Restatement Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Issuer or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and laws or regulations related to money laundering or terrorist financing, including the anti-money laundering statutes and the rules and regulations thereunder and any related or similar laws, rules, regulations or guidelines in any jurisdiction to which the Issuer or Subsidiary is subject or in which the proceeds of the Notes will be used.
“Bidder” means any person or persons who is or are not Related Parties to any member of the Group participating as potential or actual bidders or purchasers in relation to the M&A Process.
“Board Observer Agreement” means the board observer agreement between the Issuer and the Majority Bridge Noteholders.
“Break Costs” means the amount (if any) which a Bridge Noteholder is entitled to receive under Clause 20.4 (Break Costs).
“Bridge Finance Document” means:
(g)this Agreement (including the Notes);
(h)the Amendment and Restatement Agreement;
(i)the Subscription Agreement;
(j)the Second Subscription Agreement;
(k)any Transaction Security Document;
(l)the Intercreditor Agreement;
(m)a Fee Letter;
(n)the Board Observer Agreement;
(o)an Accession Agreement;
(p)a Subscription Request;
(q)a Certificate; or

(r)any other document designated as such by the Trustee and the Issuer.
“Bridge Noteholder” means an Original Bridge Noteholder, a New Bridge Noteholder or any bank, financial institution, trust, fund or other entity which has become a party as a Bridge Noteholder in accordance with the terms of this Agreement.
“Bridge Noteholder Advisor” means any legal, financial or other advisor appointed by the Bridge Noteholders from time to time.
“Bridge Noteholder-selected Independent Director” means any independent non-executive director nominated by the Majority Bridge Noteholders (in consultation with the Issuer) and appointed by the board of the Issuer.
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in Dublin, London, New York or Jersey.
“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible or exchangeable into such equity.
“Cash” means, at any time, cash in hand or on deposit with any Acceptable Bank.
“Cash Equivalents” means, at any time:
(s)certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(t)any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;
(u)commercial paper not convertible or exchangeable to any other security:
(i)for which a recognised trading market exists;
(ii)issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;
(iii)which matures within one year after the relevant date of calculation; and
(iv)which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(v)sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);
(w)any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch. or P-1 or higher by Moody’s, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 45 days’ notice; or
(x)any other debt security approved by the Majority Bridge Noteholders,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.
“Cashflow Forecast” means a consolidated cashflow forecast for the Group up to 30 June 2023, which includes details of both available Cash and Cash treated by the Group as restricted or trapped as well as details of actual available Cash as at the Friday immediately before the date of the Cashflow Forecast, in the same form as the cash flow forecast provided to the Bridge Noteholders as a condition precedent to the Amendment Date or in a form otherwise agreed between the Issuer and the Bridge Noteholders and provided by the Issuer as a condition precedent to the Amendment Date.
“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
“Code” means the US Internal Revenue Code of 1986.
“Compliance Certificate” means a certificate substantially in the form of Schedule 4 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenant.
“Consent Letter” means the consent letter (in the form acceptable to the Security Agent) executed by the Issuer consenting to the Jersey Registrations.
“Current Participating Member State” means a Participating Member State that has the euro as its lawful currency.
“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:
(y)purchases by way of assignment or transfer;
(z)enters into any sub-participation in respect of; or
(aa)enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Notes.
“Default” means:
(ab)an Event of Default; or
(ac)an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under Clause 15 (Default) or any combination of them) an Event of Default.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
“Disruption Event” means:
(ad)a material disruption to the payment or communications systems or to the financial markets which are required to operate in order for payments to be made (or other transactions to be carried out) in connection with the transactions contemplated by the Bridge Finance Documents, which is not caused by, and is beyond the control of, any of the Parties; or
(ae)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing it, or any other Party from:

(i)performing its payment obligations under the Bridge Finance Documents; or
(ii)communicating with other Parties under the Bridge Finance Documents in accordance with the terms of the Bridge Finance Documents,
(af)and which (in either case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Dormant Subsidiary” means a member of the Group which does not trade (for itself or as agent for any person).
“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by the Trustee or another method or system specified by the Trustee as available for use in connection with the services the Trustee provides hereunder.
“Event of Default” means an event or circumstance specified as such in Clause 15 (Default).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Security Jurisdiction” means any of Brazil, India, Malaysia or Rwanda.
“Existing Notes” means the notes issued by the Issuer pursuant to a notes subscription agreement between the Issuer and the entities listed therein as note subscribers and the deed poll dated 4 November 2021, as amended and supplemented by a supplemental deed poll dated 31 March 2022, each as amended or as amended and restated from time to time.
“Existing Notes Documents” has the meaning given to the term “Transaction Documents” in the Existing Notes Amendment Documents or any equivalent term under or pursuant to any further amendment and/or restatement of the Existing Notes.
“Existing Notes Amendment Documents” means the amendment documentation entered into for the purposes of amending the Existing Notes on or about the Original Issue Date and the Amendment Date.
“FATCA” means:
(ag)sections 1471 to 1474 of the Code or any associated regulations or other official guidance;
(ah)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(ai)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
“FATCA Application Date” means:
(aj)in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(ak)in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding requirement by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Bridge Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” means:
(al)the letter entered on or about the date of this Agreement between one or more Finance Parties and the Issuer setting out the amount of certain fees (including for the avoidance of doubt, any OID Fees and/or Deferred Upfront Fee) referred to in this Agreement in respect of the Original Bridge Notes;
(am)the letter entered on or about the date of the Amendment Date between one or more Finance Parties and Issuer 2 setting out the amount of certain fees (including for the avoidance of doubt, any OID Fees and/or Deferred Upfront Fee) referred to in this Agreement in respect of the New Bridge Notes; and
(an)any other letter designated as such by the Trustee and the Issuer.
“Final Maturity Date” means the date which must be a Business Day which is specified by the Trustee (acting on the instructions of the Majority Bridge Noteholders) in a Payment Demand Notice.
“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease (but excluding any real estate lease or operating lease).
“Finance Party” means an Administrative Party or a Bridge Noteholder.
“Financial Indebtedness” means any indebtedness for or in respect of:
(ao)moneys borrowed and debit balances at banks or other financial institutions;
(ap)any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);
(aq)any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;
(ar)the amount of any liability in respect of any Finance Lease;
(as)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis, where they meet any requirements for de-recognition under the Accounting Principles or where recourse is limited to customary warranties and indemnities);
(at)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;
(au)any Treasury Transaction and, when calculating the value of any Treasury Transaction, the marked to market net obligations of such person under such Treasury Transaction (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such person at such time) shall be taken into account;
(av)any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the date falling 6 months after the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;
(aw)any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question and (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;
(ax)any amount raised under any other transaction having the commercial effect of a borrowing; and
(ay)(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.
The amount of Financial Indebtedness of any person at any time in the case of a revolving credit or similar facility shall be the total amounts of cash funds borrowed and then outstanding. In relation to any Financial Indebtedness in respect of bank accounts subject to netting, cash pooling, net balance, balance transfer or similar arrangements, only the net balance shall be used. The amount of Financial Indebtedness of any person at any date shall be determined as set forth above or as otherwise provided in this Agreement, and (other than with respect to letters of credit or guarantees or Financial Indebtedness specified in paragraph (f) above) shall equal the amount thereof that would appear on a balance sheet of such person (excluding any notes thereto) prepared on the basis of the Accounting Principles.
“Financial Quarter” means each period of three months ending on a Quarter Date.
“Financier” means any person or persons who is or are not Related Parties to any member of the Group participating as potential or actual financiers to or investors in the Group in relation to the Recapitalisation Process.
“Fitch” means Fitch Ratings Limited or any successor to its rating business.
“Framework Agreement” means framework implementation agreement dated on or about the date of the Amendment Date between, among others, the Issuer as the Company, the Obligors as the Obligors and the Bridge Noteholders as the Noteholders.
“Fraudulent Transfer Law” means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law, and terms used in Clause 10.11(c) (U.S. Guarantors Guarantee Limitations) are to be construed in accordance with the Fraudulent Transfer Laws.
“Group” means the Issuer and its Subsidiaries provided that, for the avoidance of doubt, no P.C. shall be treated as a member of, or form part of, the Group for any purpose.
“Guarantor” means an Original Guarantor or an Additional Guarantor.
“Guarantor Coverage Test” has the meaning given to such term in Clause 13.5 (Guarantor coverage).
“Health Innovators Permitted Acquisition” means the acquisition by one or more members of the Group of the remaining shares or other equity interests in Health Innovators (dba DayToDay) India for an aggregate purchase price (including any deferred consideration or earn out arrangement) not exceeding $1,000,000.

“Higi Business Disposal” means the disposal of the shares in Higi SH Holdings Inc. or any of its subsidiaries or all or part of the business of Higi SH Holdings Inc. and its subsidiaries to one or more bona fide third parties who is or are not Related Parties to any member of the Group.
“Holding Company” means a holding company within the meaning of section 1159 of the Companies Act 2006.
“IFRS” means international financial reporting standards promulgated by the International Accounting Standards Board or any successor board or agency) and as adopted by the European Union as in effect from time to time unless the Issuer or the Majority Bridge Noteholders have made an irrevocable determination that “IFRS” shall mean IFRS as in effect on a date that is on or prior to the date of such election.
“Intellectual Property Rights” means:
(az)any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may on or after the date of this Agreement subsist), whether registered or unregistered; and
(ba)the benefit of all applications and rights to use such assets of the Issuer (which may on or after the date of this Agreement subsist), in each case whether registered or not, and includes any related application.
“Intercreditor Agreement” means the intercreditor agreement entered into on or about the Original Issue Date between, among others, the Bridge Noteholders, the Security Agent, the Trustee, the Issuer and the Obligors.
“Interest Period” means:
(bb)the period from (and including) the Original Issue Date to (but excluding) the date falling one (1) month after the Original Issue Date; and
(bc)each subsequent one (1) month period commencing on the day after the last day of the preceding Interest Period.
“Interpolated Term SOFR” means, in relation to the applicable Term SOFR for any USD Term Rate Note, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(bd)either:
(i)the most recent applicable Term SOFR for the longest period (for which Term SOFR is available) which is less than the Interest Period of that USD Term Rate Note; or
(ii)if no such Term SOFR is available for a period which is less than the Interest Period of that USD Term Rate Note, the most recently available SOFR for a day which is not less than two (2) US Government Securities Business Days before the Quotation Day; and
(be)the most recent applicable Term SOFR for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that USD Term Rate Note, each as of 1:00 p.m. on the date on which Term SOFR is fixed for that USD Term Rate Note.
“IPA Business Disposal” means the disposal of the Group’s Independent Physician Association business in California.

“Jersey Obligor” means any Obligor incorporated or established in Jersey.
“Jersey Security Agreement” means the Jersey law security interest agreement dated 15 March 2023, granted by the Issuer in favour of the Security Agent over the Issuer's Jersey situs intangible movable property in a form and substance satisfactory to the Security Agent.
“Jersey Security Register” means the security interests register maintained under Part 8 of the SIJL.
“Jersey Supplemental Security Agreement” means the Jersey law security interest agreement to be entered into by the Issuer in favour of the Security Agent over the Issuer’s Jersey situs intangible movable property in a form and substance satisfactory to the Security Agent.
“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity not being a member of the Group.
“LMA” means the Loan Market Association.
“M&A Process” means a sales process by one or more members of the Group relating to the sale of (i) the Group, (ii) a strategic minority shareholding in any member of the Group and/or (iii) any material asset of the Group or shares in any member of the Group.
“Majority Bridge Noteholders” means, at any time, a Bridge Noteholder or Bridge Noteholders, the face value of whose Notes aggregate at least 50 per cent. of the total face value of Notes in issue at such time.
“Margin” means 12 per cent. per annum.
“Material Adverse Effect” means a material adverse effect on:
(bf)the business, operations, property or financial condition of the Issuer and its Subsidiaries taken as a whole;
(bg)the ability of the Issuer to comply with its obligations under Clause 13 (Financial Covenants);
(bh)the ability of the Obligors taken as a whole to perform their payment obligations under any Bridge Finance Document; or
(bi)subject to the Reservations, the validity or enforceability of, or the effectiveness or ranking of any Transaction Security granted or purporting to be granted pursuant to any of, the Transaction Security Documents or the rights or remedies of any Secured Party under any of the Bridge Finance Documents.
“Material Company” means each Obligor, each member of the Group which is the direct Holding Company of an Obligor and any Subsidiary of the Issuer which has:
(bj)gross assets or net assets; or
(bk)revenue,
(in each case calculated on an unconsolidated basis and excluding all intra-Group items) which exceed five (5) per cent. of the value of the gross assets or net assets or revenue (respectively) of the Group and for these purposes, any calculation shall be effected:
(i)on the date each Compliance Certificate is required to be delivered to the Trustee pursuant to Clause 12.3 (Compliance Certificate); and

(ii)within 45 days of the acquisition or incorporation of a Material Company.
“Monthly Accounting Period” means for each month, the relevant weekly period within the quarterly accounting period used by the Group, consisting of two consecutive four week periods followed by a five week period.
“Moody’s” means Moody’s Investors Service Limited or any successor to its rating business.
“Net Financing Proceeds” has the meaning given to that term in Clause 4.3 (Mandatory redemption - equity or capital market issue or debt financing).
“New Articles” means the memorandum and articles of association of the Issuer in the form annexed to the proxy statement for special meeting of stockholders of Alkuri Global Acquisition Corp. dated 21 October 2021.
“New Bridge Noteholder” means a Bridge Noteholder listed in Part 3 (The New Bridge Noteholders as at the Amendment Date) of Schedule 1 (Original Parties).
“New Bridge Notes” means the Tranche 4 Notes, the Tranche 5 Notes and the Tranche 6 Notes.
“New Noteholder” has the meaning given to that term in Clause 24.2 (Assignments and transfers by Bridge Noteholders).
“New HoldCo” means Babylon Group Holdings Limited, a limited liability company incorporated in England and Wales with registered number 14707874 and with its registered office at 1 Knightsbridge Green, London, SW1X 7QA, United Kingdom.
“New HoldCo Subsidiary” means New HoldCo and any wholly-owned Subsidiary of New HoldCo.
“Notes” means the Original Bridge Notes, the New Bridge Notes and the Additional Bridge Notes.
“Obligor” means the Issuer, Issuer 2 or a Guarantor.
“OID Fees” means the original issue discount to be applied to:
(a)the Original Bridge Notes in accordance with the terms of the Fee Letter entered into by the Issuer and the Original Bridge Noteholders on or about the date of this Agreement; and
(b)the New Bridge Notes in accordance with the terms of the Fee Letter entered into by Issuer 2 and the New Bridge Noteholders on or about the date of the Amendment Date.
“Original Financial Statements” means:
(c)the audited consolidated annual financial statements of the Issuer for its financial year ending 31 December, 2021; and
(d)the interim half yearly unaudited financial statements of the Group for the month ending 30 June 2022.
“Original Issue Date” means the date on which the Tranche 1 Notes are issued.
“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated or established as at the date of this Agreement or, in the case of an Additional Guarantor, as at the date on which that Additional Guarantor becomes Party as a Guarantor (as the case may be).

“Original Bridge Noteholder” means an Bridge Noteholder listed in Part 2 (The Original Bridge Noteholders as at the Amendment Date) of Schedule 1 (Original Parties).
“Original Bridge Notes” means the Tranche 1 Notes, the Tranche 2 Notes and the Tranche 3 Notes.
“Original Obligor” means the Issuer, Issuer 2 or an Original Guarantor.
“Participating Member State” means a member state of the European Union that has the euro as its lawful currency under the legislation of the European Union for Economic and Monetary Union.
“Party” means a party to this Agreement.
“Payment Demand Notice” means a notice of demand from the Trustee (acting on the instructions of the Majority Bridge Noteholders) specifying a Final Maturity Date for redemption in full by the Issuer and/or Issuer 2 of the Notes.
“P.C.” means any “professional corporation” or “P.C.” under the laws of any member state of the United States of America, to which any member of the Group provides management, operational and/or administrative services or in which the Group has an economic interest.
“Permitted Acquisition” means:
(e)the Health Innovators Permitted Acquisition or with the prior consent of the the Majority Bridge Noteholders, any acquisition of any shares or securities owned by minority shareholders in members of the Group;
(f)an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or a Permitted Transaction;
(g)with the prior consent of the the Majority Bridge Noteholders, the incorporation of a company or the acquisition of the issued share capital of a limited liability company, including by way of formation, which has not traded prior to the date of the acquisition and has no material liabilities or obligations or assets prior to the date of the acquisition;
(h)[reserved];
(i)the acquisition by a member of the Group of securities which are Cash Equivalent Investments;
(j)an acquisition in respect of which the Majority Bridge Noteholders have given their consent;
(k)an acquisition of shares of a member of the Group by its immediate Holding Company;
(l)[reserved]; and
(m)[reserved].
“Permitted Disposal” means any of the following:
(n)any sale, lease, licence, transfer or other disposal of shares by a member of the Group pursuant to any management incentive scheme existing as at the Original Issue Date in an amount not exceeding $50,000 to any director, officer, manager or employee of any member of the Group at or below par or at or below market value;

(o)with the prior consent of the the Majority Bridge Noteholders, the IPA Business Disposal;
(p)the Higi Business Disposal;
(q)with the prior consent of the Majority Bridge Noteholders, any disposal that is required to satisfy the M&A Process; or
(r)any other disposal in respect of which the Majority Bridge Noteholders have given their consent.
“Permitted Financial Indebtedness” means Financial Indebtedness:
(s)arising under the Original Bridge Notes or the New Bridge Notes;
(t)arising under the Existing Notes;
(u)any financial indebtedness owing by any member of the Group to any other member of the Group;
(v)[reserved];
(w)arising under a Permitted Loan or a Permitted Guarantee;
(x)arising under a Permitted Transaction (having regard to the limitations under paragraph (a) of the definition of Permitted Transaction);
(y)[reserved];
(z)[reserved];
(aa)arising under a Permitted Hedging Transaction;
(ab)arising under any cash pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements;
(ac)arising as a result of daylight exposures of any member of the Group in respect of banking arrangements entered into in the ordinary course of its treasury activities;
(ad)permitted by the Majority Bridge Noteholders; or
(ae)not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed US$500,000 (or its equivalent in other currencies) at any time.
“Permitted Guarantee” means:
(af)any guarantee arising under or in respect of the Existing Notes;
(ag)the endorsement of negotiable instruments in the ordinary course of trade;
(ah)any guarantee or indemnity issued in respect of any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;
(ai)[reserved];
(aj)any guarantee or indemnity of Permitted Financial Indebtedness;

(ak)any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of “Permitted Security”;
(al)any guarantee by a member of the Group of the obligations of another member of the Group;
(am)any guarantees issued or to be issued in the ordinary course of business to a landlord (or to a bank on account of lease obligations);
(an)guarantees which are in favour of institutions (financial institutions or insurers, or equivalent) which have guaranteed (or otherwise issued a letter of credit, bond, indemnity, documentary or like credit in support of) obligations of a member of the Group pursuant to transactions which that member of the Group has entered into in the ordinary course of business;
(ao)any customary indemnity to a vendor in relation to a Permitted Acquisition or a purchaser in relation to a Permitted Disposal;
(ap)any guarantee in relation to a Permitted Hedging Transaction;
(aq)guarantees of Permitted Transactions;
(ar)[reserved];
(as)guarantees made in substitution for an extension of credit permitted under the definition of Permitted Loan to the extent that the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of Permitted Loan to the person whose obligations are being guaranteed;
(at)any guarantee given or arising under legislation relating to Tax or corporate law under which any member of the Group assumes general liability for the obligations of another member of the Group incorporated or Tax resident in the same country (including any guarantee, liability or indemnity provided under or for the purpose of any fiscal unity for corporate income tax and VAT of members of the Group);
(au)any guarantee or counter-indemnity granted in favour of a financial institution which has guaranteed Tax liabilities owed to any relevant tax authority or rent obligations of a member of the Group in the ordinary course of business, where such Tax liabilities or rent obligations were incurred as part of the ordinary course operational requirements of the Group;
(av)customary indemnities given to professional advisors and consultants in the ordinary course of the business of the Group;
(aw)customary guarantees and indemnities in favour of directors and officers in their capacity as such;
(ax)any customary indemnity given under any commitment letter, mandate letter or similar document entered into for the purposes of refinancing any Permitted Financial Indebtedness;
(ay)guarantees and indemnities entered into by a member of the Group in the ordinary course of its banking arrangements to facilitate the operation of bank accounts of members of the Group; or
(az)any guarantee not permitted in the preceding paragraphs and the amount of which does not exceed US$500,000 (or its equivalent in other currencies) in aggregate at any time.

“Permitted Hedging Transaction” means:
(ba)any interest rate or currency swap entered into in respect of Permitted Financial Indebtedness or in connection with a Permitted Acquisition.
(bb)with the prior consent of the the Majority Bridge Noteholders, arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes; or
(bc)with the prior consent of the the Majority Bridge Noteholders, any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of the Issuer or a member of the Group and not for speculative purposes.
“Permitted Joint Venture” means:
(bd)[reserved]; or
(be)any investment in any Joint Venture in respect of which the Majority Bridge Noteholders have given their consent.
“Permitted Loan” means:
(bf)any loan made or trade credit extended by any member of the Group to its customers, franchisees and/or partners or, in relation to capital expenditure, under Finance Leases, advance payment (or other forms of financing), in each case, in the ordinary course of business;
(bg)a loan which constitutes Permitted Financial Indebtedness;
(bh)[reserved];
(bi)as at the Amendment Date, a loan made by a member of the Group to another member of the Group and, on and following the Amendment Date, a loan made by a member of the Group to:
(i)the Issuer or a subsidiary of the Issuer that is not a New HoldCo Subsidiary, where the member of the Group making the loan is the Issuer or a subsidiary of the Issuer that is not a New HoldCo Subsidiary;
(ii)another member of the Group which is a New HoldCo Subsidiary;
(iii)to the Issuer or a Subsidiary of the Issuer that is not a New HoldCo Subsidiary, for application towards outstanding operating expenses, administrative costs, taxes and/or listing expenses and professional fees and disbursements (including VAT thereon) incurred by the Issuer or any Subsidiary of the Issuer that is not a New HoldCo Subsidiary only provided that the aggregate amount outstanding under all such loans advanced following the Amendment Date (other than any loans for application towards the payment of professional fees and disbursements (including VAT thereon)) does not exceed US$500,000 (or its equivalent in other currencies) in aggregate in any calendar month (the “Monthly Operating Expenditure Basket”); or

(iv)the Issuer or Issuer 2 to pay any amounts due and payable under the terms of the Existing Notes, this Agreement or the Debt Documents (as defined in and subject to the terms of the Intercreditor Agreement);
(bj)a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed US$5,000,000 (or its equivalent in other currencies) at any time and provided that no new loans or extensions of credit may be made after the Amendment Date;
(bk)any loans or extensions of credit to the extent that the amount thereof would be a Permitted Guarantee if made by way of a guarantee and not by way of a loan;
(bl)a loan made by a member of the Group to an employee or director of any member of the Group in connection with any existing employee schemes (including “cycle to work”) if the outstanding amount of that loan when aggregated with the outstanding amount of all other such loans to employees and directors made by members of the Group does not exceed US$10,000 (or its equivalent in other currencies) in any calendar month and provided that no new employee scheme or any replacement scheme may be established or entered into by any member of the Group after the Amendment Date;
(bm)any loans or extensions of credit by a member of the Group and provided that no new loans or extensions of credit may be made after the Amendment Date;
(bn)advances of payroll payment to employees in the ordinary course of business;
(bo)any loan that is a Permitted Transaction;
(bp)any loan or extension of credit in respect of which the Majority Bridge Noteholders have given their consent;
(bq)any loan or extension of credit by any member of the Group to any P.C. provided that the Issuer notifies the Trustee of any proposed loan or extension of credit in an amount exceeding US$100,000, not less than two (2) Business Days prior to the advance of such loan or extension of credit; or
(br)any other loan so long as the aggregate amount of the Financial Indebtedness under all such loans does not exceed US$500,000 (or its equivalent in other currencies) in aggregate at any time.
“Permitted Security” means:
(bs)any lien arising by operation of law and in the ordinary course of business;
(bt)any cash-pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking or hedging arrangements for the purpose of netting debit and credit balances of members of the Group;
(bu)any retention of title, hire purchase or conditional sale arrangements or similar arrangements having the same effect and rights of set-off arising in the ordinary course of business;
(bv)any Security or Quasi-Security arising as a result of a Permitted Disposal;
(bw)any Security or Quasi-Security arising under any Finance Lease provided that the Financial Indebtedness secured is Permitted Financial Indebtedness;

(bx)any Security or Quasi-Security over any rental deposits given by any member of the Group in the ordinary course of business in relation to any property leased or licensed by any member of the Group;
(by)any Security or Quasi-Security created pursuant to any Permitted Transaction (other than any Treasury Transaction contemplated under paragraph (c) of the definition of Permitted Hedging Transaction);
(bz)any Security or Quasi-Security over goods and documents of titles to goods arising under documentary credit transactions entered into in the ordinary course of trading;
(ca)any Security or Quasi-Security entered into by any member of the Group in the ordinary course of its banking arrangements over bank accounts in favour of the account holding bank and granted as part of that financial institution’s standard terms and conditions;
(cb)any Security or Quasi-Security arising as a result of legal proceedings discharged within 30 days or otherwise contested in good faith (and not otherwise constituting an Event of Default);
(cc)any Security or Quasi-Security arising by operation of law in respect of Taxes which are not yet due or the liability in respect of which is being contested in good faith;
(cd)[reserved];
(ce)any Security over cash paid into an escrow or similar account in connection with a Permitted Disposal or Permitted Acquisition or any Security over cash granted in the ordinary course of business;
(cf)any Security or Quasi-Security which does not secure any outstanding actual or contingent obligations;
(cg)payments into court or any Security or Quasi-Security arising under any court order or injunction or security for costs arising in connection with any litigation or court proceedings being contested by any member of the Group in good faith;
(ch)any Security required by law or by a court to be granted in favour of creditors in relation to mergers of members of the Group in order to permit or facilitate the merger occurring, where such merger would constitute a Permitted Reorganisation or otherwise for the purposes of a capital reduction permitted under the Notes;
(ci)any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, including any Security or Quasi-Security under a credit support arrangement;
(cj)any cash collateral provided in respect of letters of credit or bank guarantees to the extent such letter or credit or bank guarantees are not prohibited under this Agreement provided that any deposit or transfer of cash collateral on or after the Amendment Date of an amount exceeding $250,000 shall require Majority Bridge Noteholder consent;
(ck)any right of set-off arising under contracts entered into by members of the Group in the ordinary course of their day-to-day trading;
(cl)any Security or Quasi-Security in respect of which the Majority Bridge Noteholders have given their consent; or

(cm)any other Security or Quasi-Security (other than over shares) securing indebtedness the principal amount of which does not exceed US$500,000 in aggregate at any time.
“Permitted Subordinated Debt” means any new subordinated indebtedness, provided that (unless otherwise agreed by the Majority Bridge Noteholders):
(cn)no Default is continuing at the time the Issuer signs a binding commitment to incur such indebtedness;
(co)such indebtedness does not have a maturity date which falls on or before the date falling six (6) months after the final maturity date of the Existing Notes;
(cp)the entities providing such indebtedness (or the relevant trustee or agent acting on their behalf) shall accede to the Intercreditor Agreement and any liabilities owed to such entities in respect of such indebtedness shall constitute Subordinated Liabilities (as defined in the Intercreditor Agreement); and
(cq)no payment is made by the Issuer or any other member of the Group in respect of such indebtedness:
(i)in respect of any cash interest or fees; or
(ii)any repayment or prepayment prior to the redemption and/or cancellation of the Original Bridge Notes, the New Bridge Notes and the Existing Notes in full.
“Permitted Transaction” means:
(a)any transaction (including any disposal, solvent liquidation or re-organisation, loan, borrowing, guarantee, indemnity, Security, Quasi-Security, share issue or repayment) expressly contemplated under the Notes;
(b)any transaction (other than the granting or the creation of Security, the making of loans, the granting of guarantees, the making of acquisitions, any sale, lease, licence, transfer or other disposal, the making of dividends or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;
(c)any transaction involving the licensing or the re-charging of Intellectual Property to or between members of the Group in the ordinary course of business;
(d)any surrender of group relief by a member of the Group to another member of the Group, or to any Holding Company of the Issuer in order to mitigate the tax liabilities of that Holding Company which could otherwise have been funded pursuant to paragraph (c) of the definition of Permitted Payment above;
(e)any payment by a member of the Group made pursuant to an employee share option scheme or unit trust or management incentive scheme as at the Original Issue Date and which the relevant member of the Group is (or may become, pursuant to the terms of such employee share option scheme or unit trust or management incentive scheme) legally committed to make (or has already made) under such employee share option scheme or unit trust or management incentive scheme as at the Original Issue Date;
(f)any transaction entered into by any member of the Group and any P.C. that is conducted in the ordinary course of business;

(g)the acquisition by New HoldCo of, and corresponding disposal by the Issuer of, the entire issued share capital of each of Babylon Healthcare Services Limited, Babylon Partners Limited and Babylon Inc. pursuant to the share purchase agreement to be entered into on or about the date of this Agreement between the Issuer as seller and New HoldCo as purchaser (the “New HoldCo Transfer”);
(h)with the prior consent of the the Majority Bridge Noteholders, any acquisition by New HoldCo of, and corresponding disposal by any member of the Group of, the share capital of any member of the Group that is not a New HoldCo Subsidiary; or
(i)any transaction permitted by the Majority Bridge Noteholders.
“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December or such other dates which correspond to the quarter end dates within the financial year in accordance with the accounting practices of the Group.
“Quasi-Security” has the meaning given to that term in paragraph (b) of Clause 14.5 (Negative pledge).
“Quotation Day” means, in respect of a USD Term Rate Note, in relation to any period for which an interest rate is to be determined two (2) US Government Securities Business Days (for which banks are open for general business in London) before the first day of that period.
“Recapitalisation Process” means a financing process by one or more members of the Group relating to the issuance of equity and/or Permitted Subordinated Debt by the Issuer.
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
“Register” has the meaning given to that term in paragraph (a) of Clause 22.6 (Maintenance of Register).
“Related Entity” in relation to an entity (the first entity), means an entity which is managed or advised by the same investment manager or investment adviser as the first entity (or its Affiliates) or, if it is managed by a different investment manager or investment adviser, an entity (or its Affiliates) whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first entity (or its Affiliates) or an investor or limited partner in any such entity (or their Affiliates).
“Related Party” means, with respect to any entity, such entity’s Affiliates, and such entity’s and such entity’s Affiliates’ respective current and former officers, directors, managers, committee members, principals, employees, agents, trustees and advisory board members.
“Relevant Interbank Market” means, in relation to US Dollars, the market for overnight cash borrowing collateralised by US Government securities.
“Relevant Jurisdiction” means, in relation to an Obligor:
(j)its Original Jurisdiction;
(k)any jurisdiction where any asset subject to or intended to be subject to the Transaction Security expressed to be created by it is situated;
(l)any jurisdiction where it conducts its business; and
(m)any jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Repeating Representations” means at any time the applicable representations and warranties which are then made or deemed to be repeated under Clause 11.22 (Times for making representations and warranties).
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Reservations” means:
(n)the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors;
(o)the time barring of claims under applicable limitation laws (including the Limitation Acts, the Statute of Limitations 1957 of Ireland and the Statute of Limitations (Amendment) Act 1991 of Ireland), the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of set-off or counterclaim;
(p)similar principles, rights and defences under the laws of the jurisdiction of incorporation of an Obligor;
(q)the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons;
(r)the possibility that any obligation to pay default interest may be held to be unenforceable on the grounds that it is a penalty;
(s)the possibility that an obligation under an indemnity may be void insofar as it relates to stamp duty payable in the U.K;
(t)the possibility that an English Court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and
(u)any other legal reservations or qualifications not mentioned above as they are set out in any legal opinion provided to the Trustee or any Noteholder pursuant to clause 5.1 and schedule 2 of the Subscription Agreement, or Clause 24.5 (Additional Guarantor) and Schedule 2 (Conditions Precedent) of this Agreement.
“Restricted Person” means a person that is (i) listed on, or owned or controlled by a person listed on any Sanctions List; (ii) located or incorporated within or operating from a country or territory subject to a general export, import, financial or investment embargo under Sanctions; or (iii) otherwise a target of Sanctions.
“Restricted Purpose” means:
(a)any new acquisition of shares or securities, businesses, material assets or undertakings (or, in each case, any interest in any of them) except for the Health Innovators Permitted Acquisition or for any material assets acquired in the ordinary course of business;

(b)any payments to any shareholder of the Issuer, including (but not limited to) any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind);
(c)any extension of credit to any person that is not a member of the Group (other than any extension of credit made in the ordinary course of business subject to such extension of credit being a Permitted Loan);
(d)any repayment or prepayment of (or other concession in respect thereof) any Financial Indebtedness incurred by any member of the Group under paragraph (m) of the definition of Permitted Financial Indebtedness;
(e)any payment: (x) to fund the purchase of any employee equity (together with the purchase or repayment of any related loans); (y) to make other compensation payments or settlement payments to departing or former management or (z) to make any payments in respect of any existing contractual disputes or contractual payments that were withheld as at the Amendment Date; or
(f)any payment by a New Holdco Subsidiary in respect of an obligation or liability the principal debtor, obligor or contractual counterparty in respect of which is the Issuer or a Subsidiary of the Issuer that is not a New Holdco Subsidiary except for any payment funded by a Permitted Loan or otherwise expressly permitted under the terms of this Agreement and, for the avoidance of doubt, at all times subject to Clause 14.30 (No upstream Cash, intercompany liabilities, guarantees and/or security).
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.
“Sale” means a disposal (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of the Group to persons who are not members of the Group.
“Sanctioned Country” means, at any time, any country or other territory that is the subject of comprehensive country-wide Sanctions, which at the date of this Agreement are Crimea (as defined and construed in the applicable Sanctions), Cuba, Iran, North Korea, South Sudan and Syria.
“Sanctioned Person” means, at any time, any individual or entity that is:
(a)listed on, owned 50% or more, or otherwise controlled (directly or indirectly) by a person listed on a Sanctions List;
(b)a government of a Sanctioned Country;
(c)an agency or entity directly or indirectly owned 50% or more or controlled by, a government of a Sanctioned Country; or
(d)located, incorporated, organised or ordinarily resident in a Sanctioned Country;
“Sanctions” means any trade, financial or economic sanctions or trade embargoes imposed, enacted, administered or enforced by the United States of America (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury), the United Nations Security Council, the United Kingdom, the European Union, Jersey, and/or the governments and official institutions or agencies of any of the aforementioned.
“Sanctions List” means any of the lists of specifically designated nationals or similarly sanctioned individuals or entities (or equivalent) issued by the authorities listed in the definition of “Sanctions”.

“Screen Rate” means, in relation to SOFR, the appropriate page of such information service which publishes that rate from time to time. If such page or service ceases to be available, the Trustee may specify another page or service displaying the relevant rate in accordance with Clause 22.7 (Replacement of Screen Rate).
“Second Subscription Agreement” means the subscription agreement dated on or about the Amendment Date entered into between, among others, Issuer 2 and the Bridge Noteholders in respect of the subscription of the New Bridge Notes.
“Secured Account” means:
(e)in respect of the Original Bridge Notes, the bank account denominated in US Dollars held in the name of Babylon Holdings Limited as notified by the Babylon Holdings Limited to the Trustee prior to the Original Issue Date and subject to the Transaction Security; and
(f)in respect of the New Bridge Notes, the bank account denominated in US Dollars held in the name of Babylon Partners Limited or Babylon Inc. as notified by Babylon Group Holdings Limited to the Trustee prior to the Tranche 4 Issue Date and subject to the Transaction Security.
“Secured Parties” has the meaning given to that term in the Intercreditor Agreement.
“Security Interest” means any mortgage, hypothec, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having substantially similar effect.
“Security Property” means:
(g)the Transaction Security expressed to be granted in favour of the Security Agent as agent and/or trustee for the Secured Parties pursuant to the Intercreditor Agreement and all proceeds of that Transaction Security;
(h)all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the obligations and liabilities secured by the Transaction Security Documents to the Security Agent as agent and/or trustee for the Secured Parties pursuant to the Intercreditor Agreement and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as agent and/or trustee for the Secured Parties pursuant to the Intercreditor Agreement; and
(i)any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Intercreditor Agreement to hold as agent and/or trustee for the Secured Parties.
“SIJL” means the Security Interests (Jersey) Law 2012.
“SOFR” means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
“Strategic Committee” means the strategic committee of the Issuer established as at the date of this Agreement pursuant to a governance protocol that has been delivered to the Bridge Noteholders prior to the date of this Agreement.
“Super Majority Bridge Noteholders” means, at any time, a Bridge Noteholder or Bridge Noteholders the face value of whose Notes aggregate at least 80 per cent. of the total face value of Notes in issue at such time.

“Subscription Agreement” means the subscription agreement dated on or about the date of this Agreement entered into between, among others, the Issuer and the Bridge Noteholders in respect of the subscription of the Original Bridge Notes.
“Subsidiary” means in the case of one company in respect of another company (its “Holding Company”) if that other company, directly or indirectly, through one or more subsidiaries:
(j)holds a majority of the voting rights in it;
(k)is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;
(l)is a member or shareholder of it and controls alone, or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or
(m)has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Tax Payment” has the meaning given to that term in Clause 6.1 (General).
“Term Reference Rate” means in relation to any USD Term Rate Note, the aggregate of:
(n)Term SOFR; and
(o)the applicable USD Credit Adjustment Spread in relation thereto.
“Term SOFR” means in relation to any Note denominated in USD:
(p)the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and if such page or service is replaced or ceases to be available, the Trustee may specify another page or service displaying the relevant rate in accordance with Clause 22.7 (Replacement of Screen Rate);
(q)(if the term SOFR reference rate is not available for the Interest Period of that Note) Interpolated Term SOFR (rounded to the same number of decimal places as Term SOFR) for that Note; or
(r)if:
(i)no term SOFR reference rate is available for the Interest Period of that Note; and
(ii)it is not possible to calculate Interpolated Term SOFR for that Note, the USD Central Bank Rate (or if the USD Central Bank Rate is not available at 1:00 p.m. on the Quotation Day, most recent USD Central Bank Rate for a day which is no more than five (5) US Government Securities Business Days before the relevant Quotation Day), as of, in the case of paragraphs (a) and (c) above 1:00 p.m. on the Quotation Day for USD and for a period equal in length to the Interest Period of that Note and, if the aggregate of any applicable USD Credit Adjustment Spread and any such rate applicable to:
(A)the Original Bridge Notes, the New Bridge Notes or the Additional Bridge Notes are below one (1.00) per cent. at any time when Term SOFR is fixed, Term SOFR for such Note will be deemed to be zero point five (0.50) per cent.; and
(B)the Additional Bridge Notes which are denominated in USD are below any percentage agreed with the relevant Additional Facility Bridge Noteholders in the Additional Facility Notice for those Additional Facility Commitments, Term SOFR will be deemed to be such percentage rate specified in such Additional Facility Notice.
“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.
“Tranche 1 Notes” means the floating rate notes due 2026 in an aggregate principal amount of $13,800,000 issued by the Issuer on the Original Issue Date.
“Tranche 2 Notes” means the floating rate notes due 2026 in an aggregate principal amount of $11,500,000 issued by the Issuer on the Tranche 2 Issue Date which shall be consolidated and form a single series with the Tranche 1 Notes and the Tranche 2 Notes on the last day of the first Interest Period in respect of the Tranche 2 Notes.
“Tranche 3 Notes” means the floating rate notes due 2026 in an aggregate principal amount of $9,200,000 issued by the Issuer on the Tranche 3 Issue Date which shall be consolidated and form a single series with the Tranche 1 Notes on the last day of the first Interest Period in respect of the Tranche 3 Notes.
“Tranche 4 Notes” means the floating rate notes due 2026 in an aggregate principal amount of $5,750,000 issued by Issuer 2 on the Tranche 4 Issue Date.
“Tranche 5 Notes” means the floating rate notes due 2026 in an aggregate principal amount of $11,500,000 issued by Issuer 2 on the Tranche 5 Issue Date which shall be consolidated and form a single series with the Tranche 4 Notes on the last day of the first Interest Period in respect of the Tranche 5 Notes.
“Tranche 6 Notes” means the floating rate notes due 2026 in an aggregate principal amount of $17,250,000 issued by Issuer 2 on the Tranche 6 Issue Date which shall be consolidated and form a single series with the Tranche 4 Notes and the Tranche 5 Notes on the last day of the first Interest Period in respect of the Tranche 6 Notes.
“Tranche 2 Issue Date” means the date on which the Tranche 2 Notes are issued in accordance with the Subscription Agreement.
“Tranche 3 Issue Date” means the date on which the Tranche 3 Notes are issued in accordance with the Subscription Agreement.
“Tranche 4 Issue Date” means the date on which the Tranche 4 Notes are issued in accordance with the Second Subscription Agreement.
“Tranche 5 Issue Date” means the date on which the Tranche 5 Notes are issued in accordance with the Second Subscription Agreement.
“Tranche 6 Issue Date” means the date on which the Tranche 6 Notes are issued in accordance with the Second Subscription Agreement.

“Transaction Documents” means the Bridge Finance Documents and the Existing Notes Amendment Documents.
“Transaction Security” means the Security Interest created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.
“Transaction Security Document” means any document entered into by any Obligor creating or expressed to create any Security over all or part of its assets in respect of the obligations of any of the Obligors under any of the Bridge Finance Documents.
“Treasury Transaction” means any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating.
“Trustee’s Spot Rate of Exchange” means:
(a)the Trustee’s spot rate of exchange; and
(b)(if the Trustee does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Trustee (acting reasonably), for the purchase of the relevant currency in the London foreign exchange market with US Dollars as of 11.00 a.m. on a particular day.
“U.K.” means the United Kingdom.
“Unpaid Sum” means any sum due and payable but unpaid by the Issuer under the Finance Documents.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.
“USD Central Bank Rate” means the percentage rate per annum which is the aggregate of:
(c)the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time or, if that target is not a single figure, the arithmetic mean of (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York, and (ii) the lower bound of that target range; and
(d)the applicable USD Central Bank Rate Adjustment.
“USD Central Bank Rate Adjustment” means, in relation to the USD Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the twenty (20) per cent. trimmed arithmetic mean (calculated by the Trustee) of the USD Central Bank Rate Spreads for the five (5) most immediately preceding US Government Securities Business Days for which Term SOFR is available.
“USD Central Bank Rate Spread” means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Trustee of (i) Term SOFR for that Business Day; and (ii) the USD Central Bank Rate prevailing at close of business on that US Government Securities Business Day.
“USD Credit Adjustment Spread” means, in relation to any USD Term Rate Loan zero point ten (0.10) per cent. per annum.
“US Dollars” means United States dollars.
“USD Term Rate Note” means a Note which is denominated in US Dollars.

“US Government Securities Business Day” means any day other than:
(e)a Saturday or a Sunday; and
(f)a day on which the Securities Industry and Financial Markets Association (or any successor organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.
“U.S. Guarantor” means any Guarantor that is incorporated or organized under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that has a place of business or property in the United States of America.
“VAT” means:
(g)any Tax charged in accordance with the Value Added Tax Act 1994, as may be amended or substituted from time to time;
(h)any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(i)any other Tax of a similar nature, whether imposed in substitution for, or levied in addition to, such Tax referred to in paragraph (a) or (b) above, or imposed elsewhere, including, without limitation, goods and services tax as provided for under the Goods and Services Tax (Jersey) Law 2007.
“Voting Stock” of a person means all classes of Capital Stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).
“Warrant Amendment Documentation” means the deed of amendment and restatement in the agreed form amending the terms of the Warrant Instrument to be entered into by the Issuer on or as soon as reasonably practicable following the date of this Agreement and prior to the Original Issue Date.
“Warrant Shares” means the shares in the Issuer to be issued to the Existing Noteholders pursuant to the exercise provisions of the Warrant Instrument, as amended by the Warrant Amendment Documentation.
1.2Construction
(a)In this Agreement, unless the contrary intention appears, a reference to:
(i)a document being in the “agreed form” is to a form of that document designated as such by or on behalf of the Trustee and the Issuer;
(ii)the “Trustee”, the “Security Agent”, any “Finance Party”, any “Secured Party”, any “Bridge Noteholder”, any “Obligor”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Bridge Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or co-trustee or co-agent in accordance with the Bridge Finance Documents;
(iii)an “amendment” includes a supplement, novation, extension (whether of maturity or otherwise) restatement, re-enactment or replacement (in each case, however fundamental and whether or not more onerous or involving any change in or addition to the parties to any agreement or document) and “amended” will be construed accordingly;
(iv)“assets” includes present and future properties, revenues and rights of every description;
(v)an “authorization” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;
(vi)“change of control” has the meaning given to that term in Clause 4.2 (Mandatory redemption - Exit).
(vii)“disposal” means a sale, transfer, assignment, grant, lease, license, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;
(viii)“guarantee” means (other than in Clause 10 (Guarantee and Indemnity) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;
(ix)“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(x)“know your customer requirements” means the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;
(xi)a “participation” of a Bridge Noteholder in the Notes means the principal amount of Notes held by it;
(xii)“person” includes any individual, firm, Issuer, corporation, association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity (whether or not having separate legal personality);
(xiii)a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any class of person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(xiv)a currency is a reference to the lawful currency for the time being of the relevant country;
(xv)a Default being “outstanding” or “continuing” means that it has not been remedied or waived;
(xvi)a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;
(xvii)a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xviii)a Bridge Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Bridge Finance Document or other document or security, including any change in the purpose of, any extension for or any other change to the Notes made available under any such agreement or instrument;
(xix)a time of day is a reference to London time; and
(xx)“the date of this Agreement” shall be to 9 March 2023.
(b)Unless the contrary intention appears, a reference to a “month” or “months” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:
(i)if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);
(ii)if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and
(iii)notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.
(c)Unless expressly provided to the contrary in a Bridge Finance Document, a person who is not a party to a Bridge Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) and, notwithstanding any term of any Bridge Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Bridge Finance Document. Any Receiver, Delegate or Trustee Affiliate may, subject to this paragraph and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.
(d)Unless the contrary intention appears:
(i)a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;
(ii)a word or expression used in any other Bridge Finance Document or in any notice given in connection with any Bridge Finance Document has the same meaning in that Bridge Finance Document or notice as in this Agreement; and
(iii)any obligation of an Obligor under the Bridge Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, or may be outstanding under the Bridge Finance Documents.
(e)The headings in this Agreement do not affect its interpretation.
(f)For the purposes of any decision to be taken by the Majority Bridge Noteholders or all of the Bridge Noteholders under or in connection with a Bridge Finance Document, a reference to “Bridge Noteholder” will exclude all members of the Group.

(g)Unless this Agreement expressly provides to the contrary, in any provision of this Agreement where any Party (other than the Security Agent) (the “Consulting Party”) is required to consult with another Party (the “Other Party”) before making any decision, the Consulting Party’s obligation to consult will be treated as being discharged and final and binding on the Other Party, and the Consulting Party will, unless otherwise stated in the relevant Bridge Finance Documents, have no liability to the Other Party or its Affiliates for any relevant decision or for any matter arising from that decision (if any) or consultation, if it follows the following procedure:
(i)the consultation period will start upon the Consulting Party’s notice (giving reasonable details of the relevant matter in writing to the Other Party) and will last for the period (the “Consultation Period”) required by the relevant provision or, if no period for consultation is specified, five Business Days or such other period as may be agreed between the Consulting Party and the Other Party;
(ii)during the Consultation Period the Other Party may submit comments and/or suggestions in writing to the Consulting Party relating to the relevant decision (if any) or issue for consideration by the Consulting Party; and
(iii)the Consulting Party will not take any decision (if the relevant provision requires a decision) prior to the expiry of the Consultation Period and in taking the decision will take account of any comments or suggestions submitted to it by the Other Party during the Consultation Period but will not be bound by them, and the terms consultation and consulted will be construed accordingly.
(h)Any reference within this Agreement or any other Bridge Finance Document to the Trustee providing approval or consent or making a request, or to an item or a person being acceptable to, satisfactory to, to the satisfaction of or approved by the Trustee, are to be construed, unless otherwise specified, as references to the Trustee taking such action or refraining from acting on the instructions of the Majority Bridge Noteholders, and reference in this Agreement or any other Bridge Finance Document to (i) the Trustee acting reasonably, (ii) a matter being in the reasonable opinion of the Trustee, (iii) the Trustee’s approval or consent not being unreasonably withheld or delayed or (iv) any document, report, confirmation or evidence being required to be reasonably satisfactory to the Trustee, are to be construed, unless otherwise specified in this Agreement or such other relevant Bridge Finance Document, as the Trustee acting on the instructions of the Majority Bridge Noteholders who are acting reasonably.
(i)Where the Trustee is obliged to consult under the terms of this Agreement, unless otherwise specified, the Majority Bridge Noteholders must instruct the Trustee to consult in accordance with the terms of this Agreement and the Trustee must carry out that consultation in accordance with the instructions it receives from the Majority Bridge Noteholders. The Trustee is not under any obligation to determine the reasonableness of such circumstances or whether in giving such instructions the Majority Bridge Noteholders are acting in a reasonable manner or not unreasonably withholding or delaying their consent (as the case may be).
(j)The persons referred to in paragraph (a) of Clause 24.2 (Assignments and transfers by Bridge Noteholders) shall include any person except for any natural person, any individual and any “retail investor” (as defined in Clause 24.2) and any other retail investor.

1.3Jersey Terms
In each Finance Document, where it relates to a person: (i) incorporated; (ii) established; (iii) constituted; (iv) formed; (v) which carries on, or has carried on, business; or (vi) that has immovable property, in each case, in Jersey, a reference to:
(a)a composition, compromise, assignment or arrangement with any creditor, winding up, liquidation, administration, dissolution, insolvency event or insolvency includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Companies (Jersey) Law 1991 and any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991;
(b)a liquidator, receiver, administrative receiver, administrator or the like includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés or any other person performing the same function of each of the foregoing;
(c)security or a security interest includes, without limitation, any hypothèque whether conventional, judicial or arising by operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or SIJL and any related legislation; and
(d)any equivalent or analogous procedure or step being taken in connection with insolvency includes any corporate action, legal proceedings or other formal procedure or step being taken in connection with an application for a declaration of en désastre being made in respect of any assets of such person (or the making of such declaration).
1.4Intercreditor Agreement
This Agreement is subject to the terms of the Intercreditor Agreement and, in the event of a conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement will prevail.
1.5The Trustee
(a)Any references within this Agreement or any other Bridge Finance Document to the Trustee providing approval or consent or making a request, decision, determination, judgment or acting in its discretion, or to an item or a person being acceptable to, satisfactory to, to the satisfaction of or approved by the Trustee, are to be construed, unless otherwise specified, as references to the Trustee taking such action or refraining from acting on the instructions of the Majority Bridge Noteholders (or, if the relevant Bridge Finance Document stipulates the matter is a decision for any other Bridge Noteholder or group of Bridge Noteholders, from that Bridge Noteholder or group of Bridge Noteholders), and reference in this Agreement or any other Bridge Finance Document to (i) the Trustee acting reasonably, (ii) a matter being in the reasonable opinion of the Trustee, (iii) the Trustee’s approval or consent not being unreasonably withheld or delayed or (iv) any document, report, confirmation or evidence being required to be reasonably satisfactory to the Trustee, are to be construed, unless otherwise specified in this Agreement or such other relevant Bridge Finance Document, as the Trustee acting on the instructions of the Majority Bridge Noteholders (or, if the relevant Bridge Finance Document stipulates the matter is a decision for any other Bridge Noteholder or group of Bridge Noteholders, on the instructions of that Bridge Noteholder or group of Bridge Noteholders) who are acting reasonably or not unreasonably withholding or delaying their consent (as the case may be).

(b)Where the Trustee is obliged to consult with the Issuer under the terms of this Agreement, unless otherwise specified, the Majority Bridge Noteholders (or, if the relevant Bridge Finance Document stipulates the matter is a decision for any other Bridge Noteholder or group of Bridge Noteholders, that Bridge Noteholder or group of Bridge Noteholders) must instruct the Trustee to consult in accordance with the terms of this Agreement and the Trustee must carry out that consultation in accordance with the instructions it receives from the Majority Bridge Noteholders (or such other group of Bridge Noteholders).
(c)Any corporation into which the Trustee may be merged or converted, or any corporation with which the Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, including affiliated corporations, to which the Trustee shall sell or otherwise transfer: (i) all or substantially all of its assets or (ii) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this agreement become the successor Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the Parties, unless otherwise required by the Bridge Noteholders (acting reasonably), and after the said effective date all references in this Agreement to the Trustee shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall promptly be given to the Issuer by the Trustee.
(d)In carrying out some of the payment and other functions and responsibilities under this Agreement and the other Bridge Finance Documents, the Trustee may delegate to and act as paying agent and registrar through any of its affiliates (the “Trustee Affiliate”). In so doing the Parties hereto consent and authorise the Trustee to disclose to the Trustee Affiliate information and data pursuant to this Agreement in connection with the foregoing activities. Further, the rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and/or secured to its satisfaction, are extended to, and shall be enforceable by, the Trustee Affiliate, in the capacities to which it is employed to act hereunder.
2NOTES
1.1Principal Amount
(a)The principal amount of each Note shall be as specified in the applicable Certificate.
(b)The Notes shall be issued fully paid in amounts and integral multiples of $0.01 and shall be transferable only as provided in this Agreement.
1.2Nature of a Finance Party’s rights and obligations
Unless all the Finance Parties agree otherwise:
(a)the obligations of a Finance Party under the Bridge Finance Documents are several;
(b)failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Bridge Finance Documents;
(c)no Finance Party is responsible for the obligations of any other Finance Party under the Bridge Finance Documents;
(d)the rights of a Finance Party under the Bridge Finance Documents are separate and independent rights and any debt arising under the Bridge Finance Documents to a

Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (e) below. The rights of each Finance Party include any debt owing to that Finance Party under the Bridge Finance Documents and, for the avoidance of doubt, any part of the Notes or any other amount owed by an Obligor which relates to a Finance Party’s holding of the Notes or its role under a Bridge Finance Document (including any such amount payable to the Trustee on its behalf) is a debt owing to that Finance Party by that Obligor; and
(e)a Finance Party may, except as specifically provided in the Bridge Finance Documents, separately enforce its rights under or in connection with the Bridge Finance Documents.
1.3Ranking
The Notes shall constitute direct, unconditional, unsubordinated and secured obligations of the Issuer or Issuer 2 (as applicable) and shall rank pari passu between each other, equally and rateably without discrimination or preference between them.
1.4Purpose
Subject to Clause 14.30(c)(i) (Spending Covenant), the proceeds of the Notes may only be used to directly finance or refinance the working capital requirements of the Group and any fees (including any OID Fees and the Deferred Upfront Fee), costs and expenses incurred directly in connection with the Transaction Documents.
1.5Monitoring
No Finance Party is bound to monitor or verify the application of the proceeds of any Notes.
1.6Certificates
(a)Each Bridge Noteholder will be entitled without charge to one Certificate for the aggregate amount of Notes registered in its name.
(b)Each Certificate shall bear a denoting number and shall be executed by the Issuer or Issuer 2 (as applicable). The Certificates are not required to be authenticated by the Trustee or any other Person, provided that promptly following the execution of any Certificate, the Issuer or Issuer 2 (as applicable) shall notify the Trustee and provide a copy of such duly executed Certificate to the Trustee.
(c)Each Certificate shall be in the form or substantially in the form set out in Schedule 6 (Form of Certificate).
(d)The Issuer or Issuer 2 (as applicable) shall not be bound to register more than two persons as the joint holders of any Notes and shall not be bound to issue more than one Certificate for Notes held jointly by several persons. Delivery of a Certificate to one of such persons shall be sufficient delivery to all.
(e)Where a Bridge Noteholder transfers part (but not all) of its Notes represented by a Certificate, the old Certificate shall be cancelled and a new Certificate for the balance of such Notes shall be issued without charge.
(f)Where part (but not all) of the Notes represented by a Certificate are repaid, redeemed or repurchased, subject to the terms hereof, the Trustee and Issuer or Issuer 2 (as applicable) will note by pool factor decrease on the Register the principal amount of the Notes so redeemed with respect to each Bridge Noteholder.

(g)Any signatures required on any Certificate may be affixed by means of electronic or mechanical signature.
(h)If any Notes of a Bridge Noteholder are to be repaid, redeemed or repurchased in full such Bridge Noteholder shall deliver up to the Trustee, on or prior to the date falling two Business Days prior to the proposed date of such repayment, redemption or repurchase (or such later date as the Trustee may in its sole discretion agree):
(i)the Certificate in respect of the Notes to be subject to such repayment, redemption or repurchase; and/or
(ii)in the case of a lost, defaced or destroyed Certificate, such indemnity and other documentation as the Issuer or Issuer 2 (as applicable) may reasonably require under paragraph (j) below.
(i)If any Certificate or other documentation delivered pursuant to paragraph (h) above includes any Notes which will not be repaid, redeemed or repurchased in full, the Issuer or Issuer 2 (as applicable) shall issue at the request of the applicable Bridge Noteholder a new Certificate for the balance of the Notes which will remain outstanding following such repayment, redemption or repurchase, free of charge and shall provide a copy of such new Certificate to the Trustee.
(j)If the Certificate for any Note is lost, defaced or destroyed, the Issuer or Issuer 2 (as applicable) shall, promptly upon payment by the applicable Bridge Noteholder of any reasonable out-of-pocket expenses of the Issuer, replace such Certificate on such terms of the Directors may reasonable determine, provided that:
(i)the Issuer or Issuer 2 (as applicable) has received any evidence or indemnity reasonably requested by the Issuer or Issuer 2 (as applicable) in connection with such loss, defacement or destruction; and
(ii)in the case of a defacement, the defaced Certificate has been delivered up to the Issuer or Issuer 2 (as applicable) prior to the issuance of the new Certificate.
1.7Additional Bridge Notes
The Issuer and/or Issuer 2 may from time to time, by resolution of its directors create and issue further loan notes to be constituted by this Agreement, either so as to be identical in all respects and form a single series with the Original Bridge Notes and/or the New Bridge Notes (as applicable) or to carry such rights as to interest, redemption and otherwise as agreed with the Bridge Noteholders.
1.8Foreign Bridge Noteholders
(a)The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended, nor under any of the relevant securities laws of any province or territory of any jurisdiction in which such offer, sale or delivery would be unlawful.
(b)Unless an exception under such act or laws is applicable, the Notes may not be offered, sold or delivered, directly or indirectly, in or into any jurisdiction in which such offer, sale or delivery would be unlawful or to or for the account or benefit of any resident of any jurisdiction in which such offer, sale or delivery would be unlawful.

1.9Death or Bankruptcy of Bridge Noteholders
(a)The executors or administrators of a deceased or bankrupt registered Bridge Noteholder (not being one of several joint holders) and, in the case of the death of one or more of several joint registered holders, the survivor or survivors of such joint registered holders, shall be the only person or persons recognised by the Issuer or Issuer 2 (as applicable) as having any title to such Notes.
(b)Any person becoming entitled to Notes in consequence of the death or bankruptcy of a holder of Notes or of any other event giving rise to the transmission of such Notes by operation of law may, upon producing such evidence in respect of which it proposes to act under this Condition or of its title to such Notes as the Issuer or Issuer 2 (as applicable) shall reasonably require, be registered itself as the holder of such Notes or may transfer such Notes.
1.10Listing
On written notice from the Trustee (acting on the instructions of the Majority Bridge Noteholders) to the Issuer or Issuer 2 (as applicable), the Issuer (or, as applicable, Issuer 2) shall apply for the admission of the Notes to The International Stock Exchange (“TISE”) as soon as practicable after, in the case of the Tranche 1 Notes, the Original Issue Date and, in the case of the Tranche 2 Notes, the Tranche 3 Notes, the Tranche 4 Notes, the Tranche 5 Notes and the Tranche 6 Notes and any Additional Bridge Notes, the relevant date such Tranche 2 Notes, Tranche 3 Notes, the Tranche 4 Notes, the Tranche 5 Notes, the Tranche 6 Notes or Additional Bridge Notes are issued; and shall use best commercial efforts to obtain and retain such listing for so long as such Notes are outstanding, provided that if the Issuer (or, as applicable, Issuer 2) is unable to obtain admission to listing of the Notes on the TISE or if at any time the Issuer (or, as applicable, Issuer 2) determines that it will not so list or maintain such listing, it will use its best commercial efforts to obtain and maintain, a listing of such Notes on another “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.
1.11Control of Borrowing (Jersey) Order 1958
Prior to the satisfaction of the provisions of paragraph (b) of Clause 14.40 (Condition Subsequent), the number of persons in whose names the Notes are or are to be registered will not exceed ten (joint holders being counted as one person).
3REDEMPTION AT MATURITY
The Issuer (or, as applicable, Issuer 2) shall redeem the Notes in full on or before the Final Maturity Date specified in a Payment Demand Notice from the Trustee provided that such Final Maturity Date may not fall prior to the later of:
(a)16 June 2023; and
(b)the fifth (5th) Business Day following delivery of such Payment Demand Notice.
4REDEMPTION PRIOR TO MATURITY
1.1Illegality of a Bridge Noteholder
(a)A Bridge Noteholder must notify the Trustee and the Issuer or Issuer 2 (as applicable) promptly if it becomes aware that it is unlawful in any applicable jurisdiction for such Bridge Noteholder to hold any Notes or perform any of its obligations under a Bridge Finance Document.
(b)After notification under paragraph (a) above the Trustee must notify the Issuer or Issuer 2 (as applicable) and the Issuer or Issuer 2 (as applicable) will, on such date as the Trustee shall have specified (being no earlier than the last day permitted by law) or if not later than that specified by the Trustee, the next date on which interest is capitalised in accordance with Clause 5.5 (Capitalisation of interest), redeem the Notes held by that Bridge Noteholder (together with accrued interest on and all other amounts owing to that Bridge Noteholder under the Bridge Finance Documents) to the extent of such unlawfulness or, if required by the Issuer or Issuer 2 (as applicable), the Notes held by that Bridge Noteholder shall no later than on such date be transferred at par to another person nominated by the Issuer or Issuer 2 (as applicable) willing to accept that transfer (to the extent it is lawful for such Bridge Noteholder to undertake that transfer).
1.2Mandatory redemption - Exit
(a)For the purposes of this Clause:
a “Change of Control” means the occurrence of any of the following:
(i)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision), is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer;
(ii)the adoption of a plan relating to the liquidation or dissolution of the Issuer; or
(iii)the merger or consolidation of the Issuer with or into another person or the merger of another person with or into the Issuer.
(b)The Issuer must promptly notify the Trustee not later than two (2) Business Days following such event if it becomes aware of any Change of Control or a Sale.
(c)After a Change of Control or Sale, if the Majority Bridge Noteholders so require by delivering a notice to the Trustee no later than sixty (60) Business Days following the later of (i) the Change of Control or Sale or (ii) the receipt of a notice by the Trustee pursuant to paragraph (b) above, the Trustee must, by giving not less than ten (10) Business Days’ prior notice to the Issuer and Issuer 2, declare that all amounts payable under the Bridge Finance Documents by the Obligors will become immediately due and payable and the Issuer and/or Issuer 2 (as applicable) will immediately redeem all Notes.
(d)Any such notice will take effect in accordance with its terms.
1.3Mandatory redemption - equity or capital market issue or debt financing
(a)In this Clause 4.3:
“Capital Markets Issue” means any public or private bond or other debt capital markets issue;
“Debt Financing” means (i) any loan facility or loan note facility (secured or unsecured) received by any member of the Group or (ii) any loan facility (secured or unsecured) that is convertible into common stock or other equity security received by any member of the Group and proceeds of any such issuance into common stock or other equity security on conversion.
“Net Financing Proceeds” means any amount received by a member of the Group in cash as consideration for a Capital Markets Issue, Relevant Issue or Debt Financing less all Taxes and reasonable costs and expenses incurred by any member of the

Group in connection with that Capital Markets Issue, Relevant Issue or Debt Financing (as applicable).
“Relevant Issue” means any issue, sale or public offering of any equity security (including any preference share).
(b)Unless otherwise agreed by the Majority Bridge Noteholders, the Issuer shall apply all Net Financing Proceeds received by any member of the Group from any Capital Markets Issue, Relevant Issue or Debt Financing in mandatory redemption of the Notes at the times and in the order of application contemplated by this Clause 4.3.
(c)Any redemption under this Clause 4.3 shall be made on or before the date that is five (5) Business Days after receipt of the relevant Net Financing Proceeds.
(d)The amount to be redeemed will also be applied in accordance with paragraph (g) of Clause 4.9 (Miscellaneous provisions).
(e)Any mandatory redemption made under this Clause 4.3 shall be applied in accordance with Clause 4.10 (Application of redemptions).
1.4Mandatory redemption – Disposals
(a)In this Clause 4.4:
“Disposal” means a sale, lease, licence, transfer, loan or other disposal by any member of the Group of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) except for an Exempt Disposal.
“Exempt Disposal” means any Disposal made pursuant to paragraphs 14.6(b)(i), 14.6(b)(ii),14.6(b)(iii), 14.6(b)(iv),14.6(b)(v), 14.6(b)(vi), 14.6(b)(vii), 14.6(b)(viii), (b)(ix) (to the extent that it relates to paragraph (a) of the definition of “Permitted Disposal) and (b)(x) (other than paragraph (a) of the definition of “Permitted Transaction”) of Clause 14.6 (Disposals).
“Net Disposal Proceeds” means the cash consideration received by any member of the Group (including any amount received in repayment of intercompany debt) for any Disposal made by any member of the Group except for any Exempt Disposal and after deducting:
(i)any reasonable expenses which are incurred by any member of the Group with respect to that disposal to persons who are not members of the Group; and
(ii)any Tax incurred by any member of the Group in connection with that disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).
(b)Unless otherwise agreed by the Majority Bridge Noteholders, the Issuer or Issuer 2 (as applicable) shall apply all Net Disposal Proceeds received by any member of the Group in mandatory redemption of the Notes at the times and in the order of application contemplated by this Clause 4.4.
(c)Any mandatory redemption under this Clause 4.4 shall be made on or before the date that is five (5) Business Days after receipt of the Net Disposal Proceeds.
(d)The amount to be redeemed will also be applied in accordance with paragraph (g) of Clause 4.9 (Miscellaneous provisions).

(e)Any mandatory redemption made under this Clause 4.4 shall be applied in accordance with Clause 4.10 (Application of redemptions).
1.5Mandatory redemption – Insurance proceeds
(a)In this Clause 4.5:
“Net Insurance Proceeds” means the proceeds that are received by any member of the Group in respect of any insurance claims pursuant to an insurance policy held by a member of the Group after deducting:
(i)any reasonable expenses which are incurred by any member of the Group with respect to that insurance claim; and
(ii)any Tax incurred by any member of the Group in connection with that insurance claim (as reasonably determined by the insured, on the basis of existing rates and taking account of any available credit, deduction or allowance); and
“Relevant Assets” means the assets that are the subject of any insurance claim.
(b)Unless otherwise agreed by the Majority Bridge Noteholders, subject to paragraph (c) below, the Issuer must procure that an amount equal to any Net Insurance Proceeds received is applied towards the mandatory redemption of the Notes at the times and in the order of application contemplated by this Clause 4.5.
(c)Mandatory redemption pursuant to paragraph (b) above is not required in circumstances where:
(i)the proceeds of an insurance claim are required to be applied in accordance with applicable law and/or regulation;
(ii)the net proceeds are to be applied in replacement, reinstatement or repair of the Relevant Assets or otherwise in amelioration of the loss in which the relevant insurance claim was made and are actually so applied within 18 months of receipt of those proceeds by the applicable member of the Group;
(iii)the proceeds of an insurance claim must be applied to meet a third party claim to which the relevant insurance proceeds relate;
(iv)the proceeds of an insurance claim are applied to cover operating losses in respect of which the relevant insurance claim was made; or
(v)the proceeds of an insurance claim are applied to cover business interruption, stop-loss and similar claims in respect of which the relevant insurance claim was made.
(d)Any mandatory redemption under this Clause 4.5 shall be made on or before the date that is five (5) Business Days after receipt of the Net Insurance Proceeds.
(e)The amount to be redeemed will also be applied in accordance with Clause 4.9 (Miscellaneous provisions).
(f)Any mandatory redemption made under this Clause 4.5 shall be applied in accordance with Clause 4.10 (Application of redemptions).

1.6Voluntary cancellation
(a)The Issuer or Issuer 2 (as applicable) may, by giving not less than three Business Days’ (or such shorter period as the Majority Bridge Noteholders may agree) prior notice to the Trustee:
(i)immediately cancel all or any part of the Notes; or
(ii)immediately upon any redemption in accordance with Clause 4.7 (Voluntary redemption) cancel all or part of the Notes subject to such redemption.
(b)Any cancellation under this Clause 4.6 shall reduce the participations held by the Bridge Noteholders in the Notes pro rata.
1.7Voluntary redemption
(a)The Issuer or Issuer 2 (as applicable) may, by giving not less than three Business Days’ (or such shorter period as the Majority Bridge Noteholders may agree) prior notice to the Trustee, redeem or repurchase the Notes on the last day of an Interest Period in whole or in part.
(b)Subject to paragraph (a) above, and subject to paragraph (c) below, a redemption or repurchase made pursuant to this Clause 4.7 must be an amount that reduces the amount of the relevant Notes by a minimum amount of $1,000,000 or such lesser amount as the Trustee may agree.
(c)Any repurchase or redemption made under this Clause 4.7 must be applied across the Notes of all Bridge Noteholders pro rata.
(d)The amount to be redeemed will also be applied in accordance with Clause 4.9 (Miscellaneous provisions).
1.8Right of repayment of a single Bridge Noteholder
(a)If:
(i)an Obligor is, or will be, required to pay to a Finance Party:
(A)a Tax Payment; or
(B)an Increased Cost; or
the Issuer or Issuer 2 (as applicable) may, while the requirement continues, give notice to the Trustee requesting redemption in respect of that Bridge Noteholder.
(b)On the last day of each Interest Period after notification under paragraph (a) above (or, if earlier, the date specified by the Issuer or Issuer 2 (as applicable) in that notice) the Issuer or Issuer 2 (as applicable) must redeem or repurchase all Notes held by that Bridge Noteholder (or, if applicable, the relevant part thereof).
1.9Miscellaneous provisions
(a)Any notice of mandatory redemption under this Agreement is irrevocable and must specify the relevant date(s) and the amount of the Notes to be redeemed. The Trustee must notify the relevant Bridge Noteholders promptly of receipt of any such notice.

(b)All redemptions or repurchases under this Agreement must be made with accrued interest on the amount redeemed or repurchased. No premium or penalty is payable in respect of any prepayment except for Break Costs.
(c)The Majority Bridge Noteholders may agree a shorter notice period for a voluntary redemption.
(d)No redemption or repurchase is allowed except in accordance with the express terms of this Agreement.
(e)To the extent that any mandatory redemption is:
(i)to be made in respect of Notes that are not denominated in the currency in which the relevant proceeds were received by the Group (the Received Currency):
(A)any costs of converting the relevant redemption amount into the currency of the Notes shall reduce the amount to be applied against the Notes (and, for the avoidance of doubt, such costs shall not reduce the amount applied against other Notes denominated in the Received Currency or increase the amount required to be paid by any member of the Group); and
(B)to be made in respect of any amount denominated in a currency other than the Received Currency, the required redemption amount shall be reduced by any costs of converting the relevant amount into the currency of the required redemption.
(f)If the Trustee receives a notice under this Clause 4.9, it shall promptly forward a copy of that notice to either the Issuer or Issuer 2 (as applicable) or the affected Bridge Noteholder, as appropriate.
(g)All Notes repaid, prepaid, redeemed or repurchased by the Issuer or Issuer 2 (as applicable) shall be cancelled and may not be subsequently re-issued.
1.10Application of redemptions
Any mandatory redemption of the Notes pursuant to Clause 4.3 (Mandatory redemption - equity or capital market issue or debt financing), Clause 4.4 (Mandatory redemption – Disposals) or Clause 4.5 (Mandatory redemption – Insurance proceeds) shall be applied pro rata to the face value of the Notes held by each Bridge Noteholder in issue at such time and in accordance with the Intercreditor Agreement.
5INTEREST PERIODS AND INTEREST
1.1Interest Period
(a)The initial Interest Period for the Tranche 1 Notes shall commence on the Original Issue Date and end on the day before the date falling one (1) month after the Original Issue Date.
(b)The initial Interest Period for the Tranche 2 Notes shall commence on the Tranche 2 Issue Date and end on the last day of the then current Interest Period of the Tranche 1 Notes already issued and outstanding prior to the Tranche 2 Issue Date.
(c)The initial Interest Period for the Tranche 3 Notes shall commence on the Tranche 3 Issue Date and end on the last day of the then current Interest Period of the Tranche 1 Notes already issued and outstanding prior to the Tranche 3 Issue Date.

(d)The initial Interest Period for the Tranche 4 Notes shall commence on the Tranche 4 Issue Date and end on the last day of the then current Interest Period of the Tranche 1 Notes already issued and outstanding prior to the Tranche 4 Issue Date.
(e)The initial Interest Period for the Tranche 5 Notes shall commence on the Tranche 5 Issue Date and end on the last day of the then current Interest Period of the Tranche 1 Notes already issued and outstanding prior to the Tranche 5 Issue Date.
(f)The initial Interest Period for the Tranche 6 Notes shall commence on the Tranche 6 Issue Date and end on the last day of the then current Interest Period of the Tranche 1 Notes already issued and outstanding prior to the Tranche 6 Issue Date.
(g)An Interest Period for the Notes shall not extend beyond the Final Maturity Date.
(h)Each Interest Period for any Notes shall start on the relevant Issue Date in respect of those Notes or (if such Notes have already been issued) on the day after the last day of its preceding Interest Period.
(i)The initial Interest Period for any Additional Notes issued after the Original Issue Date (a “Subsequent Issue Date”) shall end on the last day of the then current Interest Period of any Notes already issued and outstanding prior to such Subsequent Issue Date.
1.2Non-Business Days
(a)If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
1.3Other Adjustments
(a)Notwithstanding anything to the contrary but without prejudice to the rights of any member of the Group under any other provision of the Bridge Finance Documents (including Clause 5.1 (Interest Period)), the Trustee and the Issuer or Issuer 2 (as applicable) may agree any alternative and/or additional arrangements regarding the adjustment of Interest Periods, the consolidation and/or splitting of Notes and/or the administration and operation of the Notes (subject to the requirement for the Trustee to act on the instructions of all Noteholders participating in the relevant Notes). If there is a conflict between the terms of any Bridge Finance Documents and any such alternative or additional arrangements, the terms of those alternative or additional arrangements will prevail.
1.4Calculation of interest
The rate of interest on the Notes for any Interest Period is the percentage rate per annum equal to the aggregate of the applicable:
(a)Margin; and
(b)the Term Reference Rate.
1.5Capitalisation of interest
Any interest accrued on the Notes will on the last day of the relevant Interest Period for any Notes be capitalised and added to the outstanding principal amount of the Notes.

1.6Interest on overdue amounts
(a)If an Obligor fails to pay any amount payable by it under the Bridge Finance Documents, it must immediately on demand by the Trustee pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.
(b)Interest on an overdue amount is payable at a rate which is 2% per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted Notes in the currency of the overdue amount for successive Interest periods, each of a duration selected by the Trustee (acting reasonably).
(c)Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of Interest Period but will remain immediately due and payable.
6TAXES
1.1General
In this Clause:
“CTA” means the Corporation Tax Act 2009.
“ITA” means the Income Tax Act 2007.
“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Bridge Finance Document.
“Tax Credit” means a credit against any Tax or any relief or remission for Tax (or repayment of any Tax).
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Bridge Finance Document, other than a FATCA Deduction.
“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 6.2 (Tax gross-up) or a payment under Clause 6.3 (Tax indemnity).
1.2Tax gross-up
(a)Each Obligor must make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)The Issuer (or, as applicable, Issuer 2) must promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Trustee accordingly. Similarly, a Bridge Noteholder shall notify the Trustee on becoming so aware in respect of a payment payable to that Bridge Noteholder. If the Trustee receives such notification from a Bridge Noteholder it shall notify the Issuer (or, as applicable, Issuer 2) and that Obligor.
(c)If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor must be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(e)Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Trustee for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
1.3Tax indemnity
(a)The Issuer (or, as applicable, Issuer 2) shall (within three Business Days of demand by the Trustee) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party (in its absolute discretion) determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a payment received or receivable from an Obligor under a Bridge Finance Document.
(b)Paragraph (a) above does not apply:
(i)with respect to any Tax assessed on a Finance Party:
(A)under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes;
(B)under the law of the jurisdiction in which that Finance Party’s facility office is located in respect of amounts received or receivable in that jurisdiction; or
if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)to the extent a loss, liability or cost:
(A)is compensated for by an increased payment under Clause 6.2 (Tax gross-up); or
(B)relates to a FATCA Deduction required to be made by a Party.
(c)A Protected Party making, or intending to make a claim under paragraph (a) above must promptly notify the Trustee of the event which will give, or has given, rise to the claim, following which the Trustee shall notify the Issuer (or, as applicable, Issuer 2) and the affected Obligor.
(d)A Protected Party shall, on receiving a payment from an Obligor under this Clause 6.3, notify the Trustee.

1.4Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:
(a)a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment, or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)that Finance Party has obtained, and utilised that Tax Credit, the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.
1.5Stamp taxes
The Issuer (or, as applicable, Issuer 2) must pay and, within three Business Days of demand, indemnify each Secured Party against any stamp duty, stamp duty land tax, registration or other similar tax payable in connection with the entry into, performance or enforcement of any Bridge Finance Document, other than (for the avoidance of doubt), any voluntary transfer of a Secured Party’s rights and obligations under the Bridge Finance Documents unless such transfer is entered into at the request of the Issuer (or, as applicable, Issuer 2) or occurs following a Default which is continuing or pursuant to Clause 8 (Mitigation) or Clause 24.7 (Replacement of Bridge Noteholders).
1.6Value added taxes
(a)All amounts expressed to be payable under a Bridge Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Bridge Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)Where a Bridge Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)Any reference in this Clause 6.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply, under the grouping rules as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a Member State) or the Value Added Tax Act 1994, as may be amended or substituted from time to time).
(e)In relation to any supply made by a Finance Party to any Party under a Bridge Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.
1.7FATCA Information
(a)Subject to paragraph (c) below, each Party must, within ten Business Days of a reasonable request by another Party:
(i)confirm to that other Party whether it is:
(A)a FATCA Exempt Party; or
(B)not a FATCA Exempt Party;
(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and
(iii)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.
(b)If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party must notify that other Party reasonably promptly.
(c)Paragraph (a) above shall not oblige any Finance Party to do anything and paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:
(i)any law or regulation;
(ii)any fiduciary duty; or
(iii)any duty of confidentiality.

(d)If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then if that Party failed to confirm whether it is (or remains) a FATCA Exempt Party then such Party is to be treated for the purposes of the Bridge Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
1.8FATCA Deduction
(a)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Issuer (or, as applicable, Issuer 2), the Trustee and the other Finance Parties.
7INCREASED COSTS
1.1Increased Costs
Except as provided below in Clause 7.2 (Exceptions), the Issuer (or, as applicable, Issuer 2) must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:
(a)the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation;
(b)compliance with any law or regulation made; or
(c)the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government or regulator or, in the case of compliance, is by a Finance Party or any of its affiliates), in the case of each of paragraphs (a) and (b) above only, after the date of this Agreement.
In this Clause 7:
“Increased Costs” means:
(a)a reduction in the rate of return from the Notes or on a Finance Party’s (or its Affiliate’s) overall capital;
(b)an additional or increased cost; or
(c)a reduction of any amount due and payable under any Bridge Finance Document,
(d)which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party holding any Notes or funding or performing its obligations under any Bridge Finance Document.

“Basel III” means:
(e)the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(f)the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(g)any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.”
“Basel III Cost” means any Increased Cost attributable to the implementation or application of or compliance with Basel III.
“CRD IV” means:
(h)Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and
(i)Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
“CRD IV Cost” means any Increased Cost attributable to the implementation or application of or compliance with CRD IV.
1.2Exceptions
The Issuer (or, as applicable, Issuer 2) need not make any payment for an Increased Cost to the extent that the Increased Cost is:
(a)attributable to a Tax Deduction (as defined in Clause 7.2) required by law to be made by an Obligor;
(b)in respect of an amount of (i) stamp duty, registration or other similar Taxes or (ii) VAT (which shall be dealt with in accordance with Clause 6.5 (Stamp taxes) and Clause 6.6 (Value added taxes) respectively);
(c)attributable to a FATCA Deduction required to be made by a Party;
(d)attributable to a Finance Party or its Affiliate wilfully or negligently failing to comply with any law or regulation;
(e)attributable to any day more than three months before the first date on which the relevant Finance Party became (or, if earlier, could reasonably be expected to have become) aware of the relevant Increased Cost; or
(f)attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004

in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).
1.3Basel III Costs and CRD IV Costs
The Issuer (or, as applicable, Issuer 2) need not make any payment for a Basel III Cost or CRD IV Cost unless the claiming Finance Party provides in reasonable detail of the basis of calculation of such Basel III Cost or CRD IV Cost (as applicable) provided that this obligation to provide reasonable detail does not extend to information and detail that a Finance Party reasonably considers it is not legally allowed to disclose, is confidential to third parties or is price-sensitive in relation to listed shares or other instruments issued by that Finance Party or any of its Affiliates.
1.4Claims
(a)A Finance Party intending to make a claim for an Increased Cost must notify the Trustee of the circumstances giving rise to and the amount of the claim, following which the Trustee will promptly notify the Issuer (or, as applicable, Issuer 2).
(b)Each Finance Party must, as soon as practicable after a demand by the Trustee, provide a certificate confirming the amount and basis (subject to Clause 8.2 (Conduct of business by a Finance Party) of calculation (in such detail as the Finance Party may reasonably determine) of its Increased Cost.
8MITIGATION
1.1Mitigation
(a)Each Finance Party must, in consultation with the Issuer (or, as applicable, Issuer 2), take all reasonable steps to mitigate any circumstances which arise and which result or would result in:
(i)any Tax Payment or Increased Cost being payable to that Finance Party;
(ii)that Finance Party being able to exercise any right of redemption under this Agreement by reason of any illegality; or
(iii)that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank, including (but not limited to) transferring its rights and obligations under the Bridge Finance Documents to an Affiliate or changing its facility office.
(b)Paragraph (a) above does not in any way limit the obligations of any Obligor under the Bridge Finance Documents.
(c)The Issuer (or, as applicable, Issuer 2) must, within five (5) Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it or any Obligor under this Subclause.
(d)A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in any material respect.

1.2Conduct of business by a Finance Party
No term of this Agreement will:
(a)interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;
(b)oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or
(c)oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.
9PAYMENTS
1.1Place
Unless a Bridge Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Trustee) under the Bridge Finance Documents must be made to the Trustee to its account at such office or bank in the principal financial centre of the country of the relevant currency as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.
1.2Funds
Payments under the Bridge Finance Documents to the Trustee must be made for value on the due date at such times and in such funds as the Trustee may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.
1.3Distribution
(a)Each payment received by the Trustee under the Bridge Finance Documents for another Party must, except as provided below, be made available by the Trustee to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Trustee for this purpose by not less than five Business Days’ prior notice.
(b)The Trustee may apply any amount received by it from an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Bridge Finance Documents or in or towards the purchase of any amount of any currency to be so applied.
(c)Where a sum is paid to the Trustee under this Agreement for another Party, the Trustee is not obliged to pay that sum to that Party until it has established that it has actually received that sum. However, the Trustee may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Trustee, that Party must immediately on demand by the Trustee refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Trustee at a rate calculated by the Trustee to reflect its cost of funds.

1.4Currency
(a)Unless a Bridge Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Bridge Finance Documents is determined under this Clause.
(b)Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.
(c)A redemption, repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.
(d)Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.
(e)Each other amount payable under the Bridge Finance Documents is payable in US Dollars.
1.5No set-off or counterclaim
All payments made by an Obligor under the Bridge Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.
1.6Business Days
(a)If a payment under the Bridge Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Trustee determines is market practice.
(b)During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.
1.7Partial payments
(a)If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Bridge Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Bridge Finance Documents in the following order:
(i)first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Bridge Finance Documents;
(ii)secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;
(iii)thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and
(iv)fourthly, in or towards payment pro rata of any other sum due but unpaid under the Bridge Finance Documents.
(b)The Trustee must, if so directed by all of the Bridge Noteholders, vary the order set out in subparagraphs (a)(ii) to (iv) above.
(c)This Subclause will override any appropriation made by an Obligor.

1.8Disruption to payment systems
(a)If the Trustee determines (acting reasonably) that a Disruption Event has occurred or the Issuer (and/or, as applicable, Issuer 2) (acting reasonably) notifies the Trustee that a Disruption Event has occurred, the Trustee:
(i)may, and must if requested by the Issuer (and/or, as applicable, Issuer 2), enter into discussions with the Issuer (and/or, as applicable, Issuer 2) for a period of not more than ten days with a view to agreeing any changes to the operation or administration of the Notes as the Trustee may decide is necessary in the circumstances;
(ii)is not obliged to enter into discussions with the Issuer (and/or, as applicable, Issuer 2) in relation to any changes if, in its opinion, it is not practicable so to do and has no obligation to agree to any changes;
(iii)may consult with the Finance Parties in relation to any changes but is not obliged so to do if, in its opinion, it is not practicable in the circumstances; and
(iv)must notify the Finance Parties of any changes agreed under this Subclause.
(b)Any agreement between the Trustee and the Issuer (and/or, as applicable, Issuer 2) will be, (whether or not it is finally determined that a Disruption Event has occurred), binding on the Parties notwithstanding the provisions of Clause 22 (Amendments and Waivers).
(c)The Trustee shall not be liable for any damages, costs or losses to any Finance Party, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Trustee) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 9.8.
(d)If the Trustee makes any payment to any person in respect of a liability incurred as a result of taking or not taking any action under this Subclause, each Bridge Noteholder must indemnify the Trustee for that Bridge Noteholder’s Pro Rata Share of such payment made or of any loss or liability incurred by the Trustee under this Subclause (unless the Trustee has been reimbursed by an Obligor under a Bridge Finance Document).
(e)Paragraph (d) above applies notwithstanding:
(i)any other term of any Bridge Finance Document (including any term in Clause 16 (Role of the Trustee and Security Agent); and
(ii)irrespective of whether the payment was made as a result of actual or alleged negligence or gross negligence or wilful misconduct of the Trustee but so that the Trustee has no indemnity for claims against it which arise as a result of fraud by the Trustee.
1.9Timing of payments
If a Bridge Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

1.10Multiple Bridge Noteholders
If two or more persons are entered in the Register as joint registered holders of any Notes then the receipt by any one of such persons of any interest or principal shall be as effective a discharge to the Issuer (or, as applicable, Issuer 2) as if the recipient were the sole registered holder of such Notes.
1.11Suspense Accounts
(a)If, in respect of any of its Notes to be repaid, redeemed or repurchased in accordance with this Agreement, the applicable Bridge Noteholder fails to comply with its obligations under paragraph (h) of Clause 2.6 (Certificates):
(i)the Trustee shall deposit the moneys payable to such Bridge Noteholder in respect of that repayment, redemption or repurchase into a separate non-interest bearing bank account (a “Suspense Account”);
(ii)to the extent that any such Note is repaid, redeemed or repurchased in full, the deposit of such moneys in a Suspense Account shall discharge the Issuer (or, as applicable, Issuer 2) from all further obligations in respect of that Note; and
(iii)the Trustee shall pay any moneys deposited in a Suspense Account pursuant to paragraph (a) above to the applicable Bridge Noteholder, promptly following such Bridge Noteholder complying with its obligations under paragraph (h) of Clause 2.6 (Certificates) in respect of the Notes to which such moneys relate.
(b)The Trustee shall not be responsible for the safe custody of moneys deposited in a Suspense Account or for interest accruing thereon, provided that the Trustee may deduct from any Suspense Account any costs or expenses incurred by the Trustee in connection with establishing, maintaining and depositing moneys in such Suspense Account.
(c)Any amount deposited in a Suspense Account which remains unclaimed after a period of six years from the making of such deposit shall revert and belong to the Issuer (or, as applicable, Issuer 2), notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Issuer (or, as applicable, Issuer 2).
1.12Erroneous payment
(a)If the Trustee notifies any Bridge Noteholder or other recipient that the Trustee has determined in its sole discretion that any funds received by such recipient from the Trustee or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such recipient (whether or not known to such recipient) (any such funds whether as a payment, prepayment or repayment of principal, interest, fees or other amounts; a distribution or otherwise; individually and collectively a “Payment” and any such recipient an “Unintended Recipient” and demands the return of such Payment (or a portion thereof), such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Trustee the amount of any such Payment (or portion thereof) as to which such a demand was made, in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Unintended Recipient to the date such amount is repaid to the Trustee in same day funds.

(b)To the extent permitted by applicable law, each Party shall not assert any right or claim to the Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Trustee for the return of any Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(c)A notice of the Trustee to any Unintended Recipient under this Clause 9.12 shall be conclusive, absent manifest error.
(d)For the avoidance of doubt, no Finance Party or any of its Affiliates shall have any direct or indirect obligations or liabilities in respect of any Payment other than pursuant to this Clause 9.12.
(e)The Issuer (or, as applicable, Issuer 2) agrees that the receipt by Unintended Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed to such Unintended Recipient by the Issuer (or, as applicable, Issuer 2).
(f)Notwithstanding anything to the contrary herein, neither the Issuer (or, as applicable, Issuer 2) nor any of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Clause 9.12 in respect of any Erroneous Payment.
10GUARANTEE AND INDEMNITY
1.1Guarantee and indemnity
Each Obligor jointly and severally and irrevocably and unconditionally:
(a)guarantees to each Finance Party punctual performance by each Obligor of all that Obligor’s obligations under the Bridge Finance Documents;
(b)undertakes with each Finance Party that, whenever another Obligor does not pay any amount when due under or in connection with any Bridge Finance Document, that Obligor shall immediately on demand pay that amount as if it was the principal obligor; and
(c)agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Bridge Finance Document on the date when it would have been due. The amount payable by an Obligor under this indemnity will not exceed the amount it would have had to pay under this Clause 10 if the amount claimed had been recoverable on the basis of a guarantee.
1.2Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Bridge Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
1.3Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, examinership or otherwise without limitation, then the liability of each Obligor under this Clause 10 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
1.4Waiver of defences
The obligations of each Obligor under this Clause 10 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 10 (without limitation and whether or not known to it or any Finance Party). This includes:
(a)any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Bridge Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in the Notes or the addition of any new facility under any Bridge Finance Document or other document or security;
(f)any unenforceability, illegality or invalidity of any obligation of any person under any Bridge Finance Document or any other document or security; or
(g)any insolvency or similar proceedings.
1.5Guarantor intent
Without prejudice to the generality of Clause 10.4 (Waiver of defences), each Obligor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Bridge Finance Documents and/or the Notes or amount made available under any of the Bridge Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which the Notes or any amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
1.6Immediate recourse
Each Obligor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Obligor under this Clause 10. This waiver applies irrespective of any law or any provision of a Bridge Finance Document to the contrary.

1.7Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Bridge Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Obligor shall be entitled to the benefit of the same; and
(b)hold in an interest-bearing suspense account any moneys received from any Obligor or on account of any Obligor’s liability under this Clause 10.
1.8Deferral of Obligors’ rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Bridge Finance Documents have been irrevocably paid in full and unless the Trustee otherwise directs, no Obligor will exercise any rights which it may have by reason of performance by it of its obligations under the Bridge Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 10:
(a)to be indemnified by an Obligor;
(b)to claim any contribution from any other guarantor of any Obligor’s obligations under the Bridge Finance Documents;
(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Bridge Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Bridge Finance Documents by any Finance Party;
(d)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 10.1 (Guarantee and indemnity);
(e)to exercise any right of set-off against any Obligor; and/or
(f)to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If an Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Bridge Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Trustee or as the Trustee may direct for application in accordance with Clause 9 (Payments).
1.9Release of Guarantors’ right of contribution
If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Bridge Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor of then on the date such Retiring Guarantor ceases to be a Guarantor:
(a)that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Obligor of its obligations under the Bridge Finance Documents; and

(b)each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Bridge Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Bridge Finance Document or of any other security taken pursuant to, or in connection with, any Bridge Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.
1.10Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
1.11Limitations on Guarantees
(a)Financial Assistance: This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or would constitute an unlawful distribution or reduction of capital or any equivalent and applicable provisions under the laws of the Relevant Jurisdiction of the relevant Guarantor.
(b)Additional Guarantor Limitations: The guarantee of any Additional Guarantor is subject to any limitations relating to that Additional Guarantor set out in any relevant Accession Agreement.
(c)U.S. Guarantors Guarantee Limitations: Notwithstanding any term or provision of this Clause 10 or any other term in this Agreement or any Bridge Finance Document, each Finance Party agrees that each U.S. Guarantor's liability under this Clause, without the requirement of amendment or any other formality, be limited to a maximum aggregate amount equal to the largest amount that would not render its liability hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provision of comparable state law, in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.
1.12Waiver of Jersey law customary rights
(a)Any right which at any time any Jersey Obligor may have under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such Jersey Obligor in respect of the obligations assumed by such Jersey Obligor under or in connection with any Finance Document is hereby waived.
(b)Any right which at any time any Jersey Obligor may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under any guarantee or indemnity given in or in connection with any Finance Document be divided or apportioned with any other person or reduced in any manner whatsoever is hereby waived.
11REPRESENTATIONS AND WARRANTIES
1.1Representations and warranties
The representations and warranties set out in this Clause are made by each Obligor or (if it so states) the Issuer to each Finance Party.

1.2Status
(a)It is a limited liability company or corporation, duly incorporated and validly existing under the laws of its Original Jurisdiction.
(b)It has the power to own its assets and carry on its business as it is being conducted.
1.3Powers and authority
It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Bridge Finance Documents to which it is a party and the transactions contemplated by those Bridge Finance Documents.
1.4Legal validity
Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement and the Reservations:
(a)each Bridge Finance Document to which it is a party is its legally binding, valid and enforceable obligation; and
(b)without limiting the generality of paragraph (a) above, each Transaction Security Document to which it is a party creates the Security Interests which that Transaction Security Document purports to create and those Security Interests are valid and effective.
1.5Non-conflict
The entry into and performance by it of, and the transactions contemplated by, the Bridge Finance Documents do not conflict with:
(a)any law or regulation applicable to it;
(b)its constitutional documents; or
(c)any document which is binding upon it or any of its assets to an extent which is reasonably likely to have a Material Adverse Effect.
1.6No default
(a)No Event of Default is outstanding or will result from the making of any Notes or the entry into of, or the performance of its obligations under, any Bridge Finance Document; and
(b)no other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.
1.7Sanctions
Neither it nor any of its Subsidiaries, nor any directors or officers or, to its knowledge, any employees of it or any of its Subsidiaries is a Restricted Person.
1.8Authorisations
All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Bridge Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

1.9Financial statements
The financial statements referred to in the definition of Original Financial Statements:
(a)have been prepared in accordance with accounting principles and practices generally accepted in its Original Jurisdiction consistently applied; and
(b)fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up.
1.10Litigation
No litigation, arbitration or administrative proceedings which are likely to be adversely determined are current or, to its knowledge, pending or threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.
1.11No misleading information
(a)The written information provided by it or on its behalf to the Bridge Noteholders (or an advisor on their behalf) was, so far as it is aware (having made all reasonable enquiries), true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.
(b)The financial projections and forecasts contained in the written information provided by it to the Bridge Noteholders (or any advisor on their behalf) under paragraph (a) above have been prepared, on the basis of recent historical information and assumptions believed by it to be fair and reasonable at the time they were made.
(c)So far as it is aware (having made all reasonable enquiries), it has not omitted anything from the information provided under paragraph (a) above which, if disclosed, would make that written information provided untrue or misleading in any material respect.
(d)So far as it is aware (having made all reasonable enquiries), as at the Original Issue Date, nothing has occurred since the date of the information referred to in paragraph (a) above (but excluding any financial projections and forecasts contained therein) which, if disclosed, would make that information untrue or misleading in any material respect and, in relation to any projections and forecasts contained therein, no new information has come to light which should have been known and taken into account in the preparation of such projections and forecasts.
1.12Governing law and enforcement
(a)Subject to the Reservations, the choice of English law (as applicable) as the governing law of the Bridge Finance Documents to which it is a party will be recognised and will be enforceable by the courts in its Relevant Jurisdictions.
(b)Subject to the Reservations, any judgment obtained in relation to a Bridge Finance Document in the jurisdiction of the governing law of that Bridge Finance Document will be recognised and enforced in its Relevant Jurisdictions.
1.13No filing or stamp taxes
Under the laws of its Relevant Jurisdiction, it is not necessary that the Bridge Finance Documents be registered, filed, recorded, notarised or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar Tax or fee be paid on or in relation to them or the transactions contemplated by them (other than, for the avoidance of doubt, any transfer of a Secured Party’s rights and obligations under the Bridge Finance Documents in respect of any Notes issued by Issuer 2) except:

(a)registration of particulars of each Transaction Security Document at Companies House in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees; and
(b)registration of the Security Interests created under the Jersey Security Agreement and the Jersey Supplemental Security Agreement on the Jersey Security Register and payment of associated registration fees (the “Jersey Registrations”), which registrations, filings, Taxes and fees (as applicable) have been or will be made and paid before, on or promptly after the date of the relevant Bridge Finance Document (or, in the case of the Jersey Registrations, at the date and time agreed in the relevant Consent Letter).
1.14Intellectual Property Rights
It:
(a)is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property Rights which are required by it in order to carry on its business to the extent that failure to own or be licensed to use such Intellectual Property Rights would have a Material Adverse Effect; and
(b)does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any respect which has a Material Adverse Effect.
1.15Centre of Main Interests
(a)In this Subclause:
“Centre of Main Interests” means the “centre of main interests” of an Obligor for the purposes of Council Regulation (EC) No 1346/2000 of 29 May 2000.
(b)Each Obligor whose jurisdiction of incorporation is a member state of the European Union, has its Centre of Main Interests in its Original Jurisdiction other than the Issuer whose Centre of Main Interests is in the United Kingdom.
1.16Legal and beneficial ownership
Subject to the transfer of title in respect of the shares in each of Babylon Healthcare Services Limited, Babylon Partners Limited and Babylon Inc. pursuant to the New HoldCo Transfer, each Obligor is the sole legal and beneficial owner of the respective assets over which it purports to grant Transaction Security.
1.17Shares
The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.
1.18Security and Financial Indebtedness
(a)No Security Interest or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.
(b)No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

1.19Ranking of Security
Subject to the transfer of title in respect of the shares in each of Babylon Healthcare Services Limited, Babylon Partners Limited and Babylon Inc. pursuant to the New HoldCo Transfer, on and from the Original Issue Date (or, if later, the date of the Transaction Security Document), the security conferred by each Transaction Security Document constitutes a first priority security interest of the type described, over the assets referred to, in that Transaction Security Document, other than those specifically excluded therein, and those assets are not subject to any prior or pari passu security (unless specified otherwise in the relevant Transaction Security Document).
1.20Jersey Tax
The Issuer is:
(i)an “international services entity” within the meaning of the Goods and Services Tax (Jersey) Law 2007; and
(ii)charged to income tax in Jersey at a rate of zero per cent. under the Income Tax (Jersey) Law 1961.
1.21Jersey Regulation
The Issuer is not conducting or has conducted any unauthorised financial services business for the purposes of the Financial Services (Jersey) Law 1998.
1.22Times for making representations and warranties
(a)The representations and warranties set out in this Clause are made by each Obligor on the date of this Agreement, the Original Issue Date and on the Amendment Date and are deemed to be repeated by:
(i)each Obligor on the first day of each Interest Period and on each Subsequent Payment Date; and
(ii)each Additional Guarantor and the Issuer on the date on which the Additional Guarantor becomes an Additional Guarantor, except that (x) those contained in Clause 11.9 (Financial statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement, (y) those contained in Clause 11.11 (No misleading information) are only made on the date of this Agreement, the Amendment Date and on the Original Issue Date, and (z) those contained in Clause 11.13 (No filing or stamp taxes) and Clause 11.20 (Jersey Tax) shall be made at the date of this Agreement and deemed to be repeated on the Original Issue Date, the Amendment Date, the Tranche 2 Issue Date, the Tranche 3 Issue Date, the Tranche 4 Issue Date, the Tranche 5 Issue Date and the Tranche 6 Issue Date.
(b)When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.
12INFORMATION COVENANTS
1.1Financial statements
(a)The Issuer must supply to the Trustee in sufficient copies for all the Bridge Noteholders:
(i)its audited consolidated financial statements for each of its financial years;

(ii)its unaudited interim consolidated financial statements for the first half year of each of its financial years;
(iii)its consolidated management accounts for each Financial Quarter (commencing with the first complete Financial Quarter starting after Original Issue Date and excluding the second and final Financial Quarter in each financial year);
(iv)its consolidated management accounts for each Monthly Accounting Period, which shall be comprised of:
(A)a consolidated profit and loss statement;
(B)a consolidated balance sheet;
(C)a consolidated cashflow statement;
(D)a consolidated breakdown of capital expenditure;
(E)a consolidated breakdown of costs and overheads;
(F)details of the amount of cash held in bank accounts of members of the Group, including the identity of each such account bank and the amount of Cash held with that account bank, in each case, together with appropriate supporting commentary (if applicable) and an explanation of any material variances in the information provided in the Cashflow Forecast; and
(v)a weekly information package including:
(A)Cashflow Forecast up-dated for that week and accompanied by a written statement or commentary prepared by the management of the Issuer comparing the latest Cashflow Forecast against the Cashflow Forecast delivered for the immediately preceding week and summarising any material differences;
(B)weekly breakdown of any material expenditure by any member of the Group;
(vi)
(A)copies of any material written information and materials that are prepared by any advisors engaged by the Issuer (or any other member of the Group) in connection with the M&A Process (except for any information or materials that are subject to legal privilege) provided that the disclosure of such information and materials is not prohibited by any applicable law, regulation or contractual obligation or, to the extent it is so prohibited, the Issuer shall use its reasonable endeavours to obtain consent to disclose such information and materials notwithstanding such prohibition or contractual obligation;
(B)any other information reasonably requested by the Trustee or any Bridge Noteholder in connection with the business or financial condition of any member of the Group, provided that the disclosure of such information and materials is not prohibited by any applicable law, regulation or contractual obligation and excluding any information or materials that are subject to legal privilege; and

(b)All financial statements required under paragraph (a) above must be supplied as soon as they are available and:
(i)in the case of the Issuer’s audited consolidated financial statements, as soon as reasonably practicable after the filing of such accounts with the United States Securities and Exchange Commission; and
(ii)in the case of the Issuer’s unaudited interim consolidated financial statements for the first half of its financial year, within sixty (60) days of the end of the relevant financial period;
(iii)in the case of the Issuer’s unaudited interim consolidated financial statements for each Financial Quarter, within forty-five (45) days of the end of the relevant Financial Quarter;
(iv)in the case of the Issuer’s unaudited monthly management accounts for each Monthly Accounting Period within thirty (30) days of the end of that Monthly Accounting Period; and
(v)in the case of the Cashflow Forecast delivered in accordance with subparagraph (a)(v)(A) above, by the Friday immediately after the end of that week (assuming the week ends on a Sunday).
(c)If requested by a Bridge Noteholder in order to comply with any law or regulation, the Issuer must supply to the Trustee the financial statements of each Obligor for each of its financial years (audited if that Obligor produces audited financial statements). The financial statements required under this paragraph must be supplied as soon as they are available and not later than ten days after the latest date by which they are required by law to be produced by the relevant Obligor.
1.2Form of financial statements
(a)The Issuer must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.
(b)The Issuer must notify the Trustee of any change to the manner in which its audited consolidated financial statements are prepared which is relevant to the financial covenant under Clause 13 (Financial Covenants).
(c)If requested by the Trustee, the Issuer must supply to the Trustee:
(i)a full description of any change notified under paragraph (b) above; and
(ii)sufficient information (in form and substance as may be reasonably required by the Trustee) to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Trustee under this Agreement.
(d)If requested by the Trustee, the Issuer must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Issuer and the Bridge Noteholders in the same position as they would have been in if the change had not happened. Any agreement between the Issuer and the Trustee will be, with the prior consent of the Majority Bridge Noteholders, binding on all the Parties.

(e)If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Issuer must supply with each set of its financial statements an audited reconciliation statement indicating the changes that would be made to those financial statements if they had been prepared on the same basis as the Original Financial Statements.
1.3Compliance Certificate
(a)Subject to paragraph (b) and (c) below, the Issuer must supply to the Trustee a Compliance Certificate with each set of its financial statements required to be sent to the Trustee under paragraph (a)(i) and (a)(ii) of Clause 12.1 (Financial statements).
(b)A Compliance Certificate must be signed by a director and the Chief Financial Officer of the Issuer or, if the Chief Financial Officer is not available (and provided that an explanation as to why the Chief Financial Officer is not available is given to the Trustee), the Finance Director of the Group.
(c)The first Compliance Certificate to be delivered under paragraph (a) above shall be in respect of the audited consolidated financial statements of the Issuer for the financial year ending 31 December 2023.
1.4Presentation to Bridge Noteholders
(a)The Trustee (acting on the instructions of the Majority Bridge Noteholders (acting reasonably)) may request that the Chief Executive Officer, Chief Financial Officer and such other senior management and representatives of the Group as reasonably requested by the Trustee (acting on the instructions of the Majority Bridge Noteholders (acting reasonably)) convene a meeting (which may take place via conference call or electronic means) or call with the Bridge Noteholders on a Business Day with at least three (3) clear Business Days’ notice in order to discuss agenda items or questions proposed by the Bridge Noteholders, which must be provided to the Issuer at least two (2) Business Days in advance of such meeting or call.
(b)At least once each fortnight, such members of senior management or key personnel as reasonably requested by the Trustee (acting on the instructions of the Majority Bridge Noteholders (acting reasonably)) shall make themselves available for a conference call with the Bridge Noteholders, with the first such call to be offered during the week immediately following the week in which the Original Issue Date occurs.
(c)At least once each week, the sell side advisors engaged by the Issuer in connection with the M&A Process and the IPA Business Disposal shall make themselves available for a conference call with the Bridge Noteholders with the first such call to be offered during the week immediately following the week in which the Original Issue Date occurs.
1.5Information - miscellaneous
(a)The Issuer must supply to the Trustee, in sufficient copies for all the Bridge Noteholders if the Trustee (acting reasonably) so requests:
(i)copies of all documents dispatched by the Issuer to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are dispatched;
(ii)promptly following the occurrence of any of (i) and (ii) below:

(A)copies of any written agreement entered into by the Issuer with any shareholder of the Issuer (or any Affiliate of or related party to that shareholder) other than in the ordinary course of business; and
(B)copies of all written information provided to any creditors of any member of the Group (other than any Secured Party) by or on behalf of any member of the Group other than in the ordinary course of business, in each case that are relevant to the M&A Process and/or Recapitalisation Process and subject to any confidentiality obligations or restrictions on information sharing, provided that no member of the Group may enter into any new non-disclosure agreement with any such party that restricts any member of the Group’s ability to disclose information to the Bridge Noteholders (other than on terms where the Bridge Noteholders are required to receive any such information on a confidential basis) as may be requested pursuant to paragraphs (ii)(A) and (ii)(B) above, without the prior written consent of the Majority Bridge Noteholders (not to be unreasonably withheld);
(iii)promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which are likely to be adversely determined and have or would have a Material Adverse Effect if adversely determined;
(iv)promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;
(v)promptly on request, such further information regarding the financial condition, business and operations of any member of the Group (including information in connection with or arising out of the M&A Process or the Recapitalisation Process) as any Bridge Noteholder through the Trustee may reasonably request, except to the extent that disclosure of such information would breach any law, regulation or stock exchange requirement or any confidentiality obligations or restrictions on information sharing.
(b)The Issuer shall provide any other information relating to the Issuer or the Group as may be reasonably requested by the Trustee, any Bridge Noteholder or Bridge Noteholder Advisor as soon as reasonably practicable and in any event within five (5) Business Days of such request and shall use reasonable endeavours to ensure that:
(i)any written responses to such information requests are reasonably detailed and reference the most recent available information and documents;
(ii)all written factual information given by it is true and accurate in all material respects as at the date it is provided, the date such information is stated to be accurate or the date of the facts and circumstances by reference to which such information is stated to be given (as applicable) and does not omit to state any fact the omission of which would make that information misleading in any material respect; and
(iii)any financial projections are prepared in good faith on the basis of recent historical information and on the basis of assumptions that, in the opinion of the Issuer, are reasonable at the time they are made having regard to the information available to the Issuer at the time of preparation,

(c)The Issuer shall make available within two (2) business days of any request by the Trustee, a Bridge Noteholder or Bridge Noteholder Advisor access to management and key employees of the Issuer or any of its subsidiaries.
1.6Notification of Default
(a)Unless the Trustee has already been so notified by another Obligor, each Obligor must notify the Trustee of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)Promptly on request by the Trustee, the Issuer must supply to the Trustee a certificate, signed by at least one director or the company secretary on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.
1.7Know your customer requirements
(a)Subject to paragraph (b) below, each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Bridge Noteholder) to enable a Finance Party or prospective new Bridge Noteholder to carry out and be satisfied with the results of all applicable know your customer requirements in all applicable jurisdictions of each Obligor.
(b)An Obligor is only required to supply any information under paragraph (a) above, if the necessary information is not already available to the relevant Finance Party and the requirement arises as a result of:
(i)the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)any change in the status of an Obligor after the date of this Agreement; or
(iii)a proposed assignment or transfer by the Bridge Noteholder of any of its rights and/or obligations under this Agreement to a person that is not a Bridge Noteholder before that assignment or transfer.
(c)Each Bridge Noteholder must promptly on the request of the Trustee supply to the Trustee any documentation or other evidence which is reasonably required by the Trustee to carry out and be satisfied with the results of all know your customer requirements.
1.8Information for Bridge Noteholders
(a)At any time, a Bridge Noteholder may direct the Notes Trustee to deliver to its nominated in-house legal and compliance professionals any written information provided by the Group to the Notes Trustee pursuant to this Clause 12 or any other term of this Agreement and, if so notified or directed, the Trustee shall not provide any such information to that Bridge Noteholder and will instead deliver such information to that Bridge Noteholder’s nominated in-house legal and compliance professionals unless and until notified otherwise by that Bridge Noteholder.
(b)On and from the occurrence of any Event of Default that has not been remedied or waived within its applicable cure period, each of the following shall apply:
(i)each Bridge Noteholder shall have the right to make a public election in respect of the Notes (in which case, it may notify the Trustee that it does not wish to receive information provided by the Group to the Trustee pursuant to this Clause 12 or that is provided by the Group to the Trustee pursuant any other term of this Agreement) subject to a customary wall-crossing procedure to be agreed by the Issuer and the Bridge Noteholders; and
(ii)the Issuer shall deliver any written information required under this Clause 12 or any other provision of this Agreement or any other Senior Note Document (other than any information provided pursuant to Clause 12.4 (Presentation to Bridge Noteholders) solely to the Trustee and not to any Bridge Noteholder directly.
13FINANCIAL COVENANTS
1.1Definitions
[reserved]
1.2Interpretation
(a)Any amount in a currency other than US Dollars is to be taken into account at its US Dollars equivalent calculated on the basis of a spot rate of exchange as at the date of determination selected by the Issuer acting reasonably and in good faith and provided that the Issuer notifies the Trustee in writing of such rate and date of determination promptly following such selection.
(b)No item must be credited or deducted more than once in any calculation of a term defined under this Clause 13 (Financial Covenants).
1.3Liquidity
(a)[reserved]

(b)[reserved]
1.4[reserved]
1.5Guarantor coverage
(a)Subject to paragraph (b) below, the Issuer must ensure that on the date each Compliance Certificate is required to be delivered to the Trustee pursuant to Clause 12.3 (Compliance Certificate):
(i)the aggregate gross assets or aggregate net assets of the members of the Group that are Guarantors (excluding all intra-Group items) represents 90% or more of the value of the gross assets or net assets (respectively) of the Group at that time;
(ii)the aggregate revenues of the members of the Group that are Guarantors represents 90% or more of the value of the consolidated revenue of the Group at that time (the requirements in paragraph (a)(i) above and this (a)(ii), together comprise the “Guarantor Coverage Test”); and
(iii)any member of the Group that is a Material Company (and any member of the Group which is a Holding Company of that Material Company) shall accede to this Agreement as a Guarantor and grant Transaction Security over its material assets on terms consistent with the Transaction Security Documents executed by other members of the Group.

(b)For the purpose of sub-paragraph (a) above:
(i)subject to sub-paragraph (ii) below
(A)the contribution of each Guarantor will be determined from its financial statements which were consolidated into the latest audited or interim half yearly unaudited (as applicable) consolidated financial statements; and
(B)the financial condition of the Group will be determined from the latest audited or interim half yearly unaudited (as applicable) consolidated financial statements;
(ii)if a person becomes a member of the Group after the date on which the latest audited or interim half yearly unaudited (as applicable) consolidated financial statements of the Issuer were prepared;
(A)the contribution of that person will be determined from its latest financial statements; and
(B)the financial condition of the Group will still be determined from the latest audited or interim half yearly unaudited (as applicable) consolidated financial statements of the Issuer but will be adjusted to take into account that person becoming a member of the Group;
(iii)the contribution of a Guarantor will, if it has Subsidiaries, be determined from its unconsolidated financial statements; and
(iv)
(A)any entity which is incorporated in an Excluded Security Jurisdiction; and
(B)Babylon Healthcare Services Limited,
shall, solely for this purpose, be excluded (I) as a Guarantor from the numerator and (II) as a member of the Group from the denominator, in each case, of the Guarantor Coverage Test and for the purposes of determining whether any member of the Group is a Material Company.
14GENERAL COVENANTS
1.1General
Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.
1.2Authorisations
The Issuer will and shall ensure that each of its Subsidiaries will promptly apply for, obtain and promptly renew from time to time and maintain in full force and effect all Authorisations to the extent required under any applicable law or regulation of its jurisdiction of incorporation to enable it to enter into, and perform its obligations under the Notes and to:
(a)carry out the transactions contemplated by the Notes where failure to do so would, or would reasonably be expected to have a Material Adverse Effect;

(b)ensure that, subject to the Reservations, its material obligations under the Notes are valid, legally binding and enforceable; and
(c)carry on its business where failure to do so would, or would reasonably be expected to have a Material Adverse Effect.
1.3Compliance with laws
The Issuer will and shall ensure that each member of the Group will, comply with all laws and regulations binding upon it where non-compliance would reasonably be expected to have a Material Adverse Effect.
1.4Pari passu ranking
Each Obligor must ensure that its payment obligations under the Bridge Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally or otherwise permitted under the Bridge Finance Documents.
1.5Negative pledge
(a)Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.
(b)No member of the Group may:
(i)sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its Affiliates or related parties;
(ii)sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)enter into any other preferential arrangement having a similar effect, in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (each such arrangement being “Quasi Security”).
(c)Paragraphs (a) and (b) above do not apply to:
(i)Permitted Security; or
(ii)a Permitted Transaction.
1.6Disposals
(a)Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.
(b)Paragraph (a) above does not apply to any disposal:
(i)made in the ordinary course of day to day business of the disposing entity;

(ii)of assets in exchange for other assets comparable or superior as to type, value and quality;
(iii)of surplus, obsolete or redundant assets;
(iv)constituting the creation of any Security Interest or Quasi-Security permitted under this Agreement;
(v)of Cash or Cash Equivalents (subject to compliance with the other provisions of this Agreement) or as a result of closing out Treasury Transactions in the ordinary course of day to day business;
(vi)subject to paragraph (c) of Clause 14.21 (Subsidiaries), between members of the Group, other than any disposal of any Intellectual Property Rights to a New HoldCo Subsidiary;
(vii)made by way of a lawful dividend to the extent permitted pursuant to Clause 14.22 (Shares, dividends and share redemption);
(viii)the payment of cash for any purpose not prohibited by any Bridge Finance Document;
(ix)that is a Permitted Disposal; or
(x)that is a Permitted Transaction.
1.7Financial Indebtedness
(a)Except as provided below, no member of the Group may incur any Financial Indebtedness.
(b)Paragraph (a) above does not apply to:
(i)any Financial Indebtedness incurred under the Bridge Finance Documents;
(ii)[reserved];
(iii)any Permitted Financial Indebtedness;
(iv)any Permitted Subordinated Debt; or
(v)any Financial Indebtedness incurred pursuant to a Permitted Transaction.
1.8Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions
The undertakings in this Clause 14.8 remain in force from the date of this Agreement for as long as any amount is outstanding under the Bridge Finance Documents or any Notes are outstanding:
(a)the Issuer shall not and shall ensure that no other member of the Group will directly or (to its actual knowledge having made due enquiry) indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to, or to the benefit of, any person or entity that is a Sanctioned Person if that could reasonably be expected to result in any person (including any Bridge Noteholder) being in breach of Sanctions.
(b)The Issuer covenants and agrees that it will not directly or (to its actual knowledge having made due enquiry) indirectly use the proceeds of the Notes (or lend, contribute or otherwise make available such proceeds to any Subsidiary or other person or entity):
(c)for the purpose of financing activities of any Sanctioned Person or in any Sanctioned Country, in each case, if that could reasonably be expected to result in any such person or any Bridge Noteholder being in breach of any Sanctions; or
(d)for the purpose of financing or facilitating any activities that would violate applicable Anti-Corruption Laws.
(e)Each member of the Group shall conduct its businesses in material compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(f)The Issuer shall, and shall ensure that each other member of the Group will maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.
(g)Nothing in this Clause 14.8 shall create or establish an obligation or right for any entity to the extent that, by agreeing to it, complying with it, exercising it, having such obligation or right, or otherwise, a member of the Group would be placed in violation of any law applicable to it.
1.9Change of business
The Issuer must ensure that no substantial change is made to the general nature of the business of the Group as a whole from that carried on at the date of this Agreement (except as a result of any disposal permitted under this Agreement) but this shall not, at any time, prevent any member of the Group engaging in any ancillary or supporting business.
1.10Mergers
(a)No Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-Group re-organisation on a solvent basis or other transaction agreed by the Majority Bridge Noteholders.
(b)Paragraph (a) above does not apply to any transaction expressly permitted by any other provision of this Agreement.
1.11Acquisitions
(a)Except as provided below, no member of the Group may acquire any shares or securities, business, asset or undertaking (or, in each case, any interest in any of them) until the Notes have been redeemed or repurchased in full.
(b)Paragraph (a) above does not apply to:
(i)a Permitted Transaction; or
(ii)any Permitted Acquisition.
1.12Third party guarantees
(a)Except as provided in paragraph (b) below, no member of the Group may incur or allow to be outstanding any guarantee by such member of the Group or any of its Subsidiaries in respect of the indebtedness of any person which is not a member of the Group.

(b)Paragraph (a) above does not apply to:
(i)a Permitted Guarantee;
(ii)a Permitted Loan; or
(iii)a Permitted Transaction.
1.13Treasury Transactions
(a)Except as permitted by paragraph (b) below, no member of the Group may enter into any Treasury Transaction.
(b)Paragraph (a) above does not apply to:
(i)any Permitted Hedging Transaction; or
(ii)any Permitted Transaction.
1.14Arm’s length basis
(a)Except as permitted by paragraph (b) below, no Obligor shall (and the Issuer shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.
(b)The following transactions shall not be a breach of this Clause:
(i)intra-Group loans permitted under subparagraph (b)(i) of Clause 14.16 (Loans out);
(ii)fees, costs and expenses payable under the Bridge Finance Documents; or
(iii)any transaction or arrangement under or contemplated in the Bridge Finance Documents.
1.15Taxation
(a)Each Obligor shall and the Issuer shall ensure that each member of the Group will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)such payment is being or shall be contested in good faith;
(ii)adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Trustee under Clause 12.1 (Financial statements);
(iii)such payment can be lawfully withheld; and
(iv)failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)No member of the Group may change its residence for Tax purposes.
1.16Loans out
(a)Except as provided in paragraph (b) below, no member of the Group may be the creditor in respect of any Financial Indebtedness.

(b)Paragraph (a) above does not apply to:
(i)a Permitted Loan;
(ii)a Permitted Guarantee; or
(iii)a Permitted Transaction.
1.17Environmental matters
(a)In this Subclause:
“Environmental Approval” means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from properties owned or used by any member of the Group;
“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law; and
“Environmental Law” means any applicable law or regulation which relates to:
(b)the pollution or protection of the environment; or
(c)the harm to or the protection of human health or the health of any living organism.
(d)Each member of the Group will comply with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
(e)Each Obligor must, promptly upon becoming aware, notify the Trustee of any Environmental Claim which has or is reasonably likely to have a Material Adverse Effect.
1.18Insurance
Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.
1.19People with Significant Control regime
Each Obligor shall (and the Issuer shall ensure that each other member of the Group will):
(a)within the relevant time period prescribed by law, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any Issuer incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and
(b)promptly provide the Security Agent with a copy of that notice.
1.20Accounts
(a)Subject to paragraph (b) below, each Obligor will (and the Issuer (or Issuer 2 (as applicable)) will ensure that each member of the Group will) ensure that the proceeds of any Original Bridge Notes and the New Bridge Notes (the “Notes Proceeds”) remain credited to the Secured Account until such proceeds are applied in accordance with Clause 2.4 (Purpose).

(b)The Secured Account must be subject to security pursuant to a Transaction Security Document at all times.
1.21Subsidiaries
(a)No member of the Group may incorporate or acquire a Subsidiary or make any investment in or become party to any joint venture agreements without the prior written consent of the Bridge Noteholders.
(b)Each Obligor (other than the Issuer and New HoldCo) and Babylon Healthcare Services Limited shall (on and from the date upon which legal title to the shares in such Obligor and Babylon Healthcare Services Limited transfer to New HoldCo pursuant to the New HoldCo Transfer) be owned and controlled (directly or indirectly) by New HoldCo.
(c)Notwithstanding any other provision of this Agreement, New HoldCo undertakes not to sell, lease, license, transfer or otherwise dispose of any shares, businesses or undertakings to the Issuer at any time.
1.22Shares, dividends and share redemption
(a)No Obligor may (and the Issuer shall ensure that no other member of the Group will) issue any further shares or amend any rights attaching to its issued shares except to another Obligor and subject to those shares being Charged Property pursuant to a Transaction Security Document.
(b)No Obligor shall:
(i)declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);
(ii)repay or distribute any dividend or share premium reserve or special capital reserve account;
(iii)pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of its shareholders or Affiliates of its shareholders;
(iv)redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or
(v)make any payment in respect of any intragroup liabilities owing to another Obligor other than in respect of the ordinary course treasury management activities of the Group, provided that any such payments made to the Issuer shall only be permitted if such payment is in an amount equal to or less than, and for a purpose, expressly contemplated in the most recently delivered Cashflow Forecast or if such payment is made pursuant to Clause 14.30.
1.23Dormant subsidiaries
If any member of the Group which is, as at the date of this Agreement, a Dormant Subsidiary (which is not incorporated or formed in an Excluded Security Jurisdiction) commences trading and has or acquires revenue or gross assets or net assets (in each case calculated on an unconsolidated basis and excluding goodwill, intra-Group items and investments in members of the Group) which exceed one (1)% of the total revenue or gross assets or net assets of the Group, the Issuer shall procure that within 45 days thereof:

(a)the Holding Issuer of that Dormant Subsidiary grants Transaction Security over the shares in such Dormant Subsidiary on terms acceptable to the Security Agent (acting reasonably); and
(b)such Dormant Subsidiary becomes an Additional Guarantor in accordance with Clause 24.5 (Additional Guarantor).
1.24No repayment of Existing Notes or bilateral or other facilities
Except as otherwise contemplated by this Agreement or the Intercreditor Agreement, the Issuer may not, and shall procure that no other member of the Group will:
(a)repay, prepay, purchase, defease, redeem or otherwise acquire or retire the principal amount (or capitalised interest) of any Existing Notes (in whole or in part) prior to its scheduled repayment date in any manner; or
(b)pay or repay, at the voluntary election of any member of the Group, any bilateral trade facility or overdraft or any other facility that has been advanced to any member of the Group in accordance with the terms of this Agreement or repay, prepay, purchase, defease, redeem or otherwise acquire or retire the principal amount (or capitalised interest) of any Financial Indebtedness (in whole or in part), in each case, at any time whilst any Notes remain outstanding.
1.25Amendments to constitutional documents
No Obligor may amend its articles of association, constitution or other constitutional document without the prior written consent of the Majority Bridge Noteholders.
1.26Intellectual Property
(a)Each Obligor shall and the Issuer shall procure that each Group member will:
(i)preserve and maintain the subsistence and validity of the Intellectual Property Rights necessary for the business of the relevant Group member;
(ii)use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property Rights necessary for the business of the relevant Group member;
(iii)make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property Rights necessary for the business of the relevant Group member in full force and effect and record its interest in those Intellectual Property Rights;
(iv)not use or permit the Intellectual Property Rights necessary for the business of the relevant Group member to be used in a way or take any step or omit to take any step in respect of that Intellectual Property Right which may materially and adversely affect the existence or value of the Intellectual Property Rights necessary for the business of the relevant Group member or imperil the right of any member of the Group to use such property; and
(v)not discontinue the use of the Intellectual Property Rights necessary for the business of the relevant Group member, in each event, where failure to do so is reasonably likely to have a Material Adverse Effect.

(b)The Issuer will not, and will not permit any Obligor, to enter into any agreement or other arrangement which transfers, sells, loans, disposes of, licenses or otherwise has the commercial effect of a transfer, sale, loan, disposal of, or license, or similar or equivalent arrangement, to persons other than the Issuer or any Obligor incorporated in England and Wales, any Intellectual Property Right whether owned on the date of this Agreement or acquired, created, developed or otherwise legally or beneficially owned after that date which is or is likely to be used in the business of the Group or any member thereof, except any licensing agreement or a legally and commercially equivalent arrangement, in each case, expressly for the use of such Intellectual Property Right (but not to transfer, loan, sell or dispose of (or any other such transaction having a similar commercial effect) the legal or beneficial ownership of such Intellectual Property) in the ordinary course of day-to-day trading (and where any consideration, fees, payment, revenues or other economic benefit in relation to such arrangements are on commercial arm’s length terms).
1.27Access
If an Event of Default is continuing or the Trustee reasonably suspects an Event of Default is continuing or may occur, each Obligor shall, and the Issuer shall ensure that each member of the Group will, (not more than once in every financial year unless the Trustee reasonably suspects an Event of Default is continuing or may occur) permit the Trustee and/or the Security Agent and/or accountants or other professional advisers and contractors of the Trustee or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Issuer to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with executive management team of the Issuer.
1.28Further assurance
(a)Each Obligor shall (and the Issuer shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):
(i)to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Bridge Finance Documents or by law;
(ii)to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or
(iii)to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
(b)Each Obligor shall (and the Issuer shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Bridge Finance Documents.

1.29[reserved]
1.30No upstream Cash, intercompany liabilities, guarantees and/or security
(a)No Cash may be transferred by any New HoldCo Subsidiary to the Issuer or any member of the Group that is not a New HoldCo Subsidiary including without limitation any extension of credit or other payment by a New HoldCo Subsidiary to any member of the Group that is not a New HoldCo Subsidiary, other than in respect of any amounts of Cash required to:
(i)cover operating expenses, administrative costs, taxes and/or listing expenses incurred by the Issuer and any fees and disbursements charged by professional advisers (including any VAT thereon)), subject at all times to the Monthly Operating Expenditure Basket and the other limitations set out in paragraph (d)(ii) of the definition of Permitted Loan; and
(ii)pay any amounts due and payable under the terms of the Existing Notes, this Agreement or the Debt Documents (as defined in and subject to the terms of the Intercreditor Agreement).
(b)Notwithstanding anything to the contrary herein, no New HoldCo Subsidiary may following the Amendment Date:
(i)incur any guarantee in favour or in respect of the indebtedness, obligations or liabilities of the Issuer or any member of the Group that is not a New HoldCo Subsidiary; and/or
(ii)create any Security Interest on any of its assets or grant any Quasi-Security in favour or in respect of the liabilities and/or obligations of any member of the Group that is not a New HoldCo Subsidiary.
(c)The Issuer shall notify the Trustee in writing promptly upon becoming aware of any of the following:
(i)any guarantee that any New Holdco Subsidiary may have incurred on or prior to the Amendment Date in favour or in respect of the indebtedness, obligations or liabilities of the Issuer or any member of the Group that is not a New HoldCo Subsidiary; and/or
(ii)any Security Interest that any New Holdco Subsidiary may have created or allowed to exist on or prior to the Amendment Date on any of its assets or grant any Quasi-Security in favour or in respect of the liabilities and/or obligations of any member of the Group that is not a New HoldCo Subsidiary.
1.31Spending Covenant
No Obligor shall (and the Issuer shall procure that no other member of the Group will) apply any Cash towards a Restricted Purpose without the consent of the Majority Bridge Noteholders.
1.32Electronic Data Room
The Issuer shall maintain an electronic data room to which the Bridge Noteholders and their advisers shall be provided access (subject to the Bridge Noteholders being bound by an obligation of confidentiality to the Issuer) and which the Issuer shall populate with any documents and information reasonably requested by the Bridge Noteholders in connection with the Existing Notes, the Original Bridge Notes, the New Bridge Notes and any relevant contingency planning.
1.33Advisors to the Bridge Noteholders
The Issuer agrees that the Majority Bridge Noteholders may appoint Bridge Noteholder Advisors from time to time and the Issuer shall enter into fee letters with such Bridge Noteholder Advisors pursuant to which it shall pay any reasonable fees, costs and expenses of such advisors as required pursuant to such fee letters.
1.34Cleansing
The Issuer shall, in accordance with the terms of the non-disclosure agreement between the Issuer and AlbaCore Capital LLP dated 3 March 2023 (the “AlbaCore NDA”), publish an announcement in relation to the financing made available to the Issuer under the terms of this Agreement in accordance with the provisions of paragraph 5 of the AlbaCore NDA.
1.35Chapter 11 Debtor-in-Possession Financing
To the extent that the Issuer or any member of the Group initiates any process at any time for the purpose of incurring Chapter 11 debtor-in-possession super priority financing, the Issuer shall procure that the Bridge Noteholders have a reasonable opportunity to participate in such process as potential financiers.
1.36Corporate Governance
(a)The Majority Bridge Noteholders shall be entitled to nominate two (2) persons to be appointed as a director of the Issuer in each case who may (but is not required to) be a current or former restructuring adviser or investor, or insolvency practitioner (such person when appointed as a director of the Issuer and any replacement of such director appointed in accordance with this Clause 14.36, being a “Bridge Noteholder-selected Independent Director”).
(b)The Issuer shall use all reasonable endeavours to complete the appointment of the Bridge Noteholder-selected Independent Director to the board of the Issuer as soon as reasonably practicable and in any event no later than five (5) Business Days following such person passing all background checks and other regulatory and compliance processes relating to the appointment of directors of the Issuer as a public company listed on the New York Stock Exchange (including, without limitation, any enhanced requirements relating to directors serving on the Issuer’s audit committee) and the Issuer undertakes to use all reasonable endeavours to complete such processes as soon as reasonably practicable and to inform the Majority Bridge Noteholders what specific checks and process will be required and to provide updates no less frequently than each Friday relating to the progress of any such checks and processes provided that in any event the appointment of a Bridge Noteholder-selected Independent Director shall become effective not later than the date falling thirty (30) Business Days after the nomination of such director by the Majority Bridge Noteholders.
(c)If a Bridge Noteholder-selected Independent Director resigns, the Majority Bridge Noteholders may nominate a replacement Bridge Noteholder-selected Independent Director and the Issuer shall use all reasonable endeavours to effect the appointment of such replacement Bridge Noteholder-selected Independent Director within fifteen (15) Business Days of the date on which the proposed Bridge Noteholder-selected Independent Director is nominated by the Majority Bridge Noteholders and has accepted his or her prospective appointment as a director of the Issuer (the “Replacement Nomination and Acceptance Date”) provided that in any event the appointment of the replacement Bridge Noteholder-selected Independent Director shall become effective not later than the date falling thirty (30) Business Days after such Replacement Nomination and Acceptance Date.

(d)As soon as reasonably practicable and and in any event within five (5) Business Days of two Bridge Noteholder-selected Independent Directors being appointed to the board of the Issuer, the Issuer shall procure the resignation or removal of the shareholder representative directors as separately identified by the Majority Bridge Noteholders as directors of the Issuer.
(e)Following the resignations in paragraph (d) set-out above, the Issuer shall ensure that the board of the Issuer at all times comprise a maximum of five directors, a majority of which must comprise independent non-executive directions (the “Independent Directors”) and two such independent non-executive directors must be Bridge Noteholder-selected Independent Directors.
(f)Any remuneration, costs, fees and expenses of the Independent Directors shall be paid by the Issuer in accordance with the Issuer’s Outside Director Compensation Policy. The Issuer shall not remove or replace any Independent Director without the consent of the Majority Bridge Noteholder unless required to do so pursuant to applicable law or regulation including without limitation as a result of any shareholder vote or any requirement for directors to stand for re-election at each annual general meeting of the Issuer.
(g)Promptly and in any event no later than five (5) Business Days after the appointment of each of the Independent Directors to the board of the Issuer, each Independent Director shall be appointed to the Group’s Strategic Committee. Following the appointment of all the Independent Directors required to be appointed pursuant to this Clause 14.36, the Independent Directors (together with any other director of the Issuer who is fully independent from the shareholders of the Issuer and its affiliates) shall at all times form a majority of the Strategic Committee. The Issuer shall authorize the Strategic Committee to give the board of the Issuer recommendations in relation to the M&A Process (including in relation to the IPA Business Disposal).
(h)Promptly and in any event no later than five (5) Business Days after the appointment of each of the Independent Directors to the board of the Issuer, each Independent Director shall be appointed to the Issuer’s remuneration committee. Following the appointment of all the Independent Directors required to be appointed pursuant to this Clause 14.36, the Independent Directors (together with any other director of the Issuer who is fully independent from the shareholders of the Issuer and its Affiliates) shall form a majority on the Issuer’s remuneration committee.
(i)The Independent Directors shall:
(i)be selected taking into account the policies and procedures set forth in the Issuer’s Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Guidelines;
(ii)be fully independent (as reasonably determined by the Issuer and the Majority Bridge Noteholders) from the management of the Group, the shareholders of the Issuer, the creditors of the Issuer (including, without limitation, the Bridge Noteholders and the holders of the Existing Notes) or in each case any of their related parties; and
(iii)have the requisite experience (as reasonably determined by the Issuer and the Majority Bridge Noteholders) in order to perform the role of an independent director of the Issuer and member of the Strategic Committee and comply with all applicable independence and other requirements of the NYSE and the SEC and any applicable law and regulation.
(j)Notwithstanding the other provisions of this Clause 14.36, if any person selected or nominated for appointment as an Independent Director fails to satisfy any necessary background check or other applicable regulatory and compliance processes relating to the appointment of directors of the Issuer as a public company listed on the New York Stock Exchange (an “Unsuccessful Appointment Event”), the Issuer shall be permitted to recommence the appointment process set out in this Clause 14.36 as soon as reasonably practicable following the Unsuccessful Appointment Event and any applicable timelines set out in this Clause 14.36 shall be deemed to recommence on and from the date of such Unsuccessful Appointment Event.
1.37Board Observer
The Majority Bridge Noteholders shall be entitled (but have no obligation) to appoint an observer to the board of the Issuer in accordance with the terms of the Board Observer Agreement, subject to the observer being bound by an obligation of confidentiality to the Issuer. Such board observer may attend board meetings and receive all information distributed or circulated to the board but cannot vote and shall not count towards quorum at any board meeting of the Issuer. The board observer shall be entitled to attend meetings of the Strategic Committee.
1.38Preservation of assets
The Issuer will and shall ensure that each member of the Group will maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of the business of the Group where failure to do so would have a Material Adverse Effect.
1.39Pensions
The Issuer shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are funded to the extent required by applicable law and regulations where failure to do so has or would reasonably be likely to have a Material Adverse Effect.
1.40Condition Subsequent
(a)[reserved]
(b)The Issuer shall, within twenty (20) Business Days of the Original Issue Date, obtain, and provide the Trustee with a copy of, the applicable consent from the Jersey Financial Services Commission for the Issuer to issue:
(i)the Notes issued by the Issuer; and
(ii)the Existing Notes,
in each case, to more than ten (10) Bridge Noteholders pursuant to the Control of Borrowing (Jersey) Order 1958.
1.41Warrant Shares
The Issuer shall elect to use the cash redemption mechanism in the Warrant Instrument in relation to sufficient Warrant Shares held by each holder of Warrant Shares so that the Cash Redemption Payment (as defined in the Warrant Instrument) is as close to as possible, and is at least equal to, the subscription price payable by such holder of Warrant Shares for the Warrant Shares it will receive upon exercise (prior to any deduction pursuant to clause 5.1(b)(iii)(B) of the Warrant Instrument). The Issuer shall then pay any remaining Cash Redemption Payment (following the deduction required pursuant to clause 5.1(b)(iii)(B) of the Warrant Instrument) to the relevant Warrant Holder in accordance with the terms of the Warrant Instrument.
1.42Professional adviser fees
(a)The Issuer undertakes that it will use commercially reasonable endeavours to manage the costs and expenses incurred by it in respect of its professional advisers to be substantially consistent with the estimates in the cashflow and liquidity forecasts provided to the Bridge Noteholders in accordance with the terms of the Bridge Finance Documents.
(b)If the Issuer considers it commercially necessary to (i) materially expand the scope of work for an existing professional adviser in connection with an actual or potential Alternative Transaction (as defined in the Framework Agreement); and/or (ii) engage further professional advisers to advise it in connection with an actual or potential Alternative Transaction, the Issuer shall notify the Bridge Noteholders prior to agreeing such expansion or engagement and shall provide details of such anticipated costs and expenses and, if the costs and expenses resulting therefrom are or would reasonably likely to be material, shall consult with the Bridge Noteholders in good faith with a view to ensuring that such costs and expenses are proportionate and appropriate in the circumstances.
15DEFAULT
1.1Events of Default
Each of the events or circumstances set out in this Clause (other than Subclause 15.16 (Acceleration) is an Event of Default.
1.2Non-payment
An Obligor does not pay on the due date any amount payable by it under the Bridge Finance Documents in the manner required under the Bridge Finance Documents, unless the non-payment:
(a)is caused by technical or administrative error; or
(b)a Disruption Event; and
is remedied within three (3) Business Days of the due date, provided that if the non-payment is in respect of an amount payable under the Bridge Finance Documents which does not consist of principal, interest or any OID Fees or Deferred Upfront Fee payable under the Notes, no Event of Default will occur if the relevant payment is made within five (5) Business Days of the due date.
1.3Breach of other obligations
(a)An Obligor does not comply with any term of Clause 13 (Financial Covenants).
(b)An Obligor does not comply with any other term of the Bridge Finance Documents (other than any term referred to in Clause 15.2 (Non-payment) or in paragraph (a) above), unless the non compliance:
(i)is capable of remedy; and
(ii)is remedied within ten (10) Business Days of the earlier of the Trustee giving notice of the breach to the Issuer and any Obligor becoming aware of the non-compliance.

(c)The Framework Agreement is terminated.
1.4Misrepresentation
A representation or warranty made or repeated by an Obligor in any Bridge Finance Document or in any document delivered by or on behalf of any Obligor under any Bridge Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:
(a)are capable of remedy; and
(b)are remedied within ten (10) Business Days of the earlier of the Trustee giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty.
1.5Cross-default
Any of the following occurs in respect of a member of the Group:
(a)any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);
(b)any of its Financial Indebtedness:
(i)becomes prematurely due and payable;
(ii)is placed on demand; or
(iii)is capable of being validly declared by or on behalf of a creditor to be prematurely due and payable or placed on demand, in each case, as a result of an event of default or any provision having a similar effect (howsoever described) and, in the case of a derivative transaction referred to in paragraph (g) of the definition of Financial Indebtedness only, arising from or occurring because of or relating to matters, events or circumstances caused by or arising in respect of any member of the Group; or
(c)any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described), unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) is less than $5,000,000 or its equivalent.
1.6Insolvency
Any of the following occurs in respect of a member of the Group:
(a)it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;
(b)it admits its inability to pay its debts as they fall due;
(c)it suspends making payments on any of its debts or announces an intention to do so;
(d)by reason of actual or anticipated financial difficulties, it begins negotiations after the Original Issue Date with a class or category of its creditors (other than the Bridge Noteholders and any other Secured Party) for the rescheduling or restructuring of its indebtedness generally; or

(e)a moratorium is declared in respect of any of its indebtedness.
If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.
1.7Insolvency proceedings
(a)Except as provided below, any of the following occurs in respect of a member of the Group:
(i)a meeting of its shareholders or directors is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration, examinership or dissolution or any such resolution is passed;
(ii)any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, examinership, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);
(iii)its shareholders or directors request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer;
(iv)any Security Interest is enforced over any of its assets with an aggregate value of $5,000,000 or more;
(v)an order for its winding-up, administration, examinership or dissolution is made;
(vi)any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer is appointed in respect of it or any of its assets; or
(vii)any other analogous step or procedure is taken in any jurisdiction.
(b)Paragraph (a) above does not apply to:
(i)any step or procedure which is part of a Permitted Transaction; or
(ii)a petition for winding-up, dissolution or reorganisation presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within twenty-one (21) days.
1.8Creditors’ process
Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Group, having an aggregate value of at least $5,000,000, and is not discharged within twenty-one (21) days.
1.9Effectiveness of Bridge Finance Documents
(a)It is or becomes unlawful for any Obligor to perform any of its obligations under the Bridge Finance Documents
(b)Any Bridge Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason or any Security Interest created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.
(c)An Obligor rescinds or repudiates a Bridge Finance Document or any Transaction Security or evidences an intention to rescind or repudiate a Bridge Finance Document or any Transaction Security.
1.10Intercreditor Agreement
(a)Any member of the Group or any Subordinated Creditor (as defined in the Intercreditor Agreement) which is a party to the Intercreditor Agreement (fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or
(b)a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect, and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within ten (10) days of the earlier of the Trustee giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.
1.11Ownership of the Obligors
An Obligor, other than the Issuer or any member of the Group which is the subject of the IPA Business Disposal or the Higi Business Disposal or any other disposal that is permitted under the terms of this Agreement, is not or ceases to be a Subsidiary of the Issuer.
1.12Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened (other than a proceeding which is frivolous or vexatious) which are reasonably likely to be adversely determined and, if so adversely determined, would be reasonably likely to have a Material Adverse Effect, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.
1.13Cessation of business
A member of the Group ceases, or threatens to cease, to carry on business except:
(a)as part of a Permitted Transaction; or
(b)as a result of a disposal allowed under this Agreement.
1.14Material adverse change
(a)Any event or series of events occurs which has or is reasonably likely to have an effect on the business, assets or financial condition of the Group which is of such significance that:
(i)any Obligor is or would be unable to meet its payment obligations to the Bridge Noteholders; or
(ii)the Issuer is or would be unable to comply with any term of Clause 13 Financial Covenants).

1.15[reserved]
1.16Acceleration
If an Event of Default is outstanding, the Trustee may, and must if so instructed by the Majority Bridge Noteholders, by notice to the Issuer and Issuer 2 declare that all or part of any amounts outstanding, together with accrued interest and all other amounts accrued under the Bridge Finance Documents are:
(a)immediately due and payable; and/or
(b)payable on demand by the Trustee acting on the instructions of the Majority Bridge Noteholders; and/or
(c)exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Bridge Finance Documents.
Any notice given under this Subclause will take effect in accordance with its terms.
16ROLE OF THE TRUSTEE AND SECURITY AGENT
1.1The Trustee
(a)Each other Finance Party appoints the Trustee to act as its agent under and in connection with the Bridge Finance Documents.
(b)Each other Finance Party authorises the Trustee and Security Agent to:
(i)enter into each Bridge Finance Document expressed to be entered into by the Trustee; and
(ii)perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Trustee under or in connection with the Bridge Finance Documents together with any other incidental rights, powers, authorities and discretions.
1.2Instructions
(a)The Trustee shall:
(i)exercise or refrain from exercising any right, power, authority or discretion vested in it as Trustee in accordance with any instructions given to it by:
(A)all Bridge Noteholders if the relevant Bridge Finance Document stipulates the matter is an all Bridge Noteholder decision;
(B)the relevant Finance Party or group of Finance Parties if a Bridge Finance Document stipulates the matter is a decision for that Finance Party or group of Finance Parties; and
(C)in all other cases, the Majority Bridge Noteholders; and
(ii)not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if a Bridge Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)The Trustee shall be entitled to request instructions, or clarification of any instruction, from the Majority Bridge Noteholders (or, if the relevant Bridge Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Trustee may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Bridge Finance Document and unless a contrary indication appears in a Bridge Finance Document, any instructions given to the Trustee by the Majority Bridge Noteholders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)Paragraph (a) above shall not apply:
(i)where a contrary indication appears in a Bridge Finance Document;
(ii)where a Bridge Finance Document requires the Trustee to act in a specified manner or to take a specified action;
(iii)in respect of any provision which protects the Trustee’s own position in its personal capacity as opposed to its role of Trustee for the relevant Finance Parties including, without limitation, Clause 16.4 (No fiduciary duties) to Clause 16.9 (Exclusion of liability) and Clause 16.13 (Confidentiality);
(e)If giving effect to instructions given by the Majority Bridge Noteholders would (in the Trustee’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 22 (Amendments and Waivers), the Trustee shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party whose consent would have been required in respect of that amendment or waiver.
(f)The Trustee may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification, prefunding and/or security that it may in its discretion require (which may be greater in extent than that contained in the Bridge Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation, or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.
(g)Without prejudice to the remainder of this Clause 16.2, in the absence of instructions, the Trustee may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.
(h)The Trustee is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Bridge Finance Document.
1.3Duties of the Trustee
(a)The duties, obligations and responsibilities of the Trustee under the Bridge Finance Documents are solely mechanical and administrative in nature.
(b)Subject to paragraph (c) below, the Trustee shall promptly forward to a Party the original or a copy of any document which is delivered to the Trustee for that Party by any other Party.

(c)Except where a Bridge Finance Document specifically provides otherwise, the Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)If the Trustee receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(e)If the Trustee is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Trustee or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.
(f)The Trustee shall have only those duties, obligations and responsibilities expressly specified in the Bridge Finance Documents to which it is expressed to be a party (and no others shall be implied).
1.4No fiduciary duties
(a)Nothing in any Bridge Finance Document constitutes the Security Agent or Trustee as a trustee or fiduciary of any other person; or
(b)None of the Security Agent or Trustee shall be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.
1.5Business with the Group
The Security Agent and the Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
1.6Rights and discretions
(a)The Security Agent and the Trustee may:
(i)rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and, other than in the case of manifest error, shall have no duty or obligation to verify or confirm that the person who, as applicable, gave such representation or sent such communication, notice or document is in fact authorised to do so;
(ii)assume that:
(A)any instructions received by it from the Majority Bridge Noteholders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Bridge Finance Documents; and
(B)unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)rely on a certificate from any person:
(A)as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)to the effect that such person approves of any particular dealing, transaction, step, action or thing,

(C)as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)The Trustee may assume (unless it has received written notice to the contrary in its capacity as agent for the Finance Parties) that:
(i)no Default has occurred (unless it has actual knowledge of a Default arising under Clause 15.2 (Non-payment));
(ii)any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)any notice or request made by the Issuer is made on behalf of and with the consent and knowledge of all the Obligors.
(c)The Trustee may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Trustee may at any time engage and pay for the services of any lawyers to act as independent counsel to the Trustee (and so separate from any lawyers instructed by the Bridge Noteholders) if the Trustee in its reasonable opinion deems this to be necessary.
(e)The Trustee may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Trustee or by any other Party and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)The Trustee may act in relation to the Bridge Finance Documents through its officers, employees and agents and shall not:
(i)be liable for any error of judgment made by any such person; or
(ii)be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Trustee’s gross negligence, wilful misconduct or fraud.
(g)Unless a Bridge Finance Document expressly provides otherwise each of the Trustee may disclose to any other Party any information it reasonably believes it has received as agent under any Bridge Finance Document.
(h)Notwithstanding any other provision of any Bridge Finance Document to the contrary:
(i)none of the Security Agent or the Trustee is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality; and
(i)each of the Security Agent and the Trustee may do anything which, in its opinion, is necessary or desirable to comply with any applicable law or regulation.

(ii)Notwithstanding any other provision of any Bridge Finance Document to the contrary, the Trustee is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of those funds or adequate indemnity against, or security for, that risk or liability is not reasonably assured to it.
1.7Responsibility for documentation
None of the Security Agent or the Trustee is responsible or liable for:
(a)the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, the Trustee, an Obligor or any other person in or in connection with any Bridge Finance Document or the transactions contemplated in the Bridge Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bridge Finance Document;
(b)the legality, validity, effectiveness, adequacy or enforceability of any Bridge Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bridge Finance Document;
(c)any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise; or
(d)to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Bridge Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Bridge Finance Documents, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date thereof.
1.8No duty to monitor
The Trustee shall not be bound to enquire:
(a)whether or not any Default has occurred;
(b)as to the performance, default or any breach by any Party of its obligations under any Bridge Finance Document; or
(c)whether any other event specified in any Bridge Finance Document has occurred.
1.9Exclusion of liability
(a)Without limiting paragraph (b) below (and without prejudice to any other provision of any Bridge Finance Document excluding or limiting the liability of the Trustee the Trustee will not be liable for:
(i)any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Bridge Finance Document, unless directly caused by its gross negligence, wilful misconduct or fraud;

(ii)exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Bridge Finance Document, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Bridge Finance Document, other than by reason of its gross negligence or wilful misconduct;
(iii)without prejudice to the generality of paragraphs (i) to (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Trustee) arising as a result of:
(A)any act, event or circumstance not reasonably within its control; or
(B)the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications or computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)No Party (other than the Trustee) may take any proceedings against any officer, employee or agent of the Trustee in respect of any claim it might have against the Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Bridge Finance Document and any officer, employee or agent of the Trustee may rely on this Clause subject to paragraph (d) of Clause 1.2 (Construction) and the provisions of the Third Parties Act.
(c)The Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Bridge Finance Documents to be paid by the Trustee if the Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Trustee for that purpose.
(d)Nothing in this Agreement shall oblige the Trustee to carry out:
(i)any “know your customer” or other checks in relation to any person; or
(ii)any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or for any Affiliate of any Finance Party,
on behalf of any Finance Party and each Finance Party confirms to the Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Trustee.
(e)Each Bridge Noteholder acknowledges that in the event that the Trustee is required by law or any contractual arrangement with a Tax authority to make a deduction or withholding for or on account of Tax from a payment made by the Trustee under a Bridge Finance Document, the Trustee shall be authorised and entitled to make such deduction or withholding (and no Bridge Noteholder will have any claim or recourse to the Trustee on account of any such deduction or withholding).

(f)Without prejudice to any provision of any Bridge Finance Document excluding or limiting the liability of the Trustee, any liability of the Trustee arising under or in connection with any Bridge Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at any time which increase the amount of that loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages and whether the claim for loss or damage is made in negligence, for breach of contract, duty or otherwise.
(g)Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be responsible or liable for any delay or failure to perform under this Agreement or for any liabilities resulting, in whole or in part, from or caused by any event beyond the reasonable control of the Trustee including without limitation: strikes, work stoppages, acts of war, terrorism, acts of God, epidemics, governmental actions, exchange or currency controls or restrictions, devaluations or fluctuations, interruption, loss or malfunction of utilities, communications or any computer (software or hardware) services, the application of any law or regulation in effect now or in the future, or any event in the country in which the relevant duties under this Agreement are performed, (including, but not limited to, nationalisation, expropriation or other governmental actions, regulation of the banking or securities industry, sanctions imposed at national or international level or market conditions) which may affect, limit, prohibit or prevent the performance in full or in part of such duties until such time as such law, regulation or event shall no longer affect, limit, prohibit or prevent such performance (in full or in part) and in no event shall the Trustee be obliged to substitute another currency for a currency whose transferability, convertibility or availability has been affected, limited, prohibited or prevented by such law, regulation or event.
1.10Bridge Noteholders’ indemnity to the Trustee
(a)Each Bridge Noteholder shall (in proportion that its Notes bears to the Notes in issue) indemnify the Trustee within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Trustee’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 9.8 (Disruption to payment systems), notwithstanding the Trustee’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Trustee) in acting as Trustee under the Bridge Finance Documents (unless the Trustee has been reimbursed by an Obligor pursuant to a Bridge Finance Document). This Clause shall survive in full force and effect notwithstanding the termination of this Agreement or the retirement, resignation or termination of the Trustee.
(b)The Issuer must immediately on demand reimburse any Bridge Noteholder for any payment that Bridge Noteholder makes to the Trustee under paragraph (a) above except to the extent that the indemnity payment in respect of which the Bridge Noteholder claims reimbursement relates to a liability of the Trustee to an Obligor.
(c)This indemnity given by each Bridge Noteholder under or in connection with this Agreement is a continuing obligation, independent of the relevant Bridge Noteholder's other obligations under or in connection with this Agreement or any other Finance Document and survives after this Agreement or that Finance Document is terminated.

1.11Resignation of the Trustee
(a)The Trustee may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Issuer.
(b)Alternatively the Trustee may resign by giving 30 days’ notice to the other Finance Parties and the Issuer, in which case the Majority Bridge Noteholders (after consultation with the Issuer) may appoint a successor Trustee. The Trustee shall not be obliged to provide any reason for such resignation and will not be responsible for any liabilities incurred by reason of such resignation.
(c)If the Majority Bridge Noteholders have not appointed a successor Trustee in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Trustee (after consultation with the Bridge Noteholders and the Issuer) may appoint a successor Trustee. The Trustee is not bound to supervise or be responsible in any way or any loss incurred by reason of misconduct or default on the part of the successor trustee.
(d)If the Trustee wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Trustee is entitled to appoint a successor under paragraph (c) above, the Trustee may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor to become a party to this Agreement or any other Bridge Finance Document as Trustee) agree with the proposed successor amendments to this Clause 16.11 and any other term of this Agreement or any other Bridge Finance Document dealing with the rights or obligations of the Trustee consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Trustee’s normal fee rates and those amendments will bind the Parties.
(e)The retiring Trustee shall:
(i)make available to the successor Trustee such documents and records and provide such assistance as the successor Trustee may reasonably require for the transfer or assignment of all of its rights and benefits under the Bridge Finance Documents to the successor Trustee; and
(ii)enter into and deliver to the successor Trustee those documents and effect any registrations as may be reasonably required for the transfer or assignment of all of its rights and benefits under the Bridge Finance Documents to the successor Trustee.
(f)The Issuer shall, within three Business Days of demand, reimburse the retiring Trustee for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(g)The resignation notice of the Trustee shall only take effect upon the appointment of a successor.
(h)Upon the appointment of a successor, the retiring Trustee shall be discharged from any further obligation in respect of the Bridge Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Trustee) and this Clause 16.11 (and any fees for the account of the retiring Trustee shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. The Issuer must immediately pay to the retiring Trustee any fees that have accrued for the account of the retiring Trustee under any applicable Fee Letter.
(i)The Trustee shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Trustee pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Trustee under the Bridge Finance Documents, either:
(i)the Trustee fails to respond to a request under Clause 6.7 (FATCA Information) and a Bridge Noteholder reasonably believes that the Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)the information supplied by the Trustee pursuant to Clause 9.8 (Disruption to payment systems) and Clause 6.7 (FATCA Information) indicates that the Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)the Trustee notifies the Issuer and the Bridge Noteholders that the Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Bridge Noteholder reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Trustee were a FATCA Exempt Party, and that Bridge Noteholder, by notice to the Trustee, requires it to resign.
1.12Replacement of the Trustee
(a)After consultation with the Issuer, the Majority Bridge Noteholders may, by giving 30 days’ notice to the Trustee (or, at any time the Trustee is an Impaired Agent, by giving any shorter notice determined by the Majority Bridge Noteholders) replace the Trustee by appointing a successor Trustee.
(b)The retiring Trustee shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Bridge Noteholders):
(i)make available to the successor Trustee such documents and records and provide such assistance as the successor Trustee may reasonably request for the purposes of performing its functions as Trustee under the Bridge Finance Documents; and
(ii)enter into and deliver to the successor Trustee those documents and effect any registrations as may be reasonably required for the transfer or assignment of all of its rights and benefits under the Bridge Finance Documents to the successor Trustee.
(c)The appointment of the successor Trustee shall take effect on the date specified in the notice from the Majority Bridge Noteholders to the retiring Trustee. As from this date, the retiring Trustee shall be discharged from any further obligation in respect of the Bridge Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Trustee) and this Clause 16.12 (and any fees for the account of the retiring Trustee shall cease to accrue from (and shall be payable on) that date).
(d)Any successor Trustee and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

1.13Confidentiality
(a)In acting as agent for the Finance Parties, the Trustee shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)If information is received by another division or department of the Trustee it may be treated as confidential to that division or department and the Trustee shall not be deemed to have notice of it.
(c)Notwithstanding any other provision of any Bridge Finance Document to the contrary, the Trustee is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or is reasonably likely to in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.
(d)The Trustee may forward any document that it is required to forward to a Bridge Noteholder to a professional advisor of that Bridge Noteholder where such professional advisor has been appointed by such Bridge Noteholder (and notified to the Trustee as such) in order to ensure that such Bridge Noteholder does not receive any information relating to the Group that in accordance with any law or regulation it should not be in receipt of and in doing so the Trustee will be deemed to have fulfilled its obligation to forward such document to such Bridge Noteholder.
1.14Relationship with the Bridge Noteholders
(a)The Trustee may treat the person shown in its records as Bridge Noteholder at the opening of business (in the place of the Trustee’s principal office as notified to the Finance Parties from time to time) as the Bridge Noteholder acting through its facility office:
(i)entitled to or liable for any payment due under any Bridge Finance Document on that day; and
(ii)entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Bridge Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Bridge Noteholder to the contrary in accordance with the terms of this Agreement.
(b)Any Bridge Noteholder may by notice to the Trustee appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Bridge Noteholder under the Bridge Finance Documents. Such notice shall contain the address, fax number (and the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, (or such other information), department and officer by that Bridge Noteholder for the purposes of Clause 31.2 (Contact details) and the Trustee shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Bridge Noteholder.
1.15Credit appraisal by the Finance Parties
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Bridge Finance Document, each Finance Party confirms to the Security Agent and Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Bridge Finance Document including but not limited to:
(a)the financial condition, status and nature of each member of the Group;
(b)the legality, validity, effectiveness, adequacy or enforceability of any Bridge Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bridge Finance Document or the Security Property;
(c)whether that Bridge Noteholder has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Bridge Finance Document, the Security Property, the transactions contemplated by the Bridge Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bridge Finance Document or the Security Property;
(d)the adequacy, accuracy or completeness of any information provided by the Trustee, any Party or by any other person under or in connection with any Bridge Finance Document, the transactions contemplated by any Bridge Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bridge Finance Document; and
(e)the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
1.16Trustee’s management time
Any amount payable to the Trustee under Clause 20.3 (Indemnity to the Trustee), Clause 21 (Expenses) and Clause 16.10 (Bridge Noteholders’ indemnity to the Trustee) shall include the cost of utilising the management time or other resources of the Trustee and will be calculated on the basis of such reasonable daily or hourly rates as the Trustee may notify to the Issuer and the Bridge Noteholders, and is in addition to any fee paid or payable to the Trustee under Clause 19 (Fees).
1.17Deduction from amounts payable by the Security Agent or Trustee
If any Party owes an amount to the Security Agent or Trustee under the Bridge Finance Documents the Trustee may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Security Agent or Trustee would otherwise be obliged to make under the Bridge Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Bridge Finance Documents that Party shall be regarded as having received any amount so deducted.
1.18Reliance and engagement letters
The Trustee may obtain and rely on any certificate, report or other document from any professional adviser or expert (including any Obligor’s auditor) and may enter into any reliance letter or engagement letter relating to that certificate, report or other document on such terms as it may consider appropriate (including, without limitation, restrictions on the adviser’s or expert’s liability and the extent to which that certificate, report or other document may be relied on or disclosed).

1.19Application of Moneys
All sums received by the Trustee under this Agreement shall be held by the Trustee on trust to apply them in the following order:
(a)to pay or satisfy the costs, fees (including remuneration and other amounts payable to it hereunder), charges, and expenses properly incurred by, and liabilities incurred by or payable to, the Trustee in carrying out its functions under this Agreement and any other Bridge Finance Document;
(b)to pay pari passu and rateably any amounts due but unpaid in respect of any Notes; and
(c)to pay any balance to the Issuer.
1.20Supplements to the trustee acts
(a)The following provisions supplement and amend the Trustee Act 1925 and the Trustee Act 2000.
(b)The Trustee shall have absolute discretion as to the exercise of its powers and obligations under this Agreement and to resolve any questions or doubts arising in relation to any provisions of this Agreement, unless otherwise provided in this Agreement. The exercise of the Trustee’s discretion shall be conclusive and binding on the Bridge Noteholders. The Trustee shall not be liable for any liability resulting from the exercise of such discretion.
(c)The Trustee may request, and accept as evidence of any fact, a certificate signed by a signatory of the Issuer and shall not be liable for any liability resulting from the information contained in such certificate.
(d)The Trustee shall not be required to disclose to any Bridge Noteholder any confidential information given to it by any Obligor.
(e)The Trustee shall not be bound to take any steps to discover whether a Default or an Event of Default has occurred. Unless it has actual knowledge of such an event, it shall be entitled to assume that no Default or Event of Default has occurred.
(f)The Trustee may act on the advice or opinion of any lawyer, accountant, banker, surveyor or other expert received by any means, including by letter or fax.
(g)The Trustee may appoint and pay any Affiliate (including a Trustee Affiliate), agent or agents to perform any of the obligations of the Trustee specified in this Agreement if it considers, in its absolute discretion, that such appointment is in the best interests of the Bridge Noteholders.
(h)The Trustee may delegate any or all of its duties specified in this Agreement to any person at any time if it considers, in its absolute discretion, that such appointment is in the best interests of the Bridge Noteholders.
(i)The Trustee may appoint and pay any person to act as its nominee in relation to any asset held by it under this Agreement.
(j)The Trustee shall not be liable if it accepts as valid any Note or Certificate, that is later found not to be authentic.
(k)The Trustee shall not be bound to give notice to any person of the execution of any documents referred to in this Agreement.

(l)Section 1 of the Trustee Act 2000 shall not apply to any acts of the Trustee.
1.21Trustee Additional Remuneration
In the event of the occurrence of an Event of Default or a Default, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration, calculated at its normal hourly rates in force from time to time. In any other case, if either the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which are agreed by the Trustee, and the Issuer to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties as Trustee under this Agreement or the Notes and/or the other Bridge Finance Documents, the Issuer will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause 16.21, as determined by an investment bank of international repute (acting as expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee will be paid by the Issuer. The determination of such investment bank will be conclusive and binding on the Issuer, the Trustee, and the Bridge Noteholders.
17SECURITY AGENT
(a)The Security Agent confirms that:
(i)it shall, at all times, act in accordance with the terms set forth in the Intercreditor Agreement;
(ii)it holds the Security Property on trust for the Secured Parties in accordance with clause 19 (The Security Agent) of the Intercreditor Agreement; and
(iii)the proceeds of enforcement of the Transaction Security will be applied in accordance with the terms of the Intercreditor Agreement.
(b)In acting or otherwise exercising its rights or performing its duties under any of the Bridge Finance Documents, the Security Agent shall act in accordance with the provisions of this Agreement and the Intercreditor Agreement and shall seek any necessary instruction or direction from the Trustee. In so acting, the Security Agent shall have the rights, benefits, protections, indemnities and immunities set out in this Agreement and the Intercreditor Agreement and shall not incur any liability to any Party.
(c)In the event there is an inconsistency or conflict between the rights, duties, benefits, obligations, protections, immunities or indemnities of the Security Agent (the Security Agent Provisions) as contained in this Agreement and/or the Intercreditor Agreement, on the one hand, and in any of the other Bridge Finance Documents, on the other hand, the Security Agent Provisions contained in this Agreement and/or the Intercreditor Agreement shall prevail and apply.
(d)The Security Agent Provisions contained in the Intercreditor Agreement are for the benefit of the Security Agent and shall survive the discharge or termination of the Intercreditor Agreement and the resignation of the Security Agent.
18EVIDENCE AND CALCULATIONS
1.1Accounts
Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

1.2Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under the Bridge Finance Documents will set out the basis of calculation in reasonable detail and will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.
1.3Calculations
(a)Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Trustee determines is market practice.
(b)The total amount of any accrued interest, commission or fee (or of any amount equal to that interest, commission or fee) which is, or becomes, payable under a Bridge Finance Document shall be rounded to the nearest 2 decimal places.
19FEES
1.1Trustee’s fee
The Issuer (or, as applicable, Issuer 2) must pay to the Trustee for its own account an agency fee in the manner agreed in the Fee Letter between the Trustee and the Issuer.
1.2Security Agent’s fee
The Issuer (or, as applicable, Issuer 2) must pay to the Security Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Security Agent and the Issuer.
1.3OID
The Issuer (or, as applicable, Issuer 2) shall pay or procure to be paid the OID Fee in the amount and at the times agreed in a Fee Letter.
1.4Deferred upfront fee
The Issuer (or, as applicable, Issuer 2) shall pay or procure to be paid the deferred upfront fee (the “Deferred Upfront Fee”) in the amount and at the times agreed in a Fee Letter.
20INDEMNITIES AND BREAK COSTS
1.1Currency indemnity
(a)The Issuer must, as an independent obligation and within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs as a consequence of:
(i)that Secured Party receiving an amount in respect of an Obligor’s liability under the Bridge Finance Documents; or
(ii)that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Bridge Finance Document.
(b)Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Bridge Finance Documents in a currency other than that in which it is expressed to be payable.

1.2Other indemnities
The Issuer must, within three (3) Business Days of demand, indemnify each Secured Party against any loss or liability (other than any loss or liability due to the gross negligence or wilful conduct of such Secured Party) which that Secured Party incurs as a consequence of:
(a)the occurrence of any Event of Default;
(b)any failure by an Obligor to pay any amount due under a Bridge Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Bridge Noteholders under this Agreement;
(c)(other than by reason of negligence or default by that Secured Party) any Note not being made after a Request has been delivered for that Note; or
(d)a Note (or part of a Note) not being prepaid in accordance with this Agreement.
The Issuer’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Bridge Finance Document or any Note.
1.3Indemnity to the Trustee
(a)The Issuer shall promptly (and, in any event, within three (3) Business Days of demand) indemnify the Trustee against any cost, loss or liability incurred as a result of:
(i)investigating any event which the Trustee reasonably believes to be a Default;
(ii)acting or relying on any notice which the Trustee reasonably believes to be genuine, correct and appropriately authorised; or
(iii)instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.
(b)This indemnity given by the Issuer under or in connection with this Agreement is a continuing obligation, independent of the relevant Issuer's other obligations under or in connection with this Agreement or any other Finance Document and survives after this Agreement or that Finance Document is terminated.
1.4Break Costs
(a)The Issuer (or, as applicable, Issuer 2) must pay to each Bridge Noteholder its Break Costs if the Notes or an overdue amount is redeemed otherwise than on the last day of any Interest Period applicable to it.
(b)Break Costs are the amount (if any) determined by the relevant Bridge Noteholder by which:
(i)the interest (excluding the Margin) which that Bridge Noteholder would have received for the period from the date of receipt of any part of its share in the Notes or an overdue amount to the last day of the applicable Interest Period for the Notes or overdue amount if the principal or overdue amount received had been paid on the last day of that Interest Period;

exceeds
(ii)the amount which that Bridge Noteholder would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the day of receipt (if received on or prior to 1 p.m.) or the Business Day following receipt (if received after 1 p.m.) and ending on the last day of the applicable Term.
(c)Each Bridge Noteholder must supply to the Trustee for the Issuer (or, as applicable, Issuer 2) a certificate confirming details of the amount and basis of calculation of any Break Costs claimed by it under this Subclause.
21EXPENSES
1.1Initial costs
The Issuer must pay to each Administrative Party the amount of all reasonable costs and expenses (including legal fees in accordance with the terms of the relevant capped fee arrangement and registration costs) incurred by it in connection with the negotiation, preparation, printing, entry into, attachment, perfection and syndication of the Bridge Finance Documents.
1.2Subsequent costs
(a)The Issuer must, within three (3) Business Days of demand, pay to the Trustee, the Security Agent and the other Finance Parties (as applicable) the amount of all costs and expenses (including legal fees subject to agreement of the scope and fees in respect of such arrangements, including without limitation any applicable caps) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with:
(i)the negotiation, preparation, printing and entry into of any Bridge Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and
(ii)any amendment, waiver or consent requested by or on behalf of an Obligor.
(b)The Issuer shall pay any reasonable fees, costs and expenses of any Bridge Noteholder Advisors appointed by the Noteholders pursuant to and subject to the terms of Clause 14.33 (Advisors to the Bridge Noteholders).
1.3Enforcement costs
The Issuer must pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Bridge Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.
22AMENDMENTS AND WAIVERS
1.1Intercreditor Agreement
This Clause 22 is subject to the terms of the Intercreditor Agreement.
1.2Procedure
(a)Except as provided in this Clause, any term of the Bridge Finance Documents may be amended or waived with the agreement of the Issuer and the Majority Bridge

Noteholders. The Trustee may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.
(b)The Trustee must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.
(c)Each Obligor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Issuer. This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Bridge Finance Documents is to remain in full force and effect.
1.3Exceptions
(a)Subject to Subclause (b) below, an amendment or waiver which relates to:
(i)the definition of “Majority Bridge Noteholders”, “Super Majority Bridge Noteholders”, “Restricted Person”, “Sanctions” and “Sanctions List” in Clause 1.1 (Definitions);
(ii)Clause 4.10 (Application of redemptions);
(iii)an extension of the date of payment of any amount to a Bridge Noteholder under Bridge Finance Documents;
(iv)a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Bridge Noteholder under the Bridge Finance Documents;
(v)a release of an Obligor other than in accordance with the terms of this Agreement;
(vi)a term of a Bridge Finance Document which expressly requires the consent of each Bridge Noteholder;
(vii)the right of a Bridge Noteholder to assign its rights or obligations under the Bridge Finance Documents;
(viii)(other than as expressly permitted by the provisions of any Bridge Finance Document) the nature or scope of:
(A)the guarantee and indemnity granted under Clause 10 (Guarantee and Indemnity);
(B)any Transaction Security or the Charged Property; or
(C)the manner in which the proceeds of enforcement of the Transaction Security are distributed;
(ix)(other than as expressly permitted by the provisions of any Bridge Finance Document) the release of any guarantee and indemnity granted under Clause 10 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Bridge Finance Document; or
(x)this Clause,
may only be made with the consent of all the Bridge Noteholders.

(b)An amendment or waiver which relates to Clause 14.24 (No repayment of Existing Notes or bilateral or other facilities) may only be made with the consent of the Super Majority Bridge Noteholders.
(c)An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.
(d)A Fee Letter which sets out the fees payable to an Administrative Party may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Issuer.
1.4Change of currency
If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Bridge Finance Documents will be amended to the extent the Trustee (acting reasonably and after consultation with the Issuer) determines is necessary to reflect the change.
1.5Waivers and remedies cumulative
The rights of each Finance Party under the Bridge Finance Documents:
(a)may be exercised as often as necessary;
(b)are cumulative and not exclusive of its rights under the general law; and
(c)may be waived only in writing and specifically.
Delay in exercising or non-exercise of any right is not a waiver of that right.
1.6Maintenance of Register
(a)Each of the Issuer and Issuer 2 shall maintain (in the case of the Issuer, at all times outside the United Kingdom) and make available upon reasonable prior notice at reasonable times for inspection by the Trustee and each Bridge Noteholder in respect of its own Notes (solely for the purposes of this Clause 22.6) a register (each a “Register”) on which it will record the names and addresses of each Bridge Noteholder and the outstanding amount of Notes held by each Bridge Noteholder issued by it.
(b)The entries in each Register shall, in the absence of manifest error, be conclusive and the Obligors and the Finance Parties shall treat each person whose name is recorded in each Register as a Bridge Noteholder pursuant to and in accordance with the terms of this Agreement as a Bridge Noteholder for all purposes under the Bridge Finance Documents.
(c)Any failure to make or update a Register, or any error in a Register, will not affect any Obligor’s obligations in respect of the Notes.
(d)The Issuer (or, as applicable, Issuer 2) will promptly update the relevant Register upon being notified of the relevant Assignment Date.
(e)The Issuer (or, as applicable, Issuer 2) will provide a copy of the relevant Register to the Trustee on request.
(f)Except as required by law, the Issuer (or, as applicable, Issuer 2) and the Trustee will be entitled to recognise only the registered holder of any Notes as the absolute owner thereof for all purposes and shall not (except as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Notes may be subject and the receipt of the registered holder for the time being of any Notes, or in the case of joint registered holders the receipt of any of them, for the principal moneys payable in respect thereof or for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof shall be a good discharge to the Issuer (or, as applicable, Issuer 2), notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Notes, interest or moneys. The Issuer (or, as applicable, Issuer 2) shall not be bound to enter any notice of any trust, whether express, implied or constructive, on the relevant Register in respect of any Notes.
(g)Each Bridge Noteholder will be recognised by the Issuer (or, as applicable, Issuer 2) as entitled to its Notes free from any equity, set-off or cross-claim on the part of the Issuer (or, as applicable, Issuer 2) against the original or any intermediate holder of the Notes.
(h)Every instrument of transfer must be signed by the transferor (or by a person authorised to sign on behalf of the transferor) and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the relevant Register in respect thereof.
(i)Every instrument of transfer must be left for registration at the address where the relevant Register is maintained for the time being together with such other evidence as the Issuer (or, as applicable, Issuer 2) and the Trustee may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so.
1.7Replacement of Screen Rate
(a)Subject to (a) of Clause 22.3 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for any issue of Notes, any amendment or waiver which relates to:
(i)providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate;
(ii)
(A)aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(B)enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);
(C)implementing market conventions applicable to that Replacement Benchmark;
(D)providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation) , may be made with the consent of the Trustee (acting on the instructions of the Majority Bridge Noteholders) and the Issuer.
(b)In this Clause 22.7:
“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Replacement Benchmark” means a benchmark rate which is:
(a)formally designated, nominated or recommended as the replacement for a Screen Rate by:
(i)the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or
(ii)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;
(b)in the opinion of the Majority Bridge Noteholders and the Issuer, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or
(c)in the opinion of the Majority Bridge Noteholders and the Issuer, an appropriate successor to a Screen Rate.
“Screen Rate Replacement Event” means, in relation to a Screen Rate:
(d)the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Bridge Noteholders and the Issuer, materially changed;
(e)
(i)
(A)the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent;
(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;
(i)the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;
(ii)the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or
(iii)the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or
(f)the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Bridge Noteholders and the Issuer) temporary; or
(g)in the opinion of the Majority Bridge Noteholders and the Issuer, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
23PROHIBITION ON DEBT PURCHASE TRANSACTIONS BY THE GROUP
The Issuer shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction.
24CHANGES TO THE PARTIES
1.1Assignments and transfers by Obligors
No Obligor may assign or transfer any of its rights and obligations under the Bridge Finance Documents without the prior consent of all the Bridge Noteholders.
1.2Assignments and transfers by Bridge Noteholders
(a)Subject to the terms of this Clause, a Bridge Noteholder (the “Existing Bridge Noteholder”) may at any time assign any of its rights and obligations under this Agreement to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets pursuant to the terms of an assignment instrument (the “New Bridge Loan Noteholder”).
(b)Any reference in this Agreement to a Bridge Noteholder includes a New Bridge Loan Noteholder but excludes a Bridge Noteholder if no amount is or may be owed to or by it under this Agreement.
(c)To permit registrations of transfers and exchanges, the Existing Bridge Noteholder shall procure that the definitive Certificates are surrendered for transfer or exchange or cancelation (as applicable) to the Issuer (or, as applicable, Issuer 2) and the Issuer (or, as applicable, Issuer 2) shall execute new Certificates (with the form of transfer in respect thereof duly executed) at its specified office in favour of the New Bridge Loan Noteholder upon registration in the Register. The Issuer (or, as applicable, Issuer 2) will within seven (7) Business Days of receipt at the specified office of the Issuer (or, as applicable, Issuer 2) of a duly completed form of transfer endorsed on the relevant Certificate, deliver a new Certificate to the New Bridge Loan Noteholder (and, in the case of a transfer of part only of a Note, deliver a Note for the untransferred balance to the Existing Bridge Noteholder) at the specified office of the Issuer (or, as applicable, Issuer 2) or (at the risk and, if mailed at the request of the New Bridge Loan Noteholder or, as the case may be, the Existing Bridge Noteholder otherwise than by ordinary mail, at the expense of the New Bridge Loan Noteholder or, as the case may be, the Existing Bridge Noteholder) mail the Note by uninsured mail to such address as the New Bridge Loan Noteholder or, as the case may be, the Existing Bridge Noteholder may request.
(d)Any assignment or exchange shall include a processing and recordation fee of $3,500 payable by the New Bridge Loan Noteholder to the Trustee (unless the New Bridge Loan Noteholder is an Affiliate or a Related Entity of the Existing Bridge Noteholder or otherwise waived by the Trustee).
(e)It is neither the responsibility nor the obligation of the Trustee to monitor compliance with the contractual restrictions on transfers set out above.
(f)The Trustee shall notify the Issuer (or, as applicable, Issuer 2) of any assignment or transfer of notes made pursuant to (a) above promptly following the occurrence of such assignment or transfer.
(g)Each Bridge Noteholder represents and agrees that (i) it is not a retail investor and (ii) it has not offered, sold or otherwise made available and will not sell any Notes to any retail investor in the United Kingdom. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. The expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(h)Each Bridge Noteholder represents and agrees that (i) it is not a retail investor and (ii) it has not offered, sold or otherwise made available and will not sell any Notes to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), or (b) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129. The expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(i)Subject to paragraph (j) below, no Bridge Noteholder may assign or transfer any of its rights and obligations under the Bridge Finance Documents or take any actions in relation thereto if and to the extent that it would cause Issuer 2 to breach section 755 of the Companies Act 2006.
(j)If any party determines that the restriction in paragraph (i) above applies to any proposed assignment or transfer of the New Bridge Notes, the Majority Bridge Noteholders may direct Issuer 2 to take (or the Issuer to procure that each other member of the Group shall take) steps to mitigate any circumstances which arise and which result or would result in such assignment or transfer causing Issuer 2 to breach section 755 of the Companies Act 2006, which may include requiring Issuer 2 to (x) transfer all of its rights and obligations as Issuer 2 under the Bridge Finance

Documents to another member of the Group or to a newly incorporated entity (as directed by the Majority Bridge Noteholders), (y) re-register as a public company and (z) execute such documentation as may be required by the Majority Bridge Noteholders to ensure that the Finance Parties (or the Security Agent on their behalf) will continue to have the same or substantially equivalent guarantees and security following the completion of any such mitigating steps.
1.3Limitation of responsibility of Existing Bridge Noteholder
(a)Unless expressly agreed to the contrary, an Existing Bridge Noteholder makes no representation or warranty and assumes no responsibility to a New Bridge Loan Noteholder for:
(i)the financial condition of an Obligor; or
(ii)the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:
(A)any Bridge Finance Document, the Transaction Security or any other document;
(B)any statement or information (whether written or oral) made in or supplied in connection with any Bridge Finance Document; or
(C)any observance by an Obligor of its obligations under any Bridge Finance Document or any other documents,
(D)and any representations or warranties implied by law are excluded.
(b)Each New Bridge Loan Noteholder confirms to the Existing Bridge Noteholder and the other Finance Parties that it:
(i)has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Bridge Finance Documents (including the financial condition and affairs of each Obligor and its related parties and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and
(ii)has not relied exclusively on any information supplied to it by the Existing Bridge Noteholder in connection with any Bridge Finance Document or the Transaction Security.
(c)Nothing in any Bridge Finance Document requires an Existing Bridge Noteholder to:
(i)accept a re-transfer from a New Bridge Loan Noteholder of any of the rights and obligations assigned or transferred under this Clause; or
(ii)support any losses incurred by the New Bridge Loan Noteholder by reason of the non-performance by any Obligor of its obligations under any Bridge Finance Document or otherwise.
1.4Costs resulting from change of Bridge Noteholder or Facility Office
If:
(a)a Bridge Noteholder assigns or transfers any of its rights or obligations under the Bridge Finance Documents or changes its facility office; and

(b)as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost to the New Bridge Loan Noteholder or Bridge Noteholder acting through its new facility office, then the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if that assignment, transfer or change had not occurred.
1.5Additional Guarantor
(a)Each Subsidiary of the Issuer in existence as at the Original Issue Date Listed in Part 1 of Schedule 1 (Original Obligors) will be party to this Agreement as a Guarantor on the Original Issue Date.
(b)If at any time after the Original Issue Date, any Subsidiary is required to become an Additional Guarantor:
(i)the Issuer must give not less than ten (10) Business Days prior notice to the Trustee (who must promptly notify the Bridge Noteholders);
(ii)the Issuer must (following consultation with the Trustee) deliver to the Trustee the relevant documents and evidence listed in Schedule 2 (Conditions Precedent Documents required to be delivered by an Additional Guarantor); and
(iii)on or prior to the accession of any Subsidiary in accordance with this Clause 24.5, the Holding Issuer of such Subsidiary (if not an Obligor) shall also accede as an Additional Guarantor.
(c)If the accession of an Additional Guarantor requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Issuer must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Bridge Noteholder) to enable a Finance Party or prospective new Bridge Noteholder to carry out and be satisfied with the results of all applicable know your customer requirements.
(d)The relevant Subsidiary will become an Additional Guarantor when the Trustee notifies the other Finance Parties and the Issuer that it has received all of the documents and evidence referred to in paragraph (b)(ii) above in form and substance satisfactory to it. The Trustee must give this notification as soon as reasonably practicable.
(e)Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Issuer, to the Trustee constitutes confirmation by that Subsidiary and the Issuer that the Repeating Representations are then correct.
1.6Security over Bridge Noteholders’ rights
Notwithstanding any other provision of this Clause, each Bridge Noteholder may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Bridge Finance Document to secure obligations of that Bridge Noteholder pursuant to:

(a)any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank or a government authority or agency including HM Treasury; and
(b)in the case of any Bridge Noteholder which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Bridge Noteholder as security for those obligations or securities, except that no such charge, assignment or Security Interest will:
(i)release a Bridge Noteholder from any of its obligations under the Bridge Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for the Bridge Noteholder as a party to any of the Bridge Finance Documents; or
(ii)require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Bridge Noteholder under the Bridge Finance Documents.
1.7Replacement of Bridge Noteholders
(a)In this Subclause:
“Affected Bridge Noteholder” means, at any time, a Bridge Noteholder in respect of which the Issuer (or, as applicable, Issuer 2) is at that time:
(i)entitled to serve a notice under sub-paragraphs (a)(i)(A) or (a)(i)(B) of Clause 4.8 (Right of repayment of a single Bridge Noteholder), but has not done so; or
(ii)obliged to repay any amount in accordance with Clause 4.1 (Illegality of a Bridge Noteholder).
“Replacement Bridge Noteholder” means a Bridge Noteholder or any other bank, financial institution, trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets selected by the Issuer (or, as applicable, Issuer 2) which:
(iii)in the case of a person which is not an existing Bridge Noteholder, is acceptable to the Trustee (acting reasonably); and
(iv)is willing to assume all of the obligations of the Affected Bridge Noteholder.
(b)Subject to paragraph (f) below, the Issuer (or, as applicable, Issuer 2) may, on giving ten (10) Business Days’ prior notice to the Trustee and an Affected Bridge Noteholder, require that Affected Bridge Noteholder to transfer all of its rights and obligations under this Agreement to a Replacement Bridge Noteholder.
(c)The Affected Bridge Noteholder shall procure that the definitive Certificates are surrendered for transfer or exchange or cancelation (as applicable) to the Issuer (or, as applicable, Issuer 2) and the Issuer (or, as applicable, Issuer 2) shall execute new Certificates (with the form of transfer in respect thereof duly executed) at its specified office in favour of the Replacement Bridge Noteholder upon registration in the Register. The Issuer (or, as applicable, Issuer 2) will within seven (7) Business Days of receipt at the specified office of the Issuer (or, as applicable, Issuer 2) of a duly completed form of transfer endorsed on the relevant Certificate, deliver a new Certificate to the Replacement Bridge Noteholder (and, in the case of a transfer of part only of a Note, deliver a Note for the untransferred balance to the Affected Bridge Noteholder) at the specified office of the Issuer (or, as applicable, Issuer 2) or (at the risk and, if mailed at the request of the Replacement Bridge Noteholder or, as the case may be, the Affected Bridge Noteholder otherwise than by ordinary mail, at the expense of the Replacement Bridge Noteholder or, as the case may be, the Affected Bridge Noteholder) mail the Note by uninsured mail to such address as the Replacement Bridge Noteholder or, as the case may be, the Affected Bridge Noteholder may request.
(d)On receipt of a notice under paragraph (b) above the Affected Bridge Noteholder must transfer all of its rights and obligations under this Agreement:
(i)in accordance with Clause 24.2 (Assignments and transfers by Bridge Noteholders);
(ii)on the date specified in the notice;
(iii)to the Replacement Bridge Noteholder specified in the notice; and
(iv)for a purchase price equal to the aggregate of:
(A)the face value of the Affected Bridge Noteholder’s Notes;
(B)any Break Costs incurred by the Affected Bridge Noteholder as a result of the transfer; and
(C)all accrued interest, fees and other amounts payable to the Affected Bridge Noteholder under this Agreement as at the transfer date.
(e)No member of the Group may make any payment or assume any obligation to or on behalf of the Replacement Bridge Noteholder as an inducement for a Replacement Bridge Noteholder to become a Bridge Noteholder, other than as provided in paragraph (d) above.
(f)Notwithstanding the above, the Issuer’s (or, as applicable, Issuer 2’s) right to replace an Affected Bridge Noteholder may only be exercised whilst it is entitled to serve a notice under Clause 4.8 (Right of repayment of a single Bridge Noteholder) or when it has received a notice from that Affected Bridge Noteholder under Clause 4.1 (Illegality of a Bridge Noteholder).
(g)Any transfer of rights and obligations of an Affected Bridge Noteholder under this Clause is subject to the following conditions:
(i)neither the Issuer nor Issuer 2 has the right to replace the Trustee;
(ii)neither the Trustee nor the Affected Bridge Noteholder will have any obligation to the Issuer (or, as applicable, Issuer 2) to find a Replacement Bridge Noteholder; and
(iii)in no event will an Affected Bridge Noteholder be required to pay or surrender to the Replacement Bridge Noteholder any of the fees received by the Affected Bridge Noteholder under the Bridge Finance Documents.

25FINANCE PARTY DEFAULT
1.1General
In this Clause:
“Impaired Trustee” means the Trustee at any time when:
(a)it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Bridge Finance Documents by the due date for payment;
(b)it rescinds or repudiates a Bridge Finance Document, or
(c)an Insolvency Event has occurred and is continuing with respect to the Trustee;
(i)unless, in the case of paragraph (a) above:
(ii)its failure to pay is caused by:
(A)administrative or technical error; or
(B)a Disruption Event, and
payment is made within three Business Days of its due date; or
(iii)the Trustee is disputing in good faith whether it is contractually obliged to make the relevant payment.
“Insolvency Event” in relation to a Finance Party means that the Finance Party:
(a)is dissolved (other than as a result of a consolidation, amalgamation or merger);
(b)(other than a Finance Party which receives government or supra-government support howsoever described and/or provided) becomes insolvent or is unable to pay its debts, in each case under the laws of any relevant jurisdiction applicable to that Finance Party, or fails or admits in writing its inability generally to pay its debts as they become due;
(c)makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)institutes or has instituted against it, by a regulator, supervisor or similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law or other similar law affecting creditors’ rights, all other than by way of an Undisclosed Administration, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(e)has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition presented against it, that proceeding or petition is instituted or presented by a person or an entity not described in paragraph (d) above and:
(i)results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;
(f)has a resolution passed for its winding-up, official management or liquidation (other than as a result of a consolidation, amalgamation or merger);
(g)seeks or becomes subject to the appointment of an administrator, examiner, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, all other than by way of an Undisclosed Administration;
(h)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and that secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days of it;
(i)causes or its subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) (inclusive) above; or
(j)takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the acts referred to above.
1.2Impaired Trustee
(a)If, at any time, the Trustee becomes an Impaired Trustee, an Obligor or a Bridge Noteholder which is required to make a payment under the Bridge Finance Documents to the Trustee may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Bridge Noteholder making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Bridge Finance Documents. In each case the payments must be made on the due date for payment under the Bridge Finance Documents.
(b)All interest accrued on the amount standing to the credit of the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.
(c)A Party which has made a payment in accordance with this Subclause will be discharged of the relevant payment obligation under the Bridge Finance Documents and will not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)Promptly on the appointment of a successor Trustee under this Agreement, each Party which has made a payment to a trust account in accordance with this Subclause must give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Trustee for distribution in accordance with Clause 9.3 (Distribution).
1.3Replacement of Impaired Trustee
(a)If the Trustee is an Impaired Trustee, after consultation with the Issuer, the Majority Bridge Noteholders may, by giving 30 days’ notice (or any shorter notice the Majority Bridge Noteholders may agree) replace the Trustee by appointing a successor Trustee (acting through an office in the U.K.).

(b)The replacement of the Trustee and appointment of a successor Trustee under this Subclause will take effect on the date specified in that notice.
(c)Other than as set out in this Subclause, the provisions of Clause 16.12 (Replacement of the Trustee) apply to any replacement of the Trustee under this Subclause.
1.4Other Trustee matters
The Trustee must provide to the Issuer (or, as applicable, Issuer 2) within five Business Days of a request by the Issuer (or, as applicable, Issuer 2) (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Bridge Noteholders as at that Business Day, their respective holdings of Notes, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Bridge Noteholder for any communication to be made or document to be delivered under or in connection with the Bridge Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Bridge Noteholder to whom any communication under or in connection with the Bridge Finance Documents may be made by that means and the account details of each Bridge Noteholder for any payment to be distributed by the Trustee to that Bridge Noteholder under the Bridge Finance Documents.
1.5Communication when Trustee is Impaired Trustee
If the Trustee is an Impaired Trustee the Parties may, instead of communicating with each other through the Trustee, communicate with each other directly and (while the Trustee is an Impaired Trustee) all the provisions of the Bridge Finance Document which require communications to be made or notices to be given to or by the Trustee will be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision will not operate after a replacement Trustee has been appointed.
26DISCLOSURE OF INFORMATION
(a)Each Finance Party must keep confidential and not disclose to anyone any information supplied to it by or on behalf of any member of the Group, any of their advisers or another Finance Party (if the information was obtained by that Finance Party directly or indirectly from any member of the Group or its advisers) in connection with the Bridge Finance Documents or of which it becomes aware of in its capacity as, or for the purpose of becoming, a Finance Party. Each Finance Party must ensure that all such information is protected with security measures and a degree of care that would apply to its own confidential information. However, a Finance Party is entitled to disclose information, subject to paragraph (c) below:
(i)which is or becomes publicly available, other than as a direct or indirect result of a breach by that Finance Party of this Clause;
(ii)if required or requested to do so by a governmental, banking, taxation, other regulatory authority, court of competent jurisdiction, the rules of relevant stock exchange or under any law or regulation, if the person to whom the information is to be given is informed of its confidential nature and that some or all of such information may be price-sensitive information except that there shall be no requirement to inform if, in the reasonable opinion of that Finance Party, it is not practicable to do so in the circumstances;
(iii)to its professional advisers which are subject to professional obligations to maintain the confidentiality of such information (or if not subject to professional obligations to maintain the confidentiality of such information, which is bound by an obligation of confidentiality to such Finance Party) and is informed in writing of its confidential nature and that some or all of such confidential information may be price-sensitive information;

(iv)to any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative investigations, proceedings or disputes relating to the Bridge Finance Documents if the person to whom the confidential information is to be given is informed of its confidential nature and that some or all of such confidential information may be price-sensitive information;
(v)which is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers;
(vi)which is known by that Finance Party before the date the information is disclosed to it in accordance with the first paragraph of this paragraph (a) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;
(vii)to another Party unless such Party has notified the Trustee under Clause 12.8 (Information for Bridge Noteholders) that it does not wish to receive information;
(viii)with the agreement of the Issuer;
(ix)to any person to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to Clause 24.6 (Security over Bridge Noteholders’ rights), such confidential information as that Finance Party shall consider appropriate if the person to whom the confidential information is to be given is bound by an obligation of confidentiality to such Finance Party and is informed of its confidential nature and that some or all of such confidential information may be price-sensitive information;
(x)to any of its Affiliates and Related Entities and any of its or their officers, directors, employees, professional advisers, auditors, investors, partners and Representatives, such confidential information as that Finance Party shall consider appropriate if any person to whom the confidential information is to be given pursuant to this paragraph (x) is bound by an obligation of confidentiality to such Finance Party (or is otherwise subject to professional obligations to maintain the confidentiality of the information) and is informed in writing of its confidential nature and that some or all of such confidential information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the confidential information;
(xi)to any person with whom it may enter into, or has entered into, or who may invest in or otherwise finance, directly or indirectly, any kind of transfer, assignment, participation or other transaction or agreement in relation to this Agreement, the Bridge Finance Documents and/or one or more Obligors (a participant) and their Affiliates, Related Entities, Representatives and professional advisers such confidential information as that Finance Party shall consider appropriate if the person to whom the confidential information is to be given is informed that some or all of such confidential information may be price-sensitive information and is bound by an obligation of confidentiality to such Finance Party or is otherwise subject to professional obligations to maintain the confidentiality of the information; and

(xii)any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Notes or one or more Obligors the following information:
(A)the names of Obligors;
(B)the country of domicile of Obligors;
(C)the place of incorporation of Obligors;
(D)the date of this Agreement;
(E)the name of the Trustee;
(F)the date of each amendment or restatement of this Agreement;
(G)the amount of the Notes in issuance;
(H)the currency of the Notes;
(I)the type of the Notes;
(J)the ranking of the Notes;
(K)the Final Maturity Date;
I.changes to any of the information previously supplied pursuant to sub-paragraphs (A) to (K) above once the Obligors has had reasonable opportunity to determine whether such information is price-sensitive information; and
II.such other information agreed between that Finance Party and the Issuer, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
Each Obligor represents that none of the information set out in sub-paragraphs I to II above is unpublished price-sensitive information.
(b)This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.
(c)The Issuer shall not, and the Issuer shall procure that no member of the Group (or any person on its behalf or on behalf of any member of the Group) shall disclose any Fee Letter relating to the OID Fee or the Deferred Upfront Fee (or any information contained therein) to:
(i)any person other than a Secured Party;
(ii)any of its Related Parties and any of its and their professional advisors and auditors; or

(iii)any other person such confidential information as that the Issuer shall consider appropriate if any person to whom the confidential information is to be given pursuant to this paragraph (c) is bound by an obligation of confidentiality to the Issuer or is otherwise subject to professional obligations to maintain the confidentiality of the information) and is informed in writing of its confidential nature and that some or all of such confidential information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the confidential information, without the prior written consent of the Majority Bridge Noteholders and the Issuer.
(d)Paragraph (c) above does not apply to any announcement or disclosure required by law or regulation or any applicable stock exchange.
27SET-OFF
If an Event of Default is continuing under Clause 15.2 (Non-payment), a Finance Party may set off any matured obligation owed to it by an Obligor under the Bridge Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to an Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
28PRO RATA SHARING
1.1Redistribution
If any amount owing by an Obligor under this Agreement to a Finance Party (the “recovering Finance Party”) is discharged by payment, set-off or any other manner other than in accordance with this Agreement (a recovery), then:
(a)the recovering Finance Party must, within three Business Days, supply details of the recovery to the Trustee;
(b)the Trustee must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Trustee under this Agreement; and
(c)the recovering Finance Party must pay to the Trustee an amount equal to the excess (the “redistribution”).
1.2Effect of redistribution
(a)The Trustee must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.
(b)When the Trustee makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.
(c)If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)If:
(i)a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and
(ii)the recovering Finance Party has paid a redistribution in relation to that recovery, each Finance Party must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.
1.3Exceptions
Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:
(a)it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or
(b)it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:
(i)the recovering Finance Party notified the Trustee of those proceedings; and
(ii)the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.
29SEVERABILITY
If a term of a Bridge Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:
(a)the legality, validity or enforceability in that jurisdiction of any other term of the Bridge Finance Document; or
(b)the legality, validity or enforceability in other jurisdictions of that or any other term of the Bridge Finance Document.
30COUNTERPARTS
Each Bridge Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Bridge Finance Document.
31NOTICES
1.1In writing
(a)Any communication in connection with a Bridge Finance Document must be in writing and, unless otherwise stated, may be given:
(i)in person, by post or by email; or
(ii)to the extent agreed by the Parties making and receiving communication, by other electronic communication.

(b)For the purpose of the Bridge Finance Documents, an electronic communication will be treated as being in writing.
(c)In no event shall the Trustee be liable for any losses arising from it receiving or transmitting any data to the Issuer (or, as applicable, Issuer 2) and/or any Bridge Noteholder or acting upon any notice, instruction or other communications via any Electronic Means. The Trustee has no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give such instructions or directions. The Issuer, Issuer 2 and/or the Bridge Noteholders agree that the above security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
(d)Unless it is agreed to the contrary, any consent or agreement required under a Bridge Finance Document must be given in writing.
1.2Contact details
(a)Except as provided below, the contact details of each Party for all communications in connection with the Bridge Finance Documents are those notified by that Party for this purpose to the Trustee on or before the date it becomes a Party.
(b)The contact details of the Issuer for this purpose are:
Address:    Babylon Holdings Limited, 1 Knightsbridge Green, London,     SW1X 7QA, United Kingdom
E-mail:    david.humphreys@babylonhealth.com (with a copy to legal-    corporate@babylonhealth.com)
Attention:    David Humphreys
(c)The contact details of Issuer 2 for this purpose are:
Address:    Babylon Group Holdings Limited, 1 Knightsbridge Green, London,     SW1X 7QA, United Kingdom
E-mail:    david.humphreys@babylonhealth.com (with a copy to legal-    corporate@babylonhealth.com)
Attention:    David Humphreys
(d)The contact details of the Trustee for this purpose are:
Address:    Kroll Agency and Trustee Services Limited, The News Building,     Level 6, 3 London Bridge Street, London SE1 9SG
Tel. Number:    +44 (0) 20 7029 5258
Email:    Deals@ats.kroll.com; sajdah.afzal@kroll.com
Attention:    Sajdah Afzal
(e)Any Party may change its contact details by giving five Business Days’ notice to the Trustee or (in the case of the Trustee) to the other Parties.

(f)Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.
1.3Effectiveness
(a)Except as provided below, any communication in connection with a Bridge Finance Document will be deemed to be given as follows:
(i)if delivered in person, at the time of delivery;
(ii)if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and
(iii)if by e-mail or any other electronic communication, when received in legible form.
(b)A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.
(c)A communication to the Trustee will only be effective on actual receipt by it.
1.4Obligors
All communications under the Bridge Finance Documents to or from an Obligor must be sent through the Trustee.
1.5Use of websites
(a)Except as provided below, the Issuer may deliver any information under this Agreement to a Bridge Noteholder by posting it on to an electronic website if:
(i)the Trustee and the Bridge Noteholders agree;
(ii)the Issuer and the Trustee designate an electronic website for this purpose;
(iii)the Issuer notifies the Trustee of the address of and password for the website; and
(iv)the information posted is in a format agreed between the Issuer and the Trustee.
The Trustee must supply each relevant Bridge Noteholder with the address of and password for the website.
(b)Notwithstanding the above, the Issuer must supply to the Trustee in paper form a copy of any information posted on the website together with sufficient copies for:
(c)any Bridge Noteholder not agreeing to receive information via the website; and
(d)within ten Business Days of request any other Bridge Noteholder, if that Bridge Noteholder so requests.
(e)The Issuer must, promptly upon becoming aware of its occurrence, notify the Trustee if:
(i)the website cannot be accessed;

(ii)the website or any information on the website is infected by any electronic virus or similar software;
(iii)the password for the website is changed; or
(iv)any information to be supplied under this Agreement is posted on the website or amended after being posted.
If the circumstances in subparagraphs (i) or (ii) above occur, the Issuer must supply any information required under this Agreement in paper form until the Trustee is satisfied that the circumstances giving rise to the notification are no longer continuing.
32LANGUAGE
(a)Any notice given in connection with a Bridge Finance Document must be in English.
(b)Any other document provided in connection with a Bridge Finance Document must be:
(i)in English; or
(ii)(unless the Trustee otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.
33USA PATRIOT ACT
Each Bridge Noteholder that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that, pursuant to the requirements of the USA Patriot Act, such Bridge Noteholder is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Bridge Noteholder to identify such Obligor in accordance with the USA Patriot Act.
34GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
35ENFORCEMENT
1.1Jurisdiction
(a)The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with any Bridge Finance Document.
(b)The English courts are the most appropriate and convenient courts to settle any such dispute in connection with any Bridge Finance Document. Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Bridge Finance Document.
(c)This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:
(i)proceedings in any other court; and

(ii)concurrent proceedings in any number of jurisdictions.
(d)References in this Clause to a dispute in connection with a Bridge Finance Document includes any dispute as to the existence, validity or termination of that Bridge Finance Document.
1.2Service of process
(a)Each Obligor not incorporated in England and Wales irrevocably appoints the Issuer as its agent under the Bridge Finance Documents for service of process in any proceedings before the English courts in connection with any Bridge Finance Document.
(b)If any person appointed as process agent under this Clause is unable for any reason to so act, the Issuer (on behalf of all the Obligors) must immediately (and in any event within seven days of the event taking place) appoint another agent on terms acceptable to the Trustee. Failing this, the Trustee may appoint another process agent for this purpose.
(c)Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.
(d)This Clause does not affect any other method of service allowed by law.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Original Obligors and is intended to be and is delivered by them as a deed on the date specified above and shall take effect as a deed notwithstanding the fact that the Security Agent and Trustee have executed this Agreement under hand.

Schedule 1

Original Parties
Part 1

Original Obligors

Issuer	Original Jurisdiction	Registration number (or equivalent, if any)
Babylon Holdings Limited	Jersey	115471

Name of Original Guarantor	Original Jurisdiction	Registration number (or equivalent, if any)
Babylon Group Holdings Limited	England and Wales	14707874
Babylon Healthcare Inc.	Delaware, United States	7309557
Babylon Partners Limited	England and Wales	08493276
Babylon Inc.	Delaware, United States	6861190

Part 2

The Original Bridge Noteholders as at the Amendment Date

Name of Original Bridge Noteholder	Tranche 1 Notes ($)	Tranche 2 Notes ($)	Tranche 3 Notes ($)
ALBACORE PARTNERS III INVESTMENT HOLDINGS DESIGNATED ACTIVITY COMPANY	5,271,955.06	4,393,295.88	3,514,636.71
ALBACORE PARTNERS II INVESTMENT HOLDINGS D DESIGNATED ACTIVITY COMPANY	2,682,204.81	2,235,170.68	1,788,136.54
ALBACORE STRATEGIC INVESTMENTS LP	231,225.32	192,687.77	154,150.21
VITALITY (IRELAND) FINANCING DESIGNATED ACTIVITY COMPANY	4,550,987.23	3,792,489.35	3,033,991.48
SC ACG EU PD SÀRL	1,063,627.58	886,356.32	709,085.06
Total	$13,800,000	$11,500,000	$9,200,000

Part 3
The New Bridge Noteholders as at the Amendment Date

Name of New Bridge Noteholder	Tranche 4 Notes ($)	Tranche 5 Notes ($)	Tranche 6 Notes ($)
ALBACORE PARTNERS III INVESTMENT HOLDINGS DESIGNATED ACTIVITY COMPANY	2,380,092.28	4,760,184.55	7,140,276.83
ALBACORE PARTNERS II INVESTMENT HOLDINGS D DESIGNATED ACTIVITY COMPANY	1,210,916.04	2,421,832.08	3,632,748.12
ALBACORE STRATEGIC INVESTMENTS LP	104,389.66	208,779.32	313,168.98
VITALITY (IRELAND) FINANCING DESIGNATED ACTIVITY COMPANY	2,054,602.02	4,109,204.04	6,163,806.07
Total	$5,750,000	$11,500,000	$17,250,000

Schedule 2

Conditions Precedent Documents required to be delivered by an Additional Guarantor
1.THE ACCESSION AGREEMENT
An Accession Agreement, duly executed by the Additional Guarantor and the Issuer.
2.ADDITIONAL GUARANTOR
(a)A copy of the constitutional documents of the Additional Guarantor (including a copy of any consents issued by the Jersey Financial Services Commission pursuant to the Control of Borrowing (Jersey) Order 1958 in respect of any Jersey Obligor).
(b)A copy of a resolution of the board of directors (or, if applicable, a committee of its board of directors, managers, or other equivalent officers (or, if required by local law, management or supervisory board, as applicable)) of the Additional Guarantor:
(i)approving the terms of, and the transactions contemplated by, the Accession Agreement and the Bridge Finance Documents and resolving that it execute the Accession Agreement;
(ii)authorising a specified person or persons to execute the Accession Agreement on its behalf; and
(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Bridge Finance Documents.
(c)A specimen of the signature of each person authorised on behalf of the Additional Guarantor to enter into or witness the entry into of any Bridge Finance Document or to sign or send any document or notice in connection with any Bridge Finance Document.
(d)(As appropriate) a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Bridge Finance Documents to which the Additional Guarantor is a party.
(e)(As appropriate) a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the terms of the resolution referred to in paragraph (d).
(f)A certificate of the Issuer or the Additional Guarantor (signed by a director or other equivalent officer) confirming that utilisation, guaranteeing, or securing, as appropriate, the Notes would not cause any borrowing, guaranteeing, security or similar limit binding on the Additional Guarantor to be exceeded.
(g)A certificate of an authorised signatory of the Issuer or the Additional Guarantor certifying that each copy document listed in this schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

3.LEGAL OPINIONS
(a)The following legal opinions, each addressed to the Trustee and the Bridge Noteholders:
(i)A legal opinion of the legal advisers of the Trustee and the Bridge Noteholders as to English law in the form distributed to the Trustee prior to signing the Accession Agreement.
(ii)If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales or is executing a Bridge Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers in the jurisdiction of its incorporation and/or the jurisdiction of the governing law of that Bridge Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and substantially in the form distributed to the Trustee prior to signing the Accession Agreement.
4.OTHER DOCUMENTS AND EVIDENCE
(a)If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 35.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.
(b)Any Transaction Security Documents which are required by the Trustee to be executed by the proposed Additional Guarantor and any notices or documents required to be given or executed under the terms of those Transaction Security Documents (unless the relevant Transaction Security Document does not require such notice or document to be given or executed prior to the expiry of a specified grace period).
(c)If the Additional Guarantor is not incorporated in England and Wales, Scotland or Northern Ireland, such documentary evidence, if available, as the Bridge Noteholders may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.
(d)If available, a copy of the latest audited financial statements of the Additional Guarantor.
(e)In respect of:
(i)the Additional Guarantor if it is incorporated in the United Kingdom and its shares are the subject of the Transaction Security; and
(ii)each Issuer incorporated in the United Kingdom whose shares are the subject of the Transaction Security created by the Additional Guarantor.
(each a Charged Issuer), either:
(A)a certificate of an authorised signatory of the Issuer certifying that:
(I)each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Issuer; and
(II)no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares,

together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Issuer, which, in the case of a Charged Issuer that is a member of the Group, is certified by an authorised signatory of the Issuer to be correct, complete and not amended or superseded as at a date no earlier than the date of the Accession Agreement; or
(B)a certificate of an authorised signatory of the Issuer certifying that such Charged Issuer is not required to comply with Part 21A of the Companies Act 2006.
(f)Evidence that the fees, costs and expenses then due from the Issuer in respect of the Accession Agreement have been paid.
(g)A copy of any other Authorisation or other document, opinion or assurance which the Trustee considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Agreement or for the validity and enforceability of any Bridge Finance Document.
(h)Evidence of compliance with “know your customer” requirements of any Finance Party (in accordance with their general business requirements and the laws applicable to the Additional Guarantor).

Schedule 3

[reserved]

Schedule 4

Form of Compliance Certificate
To:    [●] as Trustee
From:    [●] as the Issuer
Date:    [ ]
BABYLON HOLDINGS LIMITED – Bridge Loan Notes Facility Agreement
dated [●] (the Agreement)
1.We refer to the Agreement. This is a Compliance Certificate.
2.We confirm that as at [relevant testing date]:
1.1the aggregate gross assets and aggregate net assets of the members of the Group that are Guarantors (excluding all intra-Group items) represents [●] of the value of the total assets or net assets (respectively) of the Group;
1.2the aggregate revenues of the members of the Group that are Guarantors represents [●] of the value of the consolidated revenue of the Group; and
1.3each of the following entities is a Material Company:
[ ].
3.We set out below calculations establishing the figures in paragraph 2 above:
[ ].
4.We confirm that the guarantor coverage test set out in Clause [13.4] is met at [relevant testing date].
5. [We confirm that no Default is outstanding as at [relevant testing date].
[THE ISSUER]
By:    By:
_______________________    _________________________
Director    Chief Financial Officer / Group Finance Director

Schedule 5

Form of Accession Agreement
To:    [●] as Trustee and [●] as Security Agent for itself
From:    [THE ISSUER] and [Proposed Additional Guarantor]1
Date:    [●]
BABYLON HOLDINGS LIMITED – Bridge Loan Notes Facility Agreement
dated [●] 2023 (the Agreement)
We refer to the Agreement. This is an Accession Agreement.
[Name of Issuer] of [address/registered office] agrees to become an Additional Guarantor2 and to be bound by the terms of the Agreement as an Guarantor.3
[This Accession Agreement is intended to take effect as a deed.]4
This Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
[THE ISSUER]
By:

[PROPOSED ADDITIONAL GUARANTOR]1
By:

1     Delete as applicable.
2     Delete as applicable.
3     Delete as applicable.
4     If there is a concern whether there is any consideration for giving a guarantee, this Accession Agreement should be executed as a deed by the new Guarantor.

Schedule 6

Form of Certificate

[Face of Certificate]
THE NOTES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE NOTES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
US$ [●]    No. [000000]
[Babylon Holdings Limited]/[Babylon Group Holdings Limited]
(incorporated with limited liability under the laws of [Jersey]/England & Wales])
Unconditionally and irrevocably guaranteed by
Babylon Group Holdings Limited
(incorporated with limited liability under the laws of England & Wales)
Babylon Partners Limited
(incorporated with limited liability under the laws of England & Wales)
Babylon Healthcare Inc.
(incorporated with limited liability under the laws of Delaware)
Babylon Inc.
(incorporated with limited liability under the laws of Delaware)
US$[●] Notes due 2026
This Certificate is issued in respect of the US$[] (TRANCHE NOMINAL AMOUNT) Notes due 2026 [to be consolidated and form a single series with the US$[] [SERIES NOMINAL AMOUNT] on [insert last day of first interest period of new tranche])] of [Babylon Holdings Limited][Babylon Group Holdings Limited] (the “Issuer”) issued in integral multiples of US$0.01 in excess thereof.
References herein to the “Bridge Notes Facility Agreement” (or to any particular clause reference) shall be to the bridge loan notes facility agreement between (among others) the Trustee and the Issuer dated [●] (as amended and/or amended and restated from time to time) set out below. Words and expressions defined in the Bridge Notes Facility Agreement shall bear the same meaning when used in this Certificate. This Certificate is issued with the benefit of, and subject to the provisions contained in, the Bridge Notes Facility Agreement and the subscription agreement between the [Original Bridge Noteholders][New Bridge Noteholders] and the Issuer dated [●] (the “[Second] Subscription Agreement”).
This Certificate is issued in respect of Notes having an aggregate principal amount of:
[U.S.$] [                  ] ([                  ] [UNITED STATES DOLLARS])
THIS IS TO CERTIFY that [    ] is/are the registered holder(s) of the Notes to which this Certificate relates and is/are entitled to such interest and other amounts as are payable under the Bridge Notes Facility Agreement, all subject to and in accordance with the Bridge Notes Facility Agreement. The statements in the legend set out above are an integral part of the terms of this Certificate and, by acceptance of this Certificate, the registered holder of the Notes to which this Certificate relates agrees to be subject to and bound by the terms and provisions set out in the legend.
This Certificate is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time-to-time is entitled to payment in respect of this Certificate.
Any notices in connection with this Note shall be sent to [Address] or [Email] to the attention of [●].
This Certificate and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
If any provision in or obligation under the Notes evidenced by this Certificate is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under the Notes evidenced by this Certificate, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under the Notes evidenced by this Certificate.

IN WITNESS whereof this Certificate has been executed on behalf of the Issuer.
Dated:
[Babylon Holdings Limited]/[Babylon Group Holdings Limited]
By:

[Reverse of Note]
BRIDGE NOTES FACILITY AGREEMENT
[insert]
ISSUER
[Babylon Holdings Limited]/[Babylon Group Holdings Limited]

Form of Transfer of Note
FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)
US$[●] principal amount of the Notes evidenced by this Certificate and all rights hereunder, hereby irrevocably constituting and appointing [Babylon Holdings Limited]/[Babylon Group Holdings Limited] as attorney to transfer such principal amount of Notes in the register maintained by [Babylon Holdings Limited]/[Babylon Group Holdings Limited] with full power of substitution.
Signature(s)

The undersigned is acquiring US$[●] principal amount of the Notes evidenced by this Certificate and agrees to be bound by the obligations equivalent to those from which the transferor was bound under the Notes.
Signature(s)

Date:
NOTE:
1.    This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Bridge Notes Facility Agreement, must be endorsed on the Certificate to which this form of transfer relates and must be executed under the hand of the transferor or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or (a) in the case of a company incorporated in England and Wales, under the hand of two of its officers duly authorised in writing or (b) in the case of a foreign company, by way of the signature of any person(s) who, under the laws of the country of incorporation of that company, is/are acting under the authority of the company, and, in the case of (a) and (b) the document so authorising the officers must be delivered with this form of transfer.
2.    The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATORIES
[Not restated]

[Project Garden - Bridge Loan Notes Facility Agreement - Signature Page]